           As filed with the Securities and Exchange Commission on June 10, 1998
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           SECOND BANCORP INCORPORATED
             (Exact name of Registrant as specified in its charter)

              Ohio                                      6021                                  34-1547453
 ---------------------------------           ---------------------------                  -------------------
   (State or other jurisdiction              (Primary Standard Industrial                  (I.R.S. Employer
 of incorporation or organization)           Classification Code Number)                  Identification No.)

                                 108 Main Avenue
                               Warren, Ohio 44481
                                 (330) 841-0123
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

        Christopher Stanitz, Esq., Executive Vice President and Secretary
                           Second Bancorp Incorporated
                                 108 Main Avenue
                               Warren, Ohio 44481
                                 (330) 841-0123
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
Charles S. DeRousie, Esq. and                        Kevin  C. O'Neil
Michael D. Martz, Esq.                               Brouse & McDowell L.P.A.
Vorys, Sater, Seymour and Pease LLP                  500 First National Tower
52 East Gay Street                                   Akron, Ohio 44308
Columbus, Ohio 43215                                 (330) 535-5711
(614) 464-6400

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of the Registration Statement and upon the effective date of the merger ("Merger") of Enfin, Inc. with and into the Registrant pursuant to the Agreement and Plan of Merger described in the enclosed Prospectus/Proxy Statement included as Part I of this Registration Statement.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

   =================================================================================================================
                                                       Proposed maximum        Proposed maximum        Amount of
      Title of each class of       Amount to be            offering               aggregate          registration
   securities being registered     registered(1)      price per unit (2)      offering price (2)          fee
   -----------------------------------------------------------------------------------------------------------------
   Common Shares,
   without par value...........        586,000               N/A                  $4,486,016           $1,323.37
   =================================================================================================================

(1) Represents the maximum number of common shares of Registrant that the Registrant expects would be issuable to shareholders of Enfin, Inc. in the event of certain adjustments to the merger consideration would be required pursuant to the Agreement and Plan of Merger.
(2) Estimated solely for the purpose of computing the registration fee based upon $4,486,016, the book value of the Enfin, Inc. common shares, $1.00 stated value, to be exchanged in the Merger, as of May 31, 1998, in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933.

                               -------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                   SECOND BANCORP INCORPORATED                                        ENFIN, INC.
                           PROSPECTUS                                               PROXY STATEMENT
                        FOR UP TO 586,000                             FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
   COMMON SHARES, NO PAR VALUE, OF SECOND BANCORP INCORPORATED                        ENFIN, INC.
 TO BE ISSUED IN CONNECTION WITH THE MERGER OF ENFIN, INC. WITH              TO BE HELD ON _____ __, 1998
              AND INTO SECOND BANCORP INCORPORATED

         This Prospectus/Proxy Statement constitutes a Prospectus of Second Bancorp Incorporated, a bank holding company and an Ohio corporation ("Second Bancorp"), in respect of the common shares of Second Bancorp, no par value (the "Shares"), to be issued in connection with the proposed merger of Enfin, Inc., a bank holding company and an Ohio corporation ("Enfin"), into Second Bancorp. This Prospectus/Proxy Statement also constitutes a Proxy Statement of Enfin for use in connection with the solicitation of proxies by the Board of Directors of Enfin to be used at the Enfin Special Meeting (hereinafter defined). Enfin shareholders will be asked at the Enfin Special Meeting to consider and act upon a proposal to adopt the Agreement and Plan of Merger, dated April 1, 1998, by and between Second Bancorp and Enfin (the "Agreement"), a copy of which is attached hereto as Annex A, pursuant to which Enfin will merge with and into Second Bancorp (the "Merger"). This Prospectus/Proxy Statement is being furnished to the shareholders of Enfin on or about ____ __, 1998.

         In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding common shares of Enfin (the "Enfin Shares") will be canceled and extinguished on the effective date of the Merger (the "Effective Time") in consideration and exchange for .950 Shares, subject to certain adjustments (the "Exchange Ratio") as described below:

         (i) if the Second Bancorp Closing Price (defined below) exceeds $30.25, then the Exchange Ratio shall equal $28.74 divided by the Second Bancorp Closing Price; and

         (ii) if the Second Bancorp Closing Price is less than $24.75, then the Exchange Ratio shall equal $23.51 divided by the Second Bancorp Closing Price.

The "Second Bancorp Closing Price" is defined under the Agreement as the average closing price per Share on The Nasdaq Stock Market (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the most recent twenty (20) days on which actual trades of Shares occur ending on the seventh (7th) day immediately preceding the Effective Time.

Pursuant to the Agreement, in no event shall the Exchange Ratio exceed 1.069 Shares. In addition, in the event that Second Bancorp enters into any "change in control" or similar type transaction, the Exchange Ratio shall not be less than
 .718. See "SUMMARY - Terms of the Merger" and "THE MERGER - Exchange of Enfin Shares."

         As of _______ __, 1998, the last trading day before the printing of this Prospectus/Proxy Statement, the closing price of the Shares was $__.__. If the Second Bancorp Closing Price would be $__.__ at the Effective Time, the shareholders of Enfin would receive ___ Shares for each Enfin Share canceled and exchanged in the Merger. THIS EXAMPLE IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT DETERMINATIVE OF WHAT THE SECOND BANCORP CLOSING PRICE MAY BE AT THE EFFECTIVE TIME.

ENFIN SHAREHOLDERS WHO WISH TO EXERCISE DISSENTERS' RIGHTS MUST, AMONG OTHER THINGS, NOT VOTE IN FAVOR OF THE ADOPTION OF THE AGREEMENT AND THE APPROVAL OF THE MERGER AND MUST MAKE A WRITTEN DEMAND ON ENFIN ON OR BEFORE ______ __, 1998. SEE "RIGHTS OF DISSENTING SHAREHOLDERS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES WHICH ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT WHICH WILL BE ISSUED UPON THE CONSUMMATION OF THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER STATE OR FEDERAL AGENCY.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus/Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

       The date of this Prospectus/Proxy Statement is __________ __, 1998.

                              AVAILABLE INFORMATION

         Second Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Second Bancorp has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Shares to be issued to Enfin shareholders in the Merger. As permitted by the rules and regulations of the Commission, this Prospectus/Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed with the Commission by Second Bancorp under the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission in New York (at 7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Reports, proxy statements and other information concerning Second Bancorp may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006 . In addition, Second Bancorp files its reports, proxy statements and other information with the Commission electronically, and the Commission maintains a website located at http://www.sec.gov containing such information.

         This Prospectus/Proxy Statement is accompanied by a copy of Second Bancorp's Annual Report to Shareholders for 1997 and Second Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Prospectus/Proxy Statement incorporates by reference certain documents of Second Bancorp which are not presented herein or delivered herewith. These documents (without exhibits, unless such exhibits are specifically incorporated by reference into this Prospectus/Proxy Statement) are available without charge to each person, including any beneficial owner, to whom a copy of this Prospectus/Proxy Statement is delivered, upon written or oral request. Requests for such documents should be directed to Christopher Stanitz, Executive Vice President and Secretary, Second Bancorp Incorporated, 108 Main Avenue, Warren, Ohio 44481. In order to ensure timely delivery of such documents, any request should be made no later than ________ __, 1998.

         The following documents filed by Second Bancorp with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus/Proxy Statement: (a) Second Bancorp's Annual Report on Form 10-K for the year ended December 31, 1997; (b) Second Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (c) Second Bancorp's Current Report on Form 8-K dated April 17, 1998; (d) Second Bancorp's Current Report on Form 8-K dated May 7, 1998; (e) Second Bancorp's Current Report on Form 8-K dated June 8, 1998, containing the consolidated financial statements of The Trumbull Savings and Loan Company (See "RECENT DEVELOPMENT INVOLVING SECOND BANCORP"); and (f) the description of Second Bancorp's common shares contained in Second Bancorp's Registration Statement on Form S-4 (Registration No. 33-09239) under the caption "Description of Holding Shares" as filed on October 2, 1986 with the Commission pursuant to the Securities Act, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by Second Bancorp under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Prospectus/Proxy Statement, and any exhibits thereto, shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement, as so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

         This Prospectus/Proxy Statement is accompanied by a copy of Second Bancorp's Annual Report to Shareholders for 1997 and Second Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         The information relating to Second Bancorp contained in this Prospectus/Proxy Statement should be read together with the information in the documents incorporated by reference.

         Following the Merger, Second Bancorp will continue to be subject to the information, reporting and proxy statement requirements of the Exchange Act.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Prospectus/Proxy Statement (including information included or incorporated by reference herein) contains or may contain forward-looking statements that involve risks and uncertainties. This Prospectus/Proxy Statement contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Second Bancorp, Enfin and Trumbull Financial Corporation, an Ohio corporation and bank holding company and of Second Bancorp on a pro-forma combined basis following the consummation of the Merger and the proposed merger by and between Second Bancorp and Trumbull Financial Corporation (See "RECENT DEVELOPMENT INVOLVING SECOND BANCORP"), including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions.

         These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected, or deposits attrition, operating costs or customer pressures among depository and other financial institutions increase significantly; (4) costs or difficulties related to the integration of the businesses of Second Bancorp and Enfin are greater than expected; (5) changes in the interest rate environment reduce margins; (6) general economic or business conditions are less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (7) legislation or regulatory changes adversely affect the businesses in which Second Bancorp will be engaged; and (8) changes in the securities markets.




NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/ PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SECOND BANCORP OR ENFIN. NEITHER THIS PROSPECTUS/PROXY STATEMENT, NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT, CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF SECOND BANCORP OR ENFIN SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.



                                TABLE OF CONTENTS
                                -----------------
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
                                                                                                               Page
                                                                                                               ----
AVAILABLE INFORMATION............................................................................................ii


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................ii


SUMMARY...........................................................................................................1

         Introduction.............................................................................................1
         Parties to the Agreement.................................................................................1
         Recent Development involving Second Bancorp..............................................................2
         Special Meeting of Enfin Shareholders....................................................................2
         Reasons for the Merger...................................................................................3
         Opinion of Austin Associates, Inc........................................................................4
         Terms of the Merger......................................................................................4
         Recommendation of the Board of Directors of Enfin........................................................6
         Interests of Certain Persons in the Merger...............................................................6
         Comparison of Rights of Holders of The Shares and Enfin Shares...........................................7
         Exchange of Certificates Evidencing Shares and Enfin Shares..............................................8
         Resale of  Shares........................................................................................8
         Dissenters' Rights.......................................................................................8
         Market Prices............................................................................................8

RECENT DEVELOPMENT INVOLVING SECOND BANCORP.......................................................................9


PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)................................................10


SELECTED FINANCIAL DATA OF SECOND BANCORP, ENFIN AND TRUMBULL....................................................17


COMPARATIVE PER SHARE DATA.......................................................................................20


THE MERGER.......................................................................................................23

         Introduction............................................................................................23
         Background and Reasons for the Merger...................................................................23
         Opinion of Austin Associates, Inc.......................................................................25
         Recommendation of the Board of Directors of Enfin.......................................................28
         Exchange of Enfin Shares................................................................................28
         Fractional Shares.......................................................................................28
         Exchange of Certificates Evidencing Shares and Enfin Shares.............................................29
         Representations, Warranties and Covenants...............................................................29
         Conditions..............................................................................................30
         Regulatory Approvals....................................................................................31
         Effective Time..........................................................................................31
         Termination and Amendment...............................................................................31
         Interests of Certain Persons in the Merger..............................................................31
         Management and Operations of Second Bancorp and the Bank
               Following the Consummation of the Merger..........................................................32
         Resale of Shares........................................................................................32
         Income Tax Consequences.................................................................................32
         Accounting Treatment....................................................................................33

MARKET PRICES....................................................................................................34


RIGHTS OF DISSENTING SHAREHOLDERS................................................................................34

SPECIAL MEETING OF ENFIN SHAREHOLDERS............................................................................36

         Date, Time and Place....................................................................................36
         Purpose of Meeting......................................................................................36
         Shares Outstanding and Entitled to Vote and Record Date.................................................36
         Vote Required...........................................................................................36
         Voting and Solicitation and Revocation of Proxies.......................................................36

BUSINESS OF SECOND BANCORP.......................................................................................37

         Market Area.............................................................................................37
         Competition.............................................................................................37

SECURITY OWNERSHIP OF SECOND BANCORP.............................................................................38


MANAGEMENT OF SECOND BANCORP.....................................................................................39


ENFIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................41

         Introduction............................................................................................41
         Overview................................................................................................41
         Comparison of Operating Results for Three Months Ended March 31, 1998 and 1997..........................46
         Comparison of Operating Results for the Years Ended December 31, 1997 and 1996..........................46
         Comparison of Operating Results for the Years Ended December 31, 1996 and 1995..........................47
         Comparison of March 31, 1998 and December 31, 1997 Financial Condition..................................49
         Comparison of December 31, 1997 and 1996 Financial Condition............................................49
         Liquidity and Capital Resources.........................................................................51
         Impact Of Inflation On Changing Prices..................................................................52

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.......................................................53


BUSINESS OF ENFIN................................................................................................56

         Market Area.............................................................................................57
         Competition.............................................................................................57
         Lending and Investments.................................................................................57
         Deposits and Borrowings.................................................................................62

SECURITY OWNERSHIP OF ENFIN......................................................................................62


DESCRIPTION OF SECOND BANCORP SHARES.............................................................................63

         General.................................................................................................63
         Dividend Rights.........................................................................................63
         Director and Officer Liability and Indemnification......................................................64
         Provisions in Amended Articles and Amended Regulations Which May Be Deemed to Have
               Anti-Takeover Effects.............................................................................64
         Ohio Statutes that have Anti-Takeover Effects...........................................................65

COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES.............................66

         General.................................................................................................66
         Board of Directors......................................................................................66
         Voting Rights...........................................................................................67
         Anti-Takeover Provisions................................................................................68
         Preemptive Rights.......................................................................................68
         Dividends...............................................................................................68

         Anti-Takeover Statutes..................................................................................69
         Director and Officer Liability and Indemnification......................................................70

REGULATION OF FINANCIAL INSTITUTIONS.............................................................................71

         Regulation of Bank Holding Companies....................................................................71
         Transactions with Affiliates............................................................................72
         Regulation of Nationally Chartered Banks................................................................72
         Regulation of Ohio State Chartered Banks................................................................72
         Federal Deposit Insurance Corporation...................................................................72
         Interstate Banking and Branching........................................................................73
         Regulatory Capital......................................................................................74
         Prompt Corrective Regulatory Action.....................................................................74
         Limits on Dividends and Other Payments..................................................................75

LEGAL MATTERS....................................................................................................75


EXPERTS..........................................................................................................75


INDEX TO FINANCIAL STATEMENTS OF ENFIN..........................................................................F-1

ANNEXES:

 .........Annex A:  Agreement and Plan of Merger, dated April 1, 1998, by and between
                   Second Bancorp, Inc. and Enfin (excluding exhibits)
 .........Annex B:  Fairness Opinion of Austin Associates, Inc.
 .........Annex C:  Section 1701.85 of the Ohio Revised Code
 .........Annex D:  Form of Acquiring Person Statement

                                     SUMMARY

         The following is a summary of some of the matters to be considered in connection with the Enfin Special Meeting and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Proxy Statement, the Annexes attached hereto and the other documents referred to herein.

INTRODUCTION

         On April 1, 1998, Second Bancorp Incorporated, an Ohio corporation and bank holding company ("Second Bancorp"), and Enfin, Inc., an Ohio corporation and bank holding company ("Enfin"), entered into the Plan and Agreement of Merger (the "Agreement"), pursuant to which Enfin will merge with and into Second Bancorp (the "Merger"). If the Agreement and the Merger are adopted by:
(i) the affirmative vote of the holders of two-thirds of the issued and outstanding common shares of Enfin (the "Enfin Shares"), and (ii) a majority of the voting power of Enfin represented in person or by proxy at the Enfin Special Meeting (as defined below) excluding any Enfin Shares owned by any officer of Enfin or any director of Enfin who is also an employee of Enfin, and if all other conditions to the consummation of the Merger are satisfied, the Merger will be consummated. See "SPECIAL MEETING OF ENFIN SHAREHOLDERS - Vote Required" and "DESCRIPTION OF SECOND BANCORP SHARES - Ohio Statutes that have Anti-Takeover Effects."

           On the date upon which the Merger becomes effective (the "Effective Time"), each of the outstanding Enfin Shares will be canceled and extinguished in consideration and exchange for .950 of the common shares, no par value, of Second Bancorp (the "Shares"), subject to certain adjustments (the "Exchange Ratio"). Pursuant to the agreement, in no event shall the exchange ratio exceed
1.069 shares. In addition, in the event that Second Bancorp enters into any "change in control" or similar type transaction, the exchange ratio shall not be less than .718. See "SUMMARY - Terms of the Merger" and "THE MERGER - Exchange of Enfin Shares."

         As of the date of this Prospectus/Proxy Statement, there were 547,792 Enfin Shares issued and outstanding and [6,859,542] Shares issued and outstanding.

PARTIES TO THE AGREEMENT

         SECOND BANCORP. Second Bancorp is an Ohio corporation and bank holding company established on August 26, 1986. Second Bancorp is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

         Second Bancorp's sole subsidiary is The Second National Bank of Warren (the "Bank"), located in Warren, Ohio. The Bank was organized in 1880 and is a nationally-chartered bank. The Bank is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation ("FDIC"). The Bank is insured up to applicable limits under the Federal Deposit Insurance Act.

         The Bank operates through twenty-six branches and one loan production office and offers a wide range of commercial and consumer banking and trust services primarily to business and individual customers in various communities in a five county area of northeastern Ohio. The Bank focuses its marketing efforts primarily on local independent commercial and professional firms, the individuals who are the owners and principals of such firms as well the low-to-moderate to upper income retail customers in the Bank's trade areas. In recent years, the Bank has emphasized increased commercial and direct consumer and real estate lending and market area expansion. See "BUSINESS OF SECOND BANCORP."

         ENFIN. Enfin is an Ohio corporation and bank holding company established on December 27, 1989. Enfin is subject to regulation, supervision and examination by the Federal Reserve Board.

         Enfin's sole subsidiary is Enterprise Bank, located in Solon, Ohio ("Enterprise Bank"). Enterprise Bank was organized on September 7, 1990 and is a state-chartered bank. Enterprise Bank is subject to regulation, supervision and examination by the Ohio Division of Financial Institutions (the "Division") and the Federal Deposit Insurance Corporation ("FDIC"). Enterprise Bank is insured up to applicable limits under the Federal Deposit Insurance Act. See "BUSINESS OF ENFIN."

RECENT DEVELOPMENT INVOLVING SECOND BANCORP

         On May 4, 1998, Second Bancorp announced its proposed acquisition of Trumbull Financial Corporation, under the terms of which Trumbull Financial Corporation will merge into Second Bancorp. See "RECENT DEVELOPMENT INVOLVING SECOND BANCORP."

SPECIAL MEETING OF ENFIN SHAREHOLDERS

         The special meeting of shareholders of Enfin will be held at _:__ p.m., on ______ __, 1998, at the Radisson Hotel, I-271 and Chagrin Blvd., Cleveland, Ohio (the "Enfin Special Meeting"). At the Enfin Special Meeting, Enfin shareholders will be asked to consider and act upon (i) a proposal to adopt the Agreement and approve the Merger and (ii) such other business as may properly come before the Enfin Special Meeting and any adjournment thereof. Only the holders of record of Enfin Shares outstanding at the close of business on ______ __, 1998 (the "Enfin Record Date"), will be entitled to notice of and to vote at the Enfin Special Meeting and any adjournment thereof. The affirmative vote of the holders of two-thirds of the outstanding Enfin Shares, voting in person or by proxy, is required to adopt the Agreement and approve the Merger. In addition, pursuant to the requirements of the Ohio Control Share Acquisition Statute, the Merger must be approved by the affirmative vote of the holders of a majority of the Enfin Shares represented in person and by proxy at the separate Control Share Acquisition Special Meeting (the "Separate Meeting"), and by a majority of the portion of such voting power excluding any Enfin Shares owned by executive officers of Enfin and any director of Enfin who is also an employee of Enfin and any other "interested Enfin Shares" (a notice and a proxy for such Separate Meeting will be mailed to shareholders of Enfin separate and apart from this Prospectus/Proxy Statement). See "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES - Anti-Takeover Statutes." As of the Enfin Record Date, 547,792 Enfin Shares were outstanding and entitled to vote and were held of record by 118 shareholders.

         As of the Enfin Record Date, the directors and executive officers of Enfin owned, in the aggregate, 181,628 Enfin Shares, or 33.2% of the outstanding Enfin Shares. The directors and executive officers of Enfin intend to vote all of their respective Enfin Shares FOR the adoption of the Agreement and the approval of the Merger. Assuming the affirmative vote of all Enfin Shares owned by the directors and executive officers of Enfin, the affirmative vote of the holders of an additional 183,567 Enfin Shares, representing an additional 33.5% of the outstanding Enfin Shares, will be necessary to adopt the Agreement and approve the Merger. See "SPECIAL MEETING OF ENFIN SHAREHOLDERS - Shares Outstanding and Entitled To Vote and Record Date - Vote Required."

         The Enfin shareholders present, in person or by proxy, at the Enfin Special Meeting will constitute a quorum at the Enfin Special Meeting. Each Enfin shareholder will be entitled to one vote for each Enfin Share held. Under Ohio law, shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Enfin Special Meeting, but which are not voted with respect to the adoption of the Agreement and the approval of the Merger ("non-votes"), will be counted as present for purposes of establishing a quorum. The effect of an abstention or non-vote will be the same as a vote against the adoption of the Agreement and the approval of the Merger.

         The Enfin Shares represented by each properly executed proxy received before the Enfin Special Meeting and not revoked prior to use will be voted at the Enfin Special Meeting, or any adjournment thereof, as specified on such proxy or, in the absence of specific instructions to the contrary, will be voted FOR the adoption of the Agreement and the approval of the Merger. The Board of Directors may not, pursuant to its discretionary authority, vote proxies in favor of the adjournment of the Enfin Special Meeting if such proxies contain instructions that they be voted against the adoption of the Agreement and the approval of the Merger. Any Enfin shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted by executing and returning to Enfin a proxy bearing a later date or by giving notice of revocation to Enfin in writing or at the Enfin Special Meeting. The mere presence at the Enfin Special Meeting of an Enfin shareholder who has executed and returned a proxy will not revoke the proxy. See "SPECIAL MEETING OF ENFIN SHAREHOLDERS Voting and Solicitation and Revocation of Proxies."

REASONS FOR THE MERGER

         SECOND BANCORP. Second Bancorp's long-term business strategies include the strategy to grow (i) internally by development and sales activity in currently served markets and by de novo branching into new markets, and (ii) externally by in-market and near-market branch and whole bank and thrift acquisitions. In the course of pursuing that growth strategy, Second Bancorp engaged in regular general and business development discussions with Enfin's sole banking subsidiary, Enterprise Bank ("Enterprise") beginning in 1996. Those discussions resulted in several commercial loan participations between the Bank and Enterprise Bank.

         In February of 1998, Second Bancorp was contacted by investment bankers representing Enfin and was asked to indicate its preliminary interest, or lack thereof, in pursuing acquisition discussions with Enfin. Based upon management's review of public source information and considering its existing business relationship with Enterprise Bank, Second Bancorp indicated an interest in participating in a competitive bidding process for Enfin. After subsequent review of a confidential offering memorandum and related information provided by representatives of Enfin, consultation with financial, tax and legal representatives and an extensive review of the opportunity by Second Bancorp's Board of Directors at its February 27, 1998 meeting, Second Bancorp submitted an indication of interest dated March 2, 1998 to Enfin which lead to formal acquisition negotiations. After the conduct of a detailed due diligence examination of Enfin and its subsidiary, Second Bancorp's Board of Directors approved the definitive terms of the transaction at an extended meeting attended by all of its directors on March 30, 1998. Second Bancorp and Enfin entered into the Agreement on April 1, 1998.

         Second Bancorp's interest in acquiring Enfin is primarily based upon:
(i) the natural extension of the Bank's commercial lending and small business financial services business to the demographically attractive Solon, Ohio and southeastern Cuyahoga County market which a combination of the two companies represents; (ii) the opportunity to acquire and further develop Enfin's attractive deposit and loan customer base and to obtain the services of Enfin's highly qualified and respected commercial loan, retail banking and support staffs, and (iii) the anticipated enhancement of Second Bancorp's earnings resulting from the operating efficiencies created by combination of the companies.

         ENFIN. In January 1997, the Enfin Board discussed the future prospects of Enfin, particularly in relation to the manner by which stockholder value could be maximized. The discussion focused upon various alternatives, but primarily involved a possible sale or merger of Enfin with another financial institution. Of particular concern was finding an institution that could maximize the return to shareholders, as well as one that would provide both excellent service to existing customers and that had similar management and business philosophies.

         During 1997 and early 1998, Enfin received several unsolicited inquires of interest regarding a sale or merger of the institution. The Enfin Board of Directors reviewed these indications of interest and entered into discussions with the institutions and conducted due diligence in several instances. In January and February 1998, the Board determined to conduct a controlled bid process and received four proposals.

         Following the extensive review and discussion of the four proposals, the Board of Directors of Enfin elected to pursue negotiations exclusively with Second Bancorp. Such decision was based primarily on the perception by the directors of a material difference between the aggregate value of the Second Bancorp proposal and the aggregate values of each of the three other proposals. The Board of Directors of Enfin considered numerous factors, including but not limited to the following: (a) economic conditions and prospects for the markets in which Enfin operates, including competitive pressures in the financial services industry in general;

(b) the prospect for higher dividends and market liquidity provided by the Shares; (c) the business, results of operations, asset quality, financial condition of Second Bancorp, compatibility of management and business philosophies and services and products offered to customers by Second Bancorp; and (d) the opinion rendered by Austin Associates, Inc. to the effect that, as of April 1, 1998, the Exchange Ratio was fair to the holders of Enfin Shares from a financial point of view.

OPINION OF AUSTIN ASSOCIATES, INC.

         Austin Associates, Inc. has rendered a written opinion to the Board of Directors of Enfin to the effect that the terms of the Merger are fair from a financial point of view to the shareholders of Enfin. Austin Associates, Inc. based its opinion upon, among other things: (1) a comparison of the financial statements and other financial information concerning Enfin and Second Bancorp set forth or incorporated by reference in this Prospectus/Proxy Statement; (2) certain other financial information concerning Enfin, including, but not limited to, operating budgets and loan loss reserve adequacy reports; (3) financial and share price data of Enfin, Second Bancorp and comparable banking organizations;
(4) the financial terms, to the extent publicly available, of certain comparable transactions; (5) the terms of certain other proposals received by Enfin from other banking institutions; and (6) discussions with the management of Enfin and Second Bancorp. The terms of the Merger Agreement were determined by Second Bancorp and Enfin, and their representatives, after arm's-length negotiations between the parties.

         A copy of the opinion of Austin Associates, Inc. dated as of the date of this Prospectus/Proxy Statement, is attached hereto as Annex B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Austin Associates, Inc. and for a description of the limitations of the opinion. See "THE MERGER - Opinion of Austin Associates, Inc."

TERMS OF THE MERGER

         EXCHANGE OF ENFIN SHARES. At the Effective Time, Enfin will merge with and into Second Bancorp and Second Bancorp will thereafter be the continuing and surviving corporation and Enfin's separate corporate existence will terminate. Also at the Effective Time, each of the outstanding Enfin Shares will be canceled and extinguished in consideration and exchange for .950 Shares, subject to certain adjustments (the "Exchange Ratio") as discussed below:

         (i) if the Second Bancorp Closing Price (defined below) exceeds $30.25, then the Exchange Ratio shall equal $28.74 divided by the Second Bancorp Closing Price; and

         (ii) if the Second Bancorp Closing Price is less than $24.75, then the Exchange Ratio shall equal $23.51 divided by the Second Bancorp Closing Price.

The "Second Bancorp Closing Price" is defined under the Agreement as the average closing price per Share on The Nasdaq Stock Market (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the most recent twenty (20) days on which actual trades of Shares occur ending on the seventh (7th) day immediately preceding the Effective Time.

         As of _________ __, 1998, the last trading day before the printing of this Prospectus/Proxy Statement, the closing price of the Shares was $__.__. If the Second Bancorp Closing Price would be $__.__ at the Effective Time, the shareholders of Enfin would receive ___ Shares for each Enfin Share canceled and exchanged in the Merger. THIS EXAMPLE IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT DETERMINATIVE OF WHAT THE SECOND BANCORP CLOSING PRICE MAY BE AT THE EFFECTIVE TIME.

         Pursuant to the Agreement, in no event shall the Exchange Ratio exceed
1.069 Shares. In addition, in the event that Second Bancorp enters into a change in control or similar type of transaction, the Exchange Ratio cannot be less than .718 Shares. See "THE MERGER - Exchange of Enfin Shares" and "THE MERGER - Termination and Amendment."

         As of the date of this Prospectus/Proxy Statement, there are 547,792 Enfin Shares issued and outstanding and [6,859,542] Shares issued and outstanding.

         THE BANK MERGER. As soon as possible after the consummation of the Merger, Enterprise Bank will be merged with and into the Bank (the "Bank Merger"). The Bank will be the surviving entity of the Bank Merger and Enterprise Bank's separate corporate existence will terminate. After the consummation of the Bank Merger, Enterprise Bank's single office located in Solon, Ohio will be operated as a branch of the Bank.

         FRACTIONAL SHARES. No fractional Shares will be issued in the Merger. In lieu of any such fractional Shares, Second Bancorp will pay to each holder of Enfin Shares who otherwise would be entitled to receive a fraction of a Share an amount in cash equal to the product obtained by multiplying (i) the fractional Share interest to which such holder (after taking into account all Enfin Shares held at the Effective Time by such holder) would otherwise be entitled by (ii) the Second Bancorp Closing Price. No interest will be payable with respect to such payments for fractional Shares.

         REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of Second Bancorp and Enfin has made certain representations and warranties in the Agreement in respect of various matters, including but not limited to, the corporate organization and financial condition of each and, in the case of Enfin, certain of its representations and warranties relate to Enterprise Bank. In addition, Enfin has made certain covenants in respect of various matters, including, but not limited to, the conduct of its business between the date of the Agreement and the Effective Time and concerning acquisition proposals and the potential payment of a $750,000 break-up fee to Second Bancorp if Enfin accepts an acquisition proposal. See "THE MERGER - Representations, Warranties and Covenants."

         CONDITIONS AND EFFECTIVE TIME. The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including, but not limited to: (i) the adoption of the Agreement and the approval of the Merger by the affirmative vote of the holders of two-thirds of the issued and outstanding Enfin Shares; (ii) the receipt of all necessary regulatory approvals in connection with the Merger and the Bank Merger; (iii) in the aggregate, less than 10% of the Shares to be issued shall be (a) subject to purchase as fractional Shares and (b) subject to perfected dissenters' rights pursuant to Ohio Revised Code Section 1701.85; (iv) the representations and warranties of Second Bancorp and Enfin contained in the Agreement shall be true and correct in all material respects at the Effective Time; (v) all covenants and conditions required to be performed under the Agreement by Second Bancorp and Enfin must have been performed; (vi) a minimum Enfin shareholders' equity in the amount of $4,272,000, exclusive of certain expenses of the Merger and certain expenses described in the Agreement; (vii) Enterprise Bank's loans, net of allowance for loan losses, shall not be less than $35,904,000; (viii) the total deposits of Enterprise Bank shall not be less than $37,697,000; and (ix) pursuant to the requirements of the Ohio Control Share Acquisition Statute, the Merger must be approved by the affirmative vote of the holders of a majority of the Enfin Shares represented in person and by proxy at the separate Control Share Acquisition Special Meeting (the "Separate Meeting"), and by a majority of the portion of such voting power excluding any Enfin Shares owned by executive officers of Enfin and any director of Enfin who is also an employee of Enfin and any other "interested Enfin Shares" (a notice and a proxy for such Separate Meeting will be mailed to shareholders of Enfin separate and apart from this Prospectus/Proxy Statement). All conditions must be satisfied in order to complete the Merger. See "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES - Anti-Takeover Statutes." Following the satisfaction or waiver of all such conditions, a Certificate of Merger will be filed as soon as practicable with the Ohio Secretary of State, after which the Merger will be effective. See "THE MERGER - Conditions - Effective Time."

         REGULATORY APPROVALS. On ______ __, 1998, the Federal Reserve Board approved the Merger. Such approval is conditioned upon the satisfaction of several common administrative requirements. It is currently anticipated that the Merger will be consummated in the third quarter of 1998. The Bank Merger is subject to approval by the OCC and the Division. Regulatory applications have been filed with the OCC and the Division seeking approval of the Bank Merger.

         TERMINATION. The Agreement may be terminated and the Merger abandoned upon the occurrence of certain events, including, but not limited to: (i) the mutual consent and action of the Board of Directors of Second Bancorp and Enfin;
(ii) by either party if the other party has failed to satisfy all of the conditions of the Agreement and such conditions have not been waived; (iii) by either party if the Merger is not consummated on or before December 3l, 1998;
(iv) by a majority vote of the Board of Directors of Second Bancorp or Enfin in the event of a material breach by the other party of any representation, warranty, covenant or agreement, which breach is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing the breach; and (v) by the vote of a majority of the Board of Directors of Enfin at any time during the fourth and fifth full days immediately prior to the Effective Time if (x) the Second Bancorp Closing Price is less than $20 (subject to certain adjustments set forth in the Agreement) and if the decrease in such price of the Shares from the price on April 1, 1998, expressed as a percentage, exceeds the percentage decline (if any) in the Nasdaq Stock Market Index for Banks published in the Wall Street Journal for the period beginning on the date of the Agreement and ending on the seventh (7th) day immediately preceding the Effective Time and (y) if Second Bancorp has not given written notice to Enfin on the second or third full day immediately prior to the Effective Time which notice indicates that Second Bancorp agrees that the Exchange Ratio shall be calculated by dividing $21.38 by the Second Bancorp Closing Price. See "THE MERGER - Termination and Amendment."

         TAX AND ACCOUNTING TREATMENT. The consummation of the Merger is conditioned upon the receipt of an opinion of counsel to the effect that the Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). No gain or loss will be recognized by the Enfin shareholders upon the issuance of Shares to them. A gain or loss will be recognized, however, on cash received by Enfin shareholders in lieu of fractional shares or upon the exercise of dissenters' rights. Neither the opinion of counsel nor the discussion of federal income tax consequences in this Prospectus/Proxy Statement is binding upon either the Internal Revenue Service or the courts. The Enfin shareholders are advised to consult their own tax advisors. See "THE MERGER - Income Tax Consequences" and "RIGHTS OF DISSENTING SHAREHOLDERS."

         The Merger, if completed as proposed, will qualify as a pooling-of-interests for financial accounting purposes. The Agreement provides as a condition to the parties obligations to consummate the Merger that Second Bancorp and Enfin shall have received a letter from Ernst & Young LLP, dated as of the Effective Time, to the extent that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement. See "THE MERGER-Accounting Treatment."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ENFIN

         The Board of Directors of Enfin, based in part upon the fairness opinion of Austin Associates, Inc., believes that the consummation of the Merger is in the best interests of Enfin and its shareholders. Accordingly, the Board of Directors of Enfin unanimously recommends that the Enfin shareholders vote FOR the adoption of the Agreement and the approval of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         On the Enfin Record Date, such executive officers and directors, as a group, owned an aggregate of 181,628 Enfin Shares, which represents 33.2% of the total of issued and outstanding Enfin Shares.

         The Merger Agreement provides that after consummation of the Merger, Second Bancorp will cause the Bank to increase its number of directors by one and to elect to the Bank's Board of Directors one person who currently serves on the Board of Directors of Enfin.

         Various employees of Enterprise Bank have entered into agreements with Enterprise Bank (the "Continuation Agreements") pursuant to which each such employee has agreed to continue his or her employment with Enterprise Bank until the Effective Time in return for the payment of a lump sum to such employee at the Effective Time. The amounts of the lump sum payments under the Continuation Agreements will vary depending upon the position occupied by the respective employee and will be in addition to any salary and benefits currently being received by such employees. Also, pursuant to the Continuation Agreements, each Enterprise Bank employee has agreed to waive any all claims against Second Bancorp, Enfin, the Bank and Enterprise Bank.

         Second Bancorp has agreed to: (i) honor the indemnification obligations Enfin and Enterprise Bank have to their officers, directors and employees from and against certain liabilities and in accordance with the respective indemnification provisions of Enfin's and Enterprise Bank's Codes of Regulations and Ohio law, for a six (6) year period beginning at the Effective Time, (ii) extend director and officer liability insurance coverage to the officers, directors and employees of Enfin and Enterprise Bank for a three (3) year period beginning at the Effective Time and (iii) cause the Bank to offer the existing employees of Enfin and Enterprise Bank the opportunity to become employees of Second Bancorp or the Bank or offer severance compensation.

COMPARISON OF RIGHTS OF HOLDERS OF THE SHARES AND ENFIN SHARES

         The rights of the holders of Enfin Shares are governed by Ohio law and by Enfin's Amended and Restated Articles of Incorporation ("Enfin Articles") and Amended and Restated Code of Regulations ("Enfin Regulations"). Upon the consummation of the Merger, Enfin's shareholders, except holders who exercise and perfect dissenters' rights, will become shareholders of Second Bancorp and their rights will be governed thereafter by Ohio law and by Second Bancorp's Amended Articles of Incorporation ("Second Bancorp Articles") and Amended Code of Regulations ("Second Bancorp Regulations").

         The rights of holders of Enfin Shares and those of holders of the Shares differ in some respects, but are similar in many material respects. Such differences are attributable to variation between the Second Bancorp Articles and Second Bancorp Regulations and the Enfin Articles and Enfin Regulations.

         The Second Bancorp Articles provide for a Board of Directors consisting of not more than eighteen (18) and not less than six (6) directors, classified into two classes with each class serving a term of two years. Second Bancorp currently has seven (7) directors. The Enfin Regulations provide for a Board of Directors consisting of nine directors divided into three (3) classes with each class serving three (3) years.

         Under the Second Bancorp Articles, certain extraordinary transactions ("Business Combinations") require the affirmative vote of the holders of 75% of the voting power of the Shares. In addition, if certain "minimum price requirements" are not complied with in connection with any such Business Combination, the Business Combination may not be consummated. However, if any such Business Combination is approved by two-thirds of the continuing directors of Second Bancorp, then any such Business Combination is not required to satisfy the "minimum price requirements" and is only required to be approved by the shareholders of Second Bancorp holding a majority of its voting power.

         In contrast, under Ohio law, the affirmative vote of holders of at least two-thirds of the voting power of Enfin would be required to approve any merger, business combination or similar transaction involving Enfin.

         The Second Bancorp Regulations require the affirmative vote of 75% of the voting power of Second Bancorp or the affirmative vote of a majority of the directors then in office to change the number of directors of Second Bancorp. The Enfin Regulations require the affirmative vote of 50% of the voting power of Enfin to change the number of directors of Enfin.

         The preceding summary is not intended to be a complete description of the differences between the rights of holders of Enfin Shares and the rights of the holders of the Shares. For a comprehensive comparison of such differences, see "DESCRIPTION OF SECOND BANCORP SHARES" and "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES."

EXCHANGE OF CERTIFICATES EVIDENCING SHARES AND ENFIN SHARES

         As soon as practicable after the consummation of the Merger, each Enfin shareholder will be advised of such consummation by a letter accompanied by instructions for use in surrendering the certificate or certificates evidencing Enfin Shares to American Stock Transfer & Trust Company (the "Exchange Agent"). CERTIFICATES FOR ENFIN SHARES SHOULD NOT BE FORWARDED TO THE TRANSFER AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO ENFIN WITH THE ENCLOSED PROXY. See "THE MERGER - Exchange of Certificates Evidencing the Shares and Enfin Shares."

RESALE OF  SHARES

         The Shares to be issued upon the consummation of the Merger have been registered with the Commission under the Securities Act and will be freely transferable, except for Shares received by persons who may be deemed to be affiliates of Enfin. See "THE MERGER - Resale of Shares."

DISSENTERS' RIGHTS

         Any shareholder of Enfin who does not vote in favor of the adoption of the Agreement and the approval of the Merger and who delivers a written demand for payment of the fair cash value of such shareholder's shares not later than ten days after the Enfin Special Meeting in the manner provided by Ohio Revised Code Section 1701.85, a copy of which is attached hereto as Annex C, shall be entitled, if and when the Merger is consummated, and upon strict compliance with certain procedures set forth in Ohio Revised Code Section 1701.85, to receive the fair cash value of the Enfin Shares. An Enfin shareholder who wishes to submit a written demand for payment of the fair cash value of Enfin Shares should deliver such notice no later than ________ __, 1998 to Enfin, Inc., 6150 Enterprise Parkway, Solon, Ohio 44139, Attention: S. Casamento. See "RIGHTS OF DISSENTING SHAREHOLDERS."

MARKET PRICES

         The Shares are quoted on the Nasdaq Stock Market under the symbol "SECD." Enfin Shares are not actively traded, have no established public market and are not listed on any national exchange or quotation system.

         The following table sets forth the high and low bid prices for the Shares on the Nasdaq Stock Market for the periods indicated and the cash dividends per Shares declared during such periods:

                                                                                                   CASH DIVIDEND
               QUARTER ENDED                           HIGH                   LOW                    DECLARED
               -------------                           ----                   ---                    --------
               March 31, 1996                          $14.94                 $13.75                   $.11
               June 30, 1996                           $14.13                 $12.50                   $.11
               September 30, 1996                      $17.00                 $13.63                   $.11
               December 31, 1996                       $16.50                 $14.88                   $.11
               March 31, 1997                          $18.50                 $15.06                   $.12
               June 30, 1997                           $22.25                 $17.75                   $.12
               September 30, 1997                      $24.50                 $20.75                   $.12
               December 31, 1997                       $28.00                 $21.88                   $.12
               March 31, 1998                          $35.00                 $24.88                   $.13
               June 30, 1998                           $__.__                 $__.__                   $__.__

         The last known sale of Enfin Shares occurred on [February 19, 1998]. The price per Enfin Share in such sale equaled $[10.00].

         As of _________ __, 1998, the last trading day before the printing of this Prospectus/Proxy Statement, the closing price of the Shares was $__.__. If the Second Bancorp Closing Price is $__.__ at the Effective Time, the shareholders of Enfin will receive ___ Shares for each Enfin Share canceled and exchanged in the Merger. This example is presented for illustrative purposes only and is not determinative of what the Second Bancorp Closing Price may be at the Effective Time.

         NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF THE SHARES WILL BE IF AND WHEN THE MERGER IS CONSUMMATED OR WHEN THE SHARES ARE ACTUALLY ISSUED.


                   RECENT DEVELOPMENT INVOLVING SECOND BANCORP

         On May 4, 1998, Second Bancorp entered into a Plan and Agreement of Merger (the "Trumbull Merger Agreement"), pursuant to which Trumbull Financial Corporation, an Ohio corporation and bank holding company ("Trumbull"), will merge with and into Second Bancorp (the "Trumbull Merger"). As of March 31, 1998, Trumbull had consolidated assets (unaudited) of $525 million and consolidated deposits (unaudited) of $383 million. The Trumbull Merger is subject to approval by the shareholders of Second Bancorp and Trumbull, certain regulatory approvals and certain other customary conditions contained in the Trumbull Merger Agreement. If the Trumbull Merger Agreement and the Trumbull Merger are adopted by the affirmative vote of the holders of a majority of the issued and outstanding Shares and by the affirmative vote of two-thirds of the issued and outstanding common shares of Trumbull, and if all other conditions to the consummation of the Trumbull Merger are satisfied, the Trumbull Merger will be consummated. It is anticipated that the Trumbull Merger will be consummated during the third quarter of 1998.

         If all of the conditions to the Trumbull Merger are satisfied, on the date upon which the Trumbull Merger becomes effective, each of the outstanding Trumbull common shares will be canceled and extinguished in consideration and exchange for 3.780 Shares, subject to certain adjustments set forth in the Trumbull Merger Agreement.

         After the consummation of the Trumbull Merger, The Trumbull Savings and Loan Company, an Ohio-chartered savings bank which is wholly owned by Trumbull, will merge with and into the Bank and the Bank will be the surviving entity of the merger.

         Pursuant to the Trumbull Merger Agreement, Second Bancorp will increase its number of directors by three (3) and elect three (3) members of Trumbull's Board of Directors to the Second Bancorp Board of Directors. In addition, Second Bancorp has agreed to cause the Bank to increase its number of directors by three (3) and to elect three (3) members of Trumbull's Board of Directors to the Bank's Board of Directors.

         As of the date of this Prospectus/Proxy Statement, there were 869,364 common shares of Trumbull issued and outstanding and [6,859,542] Shares issued and outstanding. See "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION", which includes consolidated pro-forma financial information for Second Bancorp assuming the consummation of both the Merger and the Trumbull Merger. See also "SELECTED FINANCIAL DATA OF SECOND BANCORP, ENFIN AND TRUMBULL" and "COMPARATIVE PER SHARE DATA." In addition, the financial statements of The Trumbull Savings and Loan Company at September 30, 1997, and for each of the three years ended September 30, 1997, and certain unaudited financial information of Trumbull as of December 31, 1997 and March 31, 1998, are incorporated into this Prospectus/Proxy Statement by reference and have been filed with the Commission pursuant to Second Bancorp's Current Report on Form 8-K dated June 8, 1998.

         THERE CAN BE NO ASSURANCE THAT THE TRUMBULL MERGER WILL EVER BE CONSUMMATED.

              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

         The unaudited pro forma financial information on the following pages presents (a) the historical consolidated balance sheets of Second Bancorp and Enfin at March 31, 1998 and the unaudited pro forma combined consolidated balance sheet as of March 31, 1998 giving effect to the Merger as if it had occurred on that date on a pooling-of-interests accounting basis; (b) the historical consolidated balance sheet of Trumbull at December 31, 1997 and the unaudited pro forma combined consolidated balance sheet as of March 31, 1998, giving effect to the Merger and the Trumbull Merger as if they had occurred on that date on a pooling-of-interests accounting basis; (c) the historical consolidated statements of income for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995, giving effect to the Merger and the Trumbull Merger on a pooling-of-interests basis. In accordance with the rules and regulations of the Securities and Exchange Commission, Trumbull's financial information for the years ended September 30, 1993 through 1997 have been combined with Second Bancorp's financial information for the years ended December 31, 1993 through 1997, respectively, for purposes of preparing the pro forma financial information. In addition, Second Bancorp's financial information for the three months ended March 31, 1998 and 1997 was combined with Trumbull's financial information for the three months ended December 31, 1997 and 1996, respectively, for purposes of preparing the pro forma financial information.

         The unaudited pro forma financial information assumes all of the outstanding Enfin Shares and common shares of Trumbull are converted into Shares. The unaudited pro forma financial information is based on the historical financial statements, giving effect to the Merger and the Trumbull Merger under the pooling-of-interest method of accounting. The pro forma statements exclude the estimated effect of potential expense savings associated with the consolidation of operations of Second Bancorp, Enfin and Trumbull, and may not be indicative of the results that actually would have occurred had the Merger and the Trumbull Merger been consummated on the date(s) indicated, or which may be attained in the future.

                          SECOND BANCORP, INCORPORATED
                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                                             As of Dec.
                                       As of March 31, 1998                                 31, 1997 (E)
                                      -----------------------                    Second   --------------
                                        Second                 Pro Forma          Bancorp     Trumbull      Pro Forma     Pro Forma
                                        Bancorp     Enfin      Adjustments       and Enfin    Financial     Adjustments   Combined
                                      ----------------------------------------------------------------------------------------------
(In thousands)
ASSETS
Cash and demand balances due from
 banks                                 $ 26,726     $ 2,259        $    -          $ 28,985    $  5,681       $     -    $   34,666
Interest-bearing balances due from
 banks                                        -          85                              85                                      85

Federal funds sold                        3,000       2,607                           5,607                                   5,607

Securities, Available-for-sale, (at
market value)                           298,413       2,203                         300,616       8,769                     309,385

Securities, Held-to-maturity                  -         250                             250     181,243                     181,493

Loans                                   572,046      36,531                         608,577     282,096                     890,673

Less reserve for loan losses             (7,059)       (525)                         (7,584)     (1,470)                     (9,054)
                                      ----------------------------------------------------------------------------------------------
     Net loans                          564,987      36,006             -           600,993     280,626             -       881,619

Premises and equipment                    9,957         122                          10,079       4,860                      14,939

Accrued interest receivable               6,773         190                           6,963       2,397                       9,360

Goodwill and intangible assets            3,061                                       3,061         692                       3,753

Other assets                             18,369         678           165  (B)       19,212       9,198         1,069 (C)    29,479
                                      ----------------------------------------------------------------------------------------------
     Total assets                      $931,286     $44,400        $  165          $975,851    $493,466       $ 1,069    $1,470,386
                                      ==============================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
     Demand - non-interest bearing     $ 77,289       4,970        $    -            82,259      10,225             -       $92,484

     Demand - interest bearing           63,388         821                          64,209      23,904                      88,113
     Savings                            148,807      14,032                         162,839      99,711                     262,550

     Time Deposits                      375,693      19,652                         395,345     239,247                     634,592
                                      ----------------------------------------------------------------------------------------------
         Total Deposits                 665,177      39,475             -           704,652     373,087             -     1,077,739

Federal funds purchased and
 securities sold under agreements
 to repurchase                          125,665                                     125,665      10,750                     136,415

Other borrowed funds                      3,103                                       3,103                                   3,103

Federal Home Loan Bank advances          48,435                                      48,435      66,306                     114,741

Accrued interest and other
 Liabilities                              7,929         522         1,009 (B)         9,460       6,039         4,991 (C)    20,490
                                      ----------------------------------------------------------------------------------------------
     Total liabilities                  850,309      39,997         1,009           891,315     456,182         4,991     1,352,488

Shareholders' equity: (A)
                                                                                          -                                       -
Preferred stock                               -                                           -                                       -

Common stock                             29,993       5,183                          35,176           -           869 (A)    36,045

Paid in capital in excess of par              -                                           -         869          (869)(A)         -

Treasury stock                             (793)                                       (793)                                   (793)
Net unrealized gains (losses) on
 available-for-sale securities,
 net of tax                               2,274           5                           2,279        (189)                      2,090

Retained earnings                        49,503        (785)         (844) (B)       47,874      36,604        (3,922)(C)    80,556
                                      ----------------------------------------------------------------------------------------------
     Total shareholders' equity          80,977       4,403          (844)           84,536      37,284        (3,922)      117,898
                                      ==============================================================================================
     Total liabilities and
     shareholders' equity              $931,286     $44,400        $  165          $975,851    $493,466       $ 1,069    $1,470,386
                                      ==============================================================================================

See accompanying notes to pro forma combined consolidated financial information.

                          SECOND BANCORP, INCORPORATED
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                   (UNAUDITED)

                                                                   For the Quarter Ended
                                             ---------------------------------------------------------------------
                                                    March 31,1998               Dec. 31, 1997 (E)
                                             -------------------------------------------------
                                                 Second                            Trumbull            Pro Forma
(In thousands, except share and per share data)  Bancorp           Enfin           Financial            Combined
                                             ---------------------------------------------------------------------
INTEREST INCOME
Loans (including fees):
    Taxable                                   $   12,702         $    855            $  5,275         $    18,832

    Exempt from federal income taxes                 122                -                   -                 122
Securities:
                                                                                                                -
    Taxable                                        3,650               51               2,641               6,342
    Exempt from federal income taxes                 790                -                   -                 790
Federal funds sold                                    42               34                   -                  76
                                             ---------------------------------------------------------------------
    Total interest income                         17,306              940               7,916              26,162
INTEREST EXPENSE
Deposits                                           6,525              424               4,118              11,067
Federal funds purchased and securities
    sold under agreements to repurchase            1,479                -                  98               1,577

Note payable                                           -                -                   1                   1

Other borrowed funds                                  31                1                   -                  32

Federal Home Loan Bank advances                      390                -                 695               1,085
                                             ---------------------------------------------------------------------
    Total interest expense                         8,425              425               4,912              13,762
                                             ---------------------------------------------------------------------
    Net interest income                            8,881              515               3,004              12,400

Provision for loan losses                            785               14                  60                 859
                                             ---------------------------------------------------------------------
    Net interest income after
       provision for loan losses                   8,096              501               2,944              11,541

NON-INTEREST INCOME
Service charges on deposit accounts                  675               30                 327               1,032

Trust fees                                           678                -                   -                 678

Security gains                                       128                -                  70                 198

Other operating income                               760               37                 297               1,094
                                             ---------------------------------------------------------------------
    Total non-interest income                      2,241               67                 694               3,002

NON-INTEREST EXPENSE
Salaries and employee benefits                     3,555              179               1,058               4,792

Net occupancy                                        797               42                 237               1,076

Equipment                                            631               46                 192                 869

Professional services                                368               17                  46                 431

Assessment on deposits and other taxes               244               21                 165                 430

Amortization of goodwill and other
       intangibles                                   163                -                  38                 201

Other operating expenses                           1,364               65                 491               1,920

                                             ---------------------------------------------------------------------
    Total non-interest expense                     7,122              370               2,227               9,719
                                             ---------------------------------------------------------------------
Income before federal income taxes                 3,215              198               1,411               4,824

Income tax expense                                   726               67                 495               1,288
                                             ---------------------------------------------------------------------
NET INCOME                                    $    2,489         $    131            $    916         $     3,536
                                             =====================================================================

EARNINGS PER COMMON SHARE
    Basic                                     $     0.36         $   0.24            $   1.05         $      0.33
    Diluted                                   $     0.36         $   0.24            $   1.05         $      0.33
AVERAGE COMMON SHARES OUTSTANDING
    Basic                                      6,821,478          547,792             869,364          10,628,076
    Diluted                                    6,926,532          547,792             869,364          10,733,130


See accompanying notes to pro forma combined consolidated financial information.

                          SECOND BANCORP, INCORPORATED
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                   (UNAUDITED)

                                                                           For the Year Ended
                                                  ----------------------------------------------------------------------
                                                       December 31, 1997           Sept. 30, 1997 (E)
                                                  ------------------------------------------------
                                                  Second                           Trumbull              Pro Forma
(In thousands, except share and per share data)   Bancorp         Enfin            Financial              Combined
                                                  ----------------------------------------------------------------------
INTEREST INCOME
Loans (including fees):
    Taxable                                       $51,272         $ 3,267             $18,690               $73,229

    Exempt from federal income taxes                  636               -                   -                   636
Securities:

    Taxable                                        12,869             162              13,791                26,822

    Exempt from federal income taxes                2,854               -                   -                 2,854

Federal funds sold                                    616             133                   -                   749

Other                                                   -               -                 100                   100
                                                  ----------------------------------------------------------------------
    Total interest income                          68,247           3,562              32,581               104,390

INTEREST EXPENSE
Deposits                                           26,047           1,600              16,001                43,648

Federal funds purchased and securities
    sold under agreements to repurchase             5,175               -                 997                 6,172

Note payable                                          276               -                   -                   276

Other borrowed funds                                  157               6                   -                   163

Federal Home Loan Bank advances                     1,841               -               3,607                 5,448
                                                  ----------------------------------------------------------------------
    Total interest expense                         33,496           1,606              20,605                55,707
                                                  ----------------------------------------------------------------------
    Net interest income                            34,751           1,956              11,976                48,683

Provision for loan losses                           3,939             125                 140                 4,204
                                                  ----------------------------------------------------------------------
    Net interest income after
       provision for loan losses                   30,812           1,831              11,836                44,479

NON-INTEREST INCOME
Service charges on deposit accounts                 3,021              91               1,068                 4,180

Trust fees                                          2,562               -                   -                 2,562

Security gains (losses)                               595               -                (80)                   515

Other operating income                              3,026             144               1,347                 4,517
                                                  ----------------------------------------------------------------------
    Total non-interest income                       9,204             235               2,335                11,774

NON-INTEREST EXPENSE
Salaries and employee benefits                     13,450             813               4,324                18,587

Net occupancy                                       3,117             171                 899                 4,187

Equipment                                           2,069             183                 780                 3,032

Professional services                               1,579              60                 127                 1,766

Assessment on deposits and other taxes                950              90                 771                 1,811

Amortization of goodwill and other intangibles        752               -                 184                   936

Other operating expenses                            6,674             281               1,977                 8,932
                                                  ----------------------------------------------------------------------
    Total non-interest expense                     28,591           1,598               9,062                39,251
                                                  ----------------------------------------------------------------------
Income before federal income taxes                 11,425             468               5,109                17,002

Income tax expense                                  2,450            (449)              1,744                 3,745
                                                  ----------------------------------------------------------------------
NET INCOME                                        $ 8,975          $  917              $3,365               $13,257
                                                  ======================================================================

EARNINGS PER COMMON SHARE
    Basic                                         $  1.33          $ 1.67              $ 3.87               $  1.26

    Diluted                                       $  1.32          $ 1.67              $ 3.87               $  1.25
AVERAGE COMMON SHARES OUTSTANDING
    Basic                                       6,749,435         547,792             869,364            10,556,033

    Diluted                                     6,810,266         547,792             869,364            10,616,864

See accompanying notes to pro forma combined consolidated financial information.

                          SECOND BANCORP, INCORPORATED
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                   (UNAUDITED)

                                                                         For the Year Ended
                                                ----------------------------------------------------------------------
                                                  December 31, 1996            September 30, 1996 (E)
                                                ----------------------------------------------------------------------
                                                  Second                            Trumbull               Pro Forma
(In thousands, except share and per share data)   Bancorp           Enfin           Financial              Combined
                                                ----------------------------------------------------------------------
INTEREST INCOME
Loans (including fees):
    Taxable                                     $50,621            $2,631            $16,419              $69,671

    Exempt from federal income taxes                740                 -                  -                  740

Securities:                                                                                                     -
    Taxable                                      11,789               120             15,634               27,543

    Exempt from federal income taxes              2,205                 -                  -                2,205

Federal funds sold                                  291               150                  -                  441

Other                                                 -                 -                 66                   66
                                                ----------------------------------------------------------------------
    Total interest income                        65,646             2,901             32,119              100,666

INTEREST EXPENSE
Deposits                                         26,343             1,326             16,419               44,088

Federal funds purchased and securities
    sold under agreements to repurchase           3,917                 -                449                4,366

Note payable                                        371                 -                  -                  371

Other borrowed funds                                144                 6                  -                  150

Federal Home Loan Bank advances                   1,010                 -              4,168                5,178
                                                ----------------------------------------------------------------------
    Total interest expense                       31,785             1,332             21,036               54,153
                                                ----------------------------------------------------------------------
    Net interest income                          33,861             1,569             11,083               46,513

Provision for loan losses                         4,956                56                 60                5,072
                                                ----------------------------------------------------------------------
    Net interest income after
       provision for loan losses                 28,905             1,513             11,023               41,441

NON-INTEREST INCOME
Service charges on deposit accounts               2,684               140                754                3,578

Trust fees                                        2,335                 -                  -                2,335

Security gains                                      462                 -                  -                  462

Other operating income                            2,998               102              1,071                4,171
                                             ----------------------------------------------------------------------
    Total non-interest income                     8,479               242              1,825               10,546

Non-Interest Expense
Salaries and employee benefits                   12,618               716              4,013               17,347

Net occupancy                                     3,017               164                827                4,008

Equipment                                         1,546               186                722                2,454

Professional services                             1,400                75                171                1,646

Assessment on deposits and other taxes              891                72              1,289                2,252

SAIF Special Assessment                               -                 -              2,471                2,471

Amortization of goodwill and other intangibles      864                 -                226                1,090

Other operating expenses                          5,940               259              1,858                8,057
                                             ----------------------------------------------------------------------
    Total non-interest expense                   26,276             1,472             11,577               39,325
                                             ----------------------------------------------------------------------
Income before federal income taxes               11,108               283              1,271               12,662

Income tax expense                                2,556                 -                437                2,993
                                             ----------------------------------------------------------------------
NET INCOME                                      $ 8,552            $  283            $   834              $ 9,669
                                             ======================================================================
    Preferred stock dividend                       (456)                -                  -                 (456)
                                             ----------------------------------------------------------------------
    Net income applicable to common stock       $ 8,096            $  283            $   834              $ 9,213
                                             ======================================================================
EARNINGS PER COMMON SHARE
    Basic                                      $   1.33            $ 0.52            $  0.96              $  0.93

    Diluted                                    $   1.27            $ 0.52            $  0.96              $  0.92

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                     6,070,666           546,762            869,364            9,876,286

    Diluted                                   6,749,552           546,762            869,364           10,555,172

See accompanying notes to pro forma combined consolidated financial information.

                          SECOND BANCORP, INCORPORATED
                Pro Forma Combined Consolidated Income Statement
                                   (Unaudited)

                                                                            For the Year Ended
                                                   ------------------------------------------------------------------
                                                         December 31, 1995       September 30, 1995 (E)
                                                   ------------------------------------------------------------------
                                                      Second                           Trumbull           Pro Forma
(In thousands, except share and per share data)       Bancorp            Enfin         Financial           Combined
                                                   ------------------------------------------------------------------
Interest Income
Loans (including fees):
    Taxable                                          $48,303             $2,140        $14,098              $64,541
    Exempt from federal income taxes                     810                  -              -                  810
Securities:                                                                                                       -
    Taxable                                           11,167                100         17,951               29,218
    Exempt from federal income taxes                   1,635                  -              -                1,635
Federal funds sold                                       629                209              4                  842
Other                                                      -                  -             64                   64
                                                   ------------------------------------------------------------------
    Total interest income                             62,544              2,449         32,117               97,110
Interest Expense
Deposits                                              25,415              1,055         15,844               42,314
Federal funds purchased and securities
    sold under agreements to repurchase                4,307                  -          1,706                6,013
Note payable                                             434                  -              -                  434
Other borrowed funds                                     181                  4              -                  185
Federal Home Loan Bank advances                          466                  -          3,768                4,234
                                                   ------------------------------------------------------------------
    Total interest expense                            30,803              1,059         21,318               53,180
                                                   ------------------------------------------------------------------
    Net interest income                               31,741              1,390         10,799               43,930
Provision for loan losses                              3,000                115             60                3,175
                                                   ------------------------------------------------------------------
    Net interest income after
       provision for loan losses                      28,741              1,275         10,739              40,755

Non-Interest Income
Service charges on deposit accounts                    2,406                106            508               3,020
Trust fees                                             2,227                  -              -               2,227
Security gains                                           634                  -            202                 836
Other operating income                                 2,278                 74            996               3,348
                                                   ------------------------------------------------------------------
    Total non-interest income                          7,545                180          1,706               9,431
Non-Interest Expense
Salaries and employee benefits                        11,702                667          3,957              16,326
Net occupancy                                          2,955                155            787               3,897
Equipment                                              1,340                179            693               2,212
Professional services                                  1,534                 40            191               1,765
Assessment on deposits and other taxes                 1,932                 82          1,294               3,308
Amortization of goodwill and other intangibles         1,000                  -            567               1,567
Other operating expenses                               5,563                270          1,829               7,662
                                                   ------------------------------------------------------------------
    Total non-interest expense                        26,026              1,393          9,318              36,737
                                                   ------------------------------------------------------------------
Income before federal income taxes                    10,260                 62          3,127              13,449
Income tax expense                                     2,695                  -          1,123               3,818
                                                   ------------------------------------------------------------------
Net income                                           $ 7,565             $   62         $2,004             $ 9,631
                                                   ==================================================================
    Preferred stock dividend                          (1,066)                 -              -              (1,066)
                                                   ------------------------------------------------------------------
    Net income applicable to common stock            $ 6,499             $   62         $2,004             $ 8,565
                                                   ==================================================================
Earnings Per Common Share
    Basic                                            $  1.29             $ 0.12         $ 2.31             $   .97
    Diluted                                          $  1.13             $ 0.12         $ 2.31             $   .92
Average Common Shares Outstanding
    Basic                                          5,056,242            537,037        869,364           8,852,623
    Diluted                                        6,685,384            537,037        869,364          10,481,765


See accompanying notes to pro forma combined consolidated financial information.

         The table below presents the pro forma combined consolidated risk-based capital information as of March 31, 1998 as it relates to the mergers and indicates the pro forma combined risk-based capital ratios will be in excess of regulatory minimums.

Other Information as of:                     March 31, 1998     Dec. 31, 1997
                                                                     (E)
                                          ---------------------------------------
                                            Second                 Trumbull        Pro Forma    Pro Forma
                                           Bancorp      Enfin     Financial       Adjustments    Combined
                                          ------------------------------------------------------------------
(Dollars in thousands)
Tier I risk-based capital                 $ 75,708     $4,025      $36,494          $(4,766)    $111,461
Total risk-based capital                  $ 82,767     $4,462      $37,964          $(4,766)    $120,427
Risk-based assets                         $634,584    $34,870     $235,550          $ 1,234     $906,238

(Ratio:)
Tier I risk-based capital                    11.93%     11.54%       15.49%                        12.30%
Total risk-based capital                     13.04%     12.80%       16.12%                        13.29%


NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

(A) The pro forma combined consolidated balance sheet gives effect to the Merger and the Trumbull Merger at December 31, 1997 on a pooling-of-interests accounting basis. The capital accounts have been adjusted to reflect the issuance of 520,402 Shares (based upon an exchange ratio of .95 Shares for 1 Enfin Share) and 3,286,196 Shares (based upon an exchange ratio of 3.78 Shares for to 1 Trumbull common share) in exchange for all of the outstanding Enfin Shares and Trumbull common shares, respectively.

(B) A liability of $1,009,000 has been recorded in the pro forma combined consolidated balance sheet to reflect Second Bancorp management's estimate of anticipated expenses related to the merger of Second Bancorp and Enfin. This liability resulted in a $844,000 after-tax adjustment to retained earnings and a $165 adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the estimated expenses:

                                                               (In thousands)
         Investment banker and other professional fees             $  530
         Personnel related                                            401
         Other                                                         78
                                                                   ------
         Total                                                     $1,009
                                                                   ======

         Personnel related costs consist primarily of expenses related to employment contracts, severance, and certain retention payments to employees. Other expenses include primarily conversion related and other miscellaneous fees and expenses. It is anticipated that the majority of the expenses will be recognized within a short period after consummation of the merger of Second Bancorp and Enfin and that all of the expenses will be recognized by December 31, 1998. Management continues to review these estimates and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

(C) A liability of $4,991,000 has been recorded in the pro forma combined consolidated balance sheet to reflect Second Bancorp management's estimate of anticipated expenses related to the Merger and the Trumbull Merger. This liability resulted in a $4,766,000 after-tax adjustment to retained earnings and a $1,234,000 adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the estimated expenses:

                                                            (In thousands)
         Investment banker and other professional fees           $1,406
         Personnel related                                        2,148
         Other                                                    1,437
                                                                 ------
         Total                                                   $4,991
                                                                 ======

         Personnel related costs consist primarily of expenses related to employment contracts, severance, and certain retention payments to employees. Other expenses include termination costs for Trumbull's data processing agreement, lease terminations for duplicate facilities, conversion related and other miscellaneous fees and expenses. It is anticipated that the majority of the expenses will be recognized within a short period after consummation of the Trumbull Merger and that all of the expenses will be recognized by December 31, 1998. Management continues to review these estimates and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

(D) The historical share and per share information for the Shares has been restated for a two-for-one stock split effective May 1, 1997 and a three-for-two stock split effective May 1, 1995. In addition, the pro forma basic and diluted per share information has been adjusted for the exchange ratios described in Note A.

(E) In accordance with the rules of the Securities and Exchange Commission, Trumbull's selected financial data for the years ended September 30, 1993 through 1997 have been combined with Second Bancorp's selected financial data for the years ended December 31, 1993 through 1997, respectively, for purposes of preparing the pro forma financial information. In addition, Second Bancorp's selected financial data for the three months ended March 31, 1998 and 1997 was combined with Trumbull's selected financial statements and financial data for the three months ended December 31, 1997 and 1996, respectively, for purposes of preparing the pro forma financial information.


          SELECTED FINANCIAL DATA OF SECOND BANCORP, ENFIN AND TRUMBULL

         The following table presents selected consolidated financial data for
(a) Second Bancorp on a historical basis, (b) Enfin on a historical basis, (c) Trumbull on a historical basis and (d) Second Bancorp, Enfin and Trumbull on an unaudited pro forma basis. The pro forma data in the table assumes that the acquisitions of both Enfin and Trumbull will be accounted for as pooling-of-interests. This table should be read in conjunction with the financial statements and other financial information of Second Bancorp and Trumbull, respectively, incorporated herein by reference and Enfin included elsewhere in this Prospectus/Proxy Statement and the unaudited pro forma combined consolidated financial information giving effect to the Merger and the Trumbull Merger See "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.". The unaudited pro forma data presented below is not necessarily indicative of the results which actually would have been attained if the Merger and the Trumbull Merger had been consummated in the past or which may be attained in the future. All share and per share information for Second Bancorp has been restated for a two-for-one stock split effective May 1, 1997 and a three-for-two stock split effective May 1, 1995.

                                        Three Months Ended                   Year Ended December 31,
                                             March 31,
                                       ----------------------  -----------------------------------------------------
                                           1998       1997         1997       1996      1995       1994       1993
                                       ----------------------  -----------------------------------------------------
HISTORICAL SECOND BANCORP:
Earnings (In thousands, except per share data)
   Net interest income                   $  8,881   $  8,422     $ 34,751  $ 33,861   $ 31,741  $ 30,051  $ 27,263

   Provision for loan losses                  785        761        3,939     4,956      3,000     2,370     2,555

   Net income                               2,489      2,150        8,975     8,552      7,565     6,643     6,007
   Net income applicable to common
   shareholders                             2,489      2,150        8,975     8,096      6,499     5,565     4,929
   Earnings per common share:
     Basic                                   0.36       0.32         1.33      1.33       1.29      1.11      0.99

     Diluted                                 0.36       0.32         1.32      1.27       1.13      1.00      0.91

   Cash dividends declared:

     Per common share                        0.13       0.12         0.48      0.44       0.38      0.32      0.29

     Per preferred share                        -          -            -      0.75       1.50      1.50      1.50

Average common shares outstanding
   Basic                                6,821,478  6,700,006    6,749,435 6,070,666  5,056,242 4,998,408 4,976,278

   Diluted                              6,926,532  6,801,250    6,810,266 6,749,552  6,685,384 6,624,652 6,597,452

Average Balances
   Assets                                 920,570    868,941      897,104   850,662    807,215   717,904   640,516

   Earning assets                         861,950    809,673      841,333   792,239    750,355   675,257   602,965

   Deposits                               674,295    656,087      669,678   663,544    637,453   580,012   532,896

   Stockholders' equity                    80,718     69,724       73,077    66,149     59,805    54,917    52,491


HISTORICAL ENFIN:
Earnings (In thousands, except per share data)
   Net interest income                   $    515        434        1,956     1,569      1,390 $     963   $   589

   Provision for loan losses                   14         39          125        56        115        33       253

   Net income                                 131         70          917       283         62      (159)     (703)

   Earnings per common share:

     Basic                                   0.24       0.13         1.67      0.52       0.12     (0.34)    (1.49)

     Diluted                                 0.24       0.13         1.67      0.52       0.12     (0.34)    (1.49)

   Cash dividends declared per common
   share                                        -          -            -         -          -         -         -

Average common shares outstanding
   Basic                                  547,792    547,792      547,792   546,762    537,037   472,368   472,346

   Diluted                                547,792    547,792      547,792   546,762    537,037   472,368   472,346

Average Balances
   Assets                                  44,031     37,264       40,857    34,510     28,688    23,459    18,419

   Earning assets                          42,021     35,803       39,354    32,980     27,167    22,028    17,023

   Deposits                                39,346     33,594       36,936    30,997     25,389    20,688    15,103

   Stockholders' equity                     4,335      3,377        3,556     3,187      2,940     2,565     3,097


PRO FORMA SECOND BANCORP AND ENFIN COMBINED:
Earnings (In thousands, except per share data)
   Net interest income                   $  9,396   $  8,856     $ 36,707  $ 35,429   $ 33,131  $ 31,014  $ 27,852

   Provision for loan losses                  799        800        4,064     5,012      3,116     2,403     2,808

   Net income                               2,620      2,220        9,892     8,835      7,627     6,484     5,304

   Net income applicable to common
   shareholders                             2,620      2,220        9,892     8,379      6,561     5,406     4,226

                                        Three Months Ended                   Year Ended December 31,
                                             March 31,
                                       ----------------------  -----------------------------------------------------
                                           1998       1997         1997       1996      1995       1994       1993
                                       ----------------------  -----------------------------------------------------
   Earnings per common share:
     Basic                                   0.36       0.31         1.36      1.27       1.18      0.99       0.78

     Diluted                                 0.35       0.30         1.35      1.22       1.06      0.92       0.75

Average common shares outstanding:
   Basic                                7,341,880  7,220,408    7,269,837 6,590,090  5,566,427 5,447,158  5,425,007

   Diluted                              7,446,934  7,321,652    7,330,668 7,268,976  7,195,569 7,073,402  7,046,181

Average Balances
   Assets                                 964,601    906,205      939,458   886,880    838,120   742,612    660,822

   Earning assets                         903,971    845,476      880,687   825,219    777,522   697,283    619,988

   Deposits                               713,641    689,681      708,616   694,541    662,842   600,694    547,999

   Stockholders' equity                    85,053     73,101       76,633    69,336     62,745    57,482     55,588




                                        Three Months Ended                   Year Ended September 30
                                           December 31,
                                       ----------------------  -----------------------------------------------------
                                          1998       1997         1997      1996       1995       1994      1993
                                       ----------------------  -----------------------------------------------------
HISTORICAL TRUMBULL FINANCIAL:
Earnings (In thousands, except per share data)
   Net interest income                   $  3,004   $  2,873     $ 11,976  $ 11,083   $ 10,798   $ 11,911  $ 10,112

   Provision for loan losses
                                               60         15          141        60         60         60        72
   Income before cumulative effect of
    a change in accounting method             916        767        3,365       834      2,004      3,134     3,396

   Net income                                 916        767        3,365       834      2,004      3,003     3,396

   Earnings per common share before cumulative
     effect of a change in accounting method
        Basic                                1.05       0.88         3.87      0.96       2.31       3.60      3.91

        Diluted                              1.05       0.88         3.87      0.96       2.31       3.60      3.91

   Cash dividends declared per common
   share                                     0.31       0.45         1.18      0.74       0.70       0.70      0.55

Average common shares outstanding:
   Basic                                  869,364    869,364      869,364   869,364    869,364    869,364   869,364

   Diluted                                869,364    869,364      869,364   869,364    869,364    869,364   869,364

Average Balances
   Assets                                 474,442    496,455      482,359   493,697    495,011    479,818   345,017

   Earning assets                         447,485    471,312      458,494   471,411    473,402    461,272   325,017

   Deposits                               373,767    373,474      372,823   373,927    379,899    386,690   277,178

   Stockholders' equity                    37,221     34,333       36,369    33,829     33,732     31,659    28,944

                                        Three Months Ended                 Year Ended December 31, (1)
                                           March 31, (1)
                                       ----------------------  ------------------------------------------------------
                                          1998       1997           1997      1996        1995       1994      1993
                                       ----------------------  ------------------------------------------------------
PRO FORMA SECOND BANCORP, ENFIN AND TRUMBULL FINANCIAL
COMBINED:
Earnings (In thousands, except per share data)
   Net interest income                  $  12,400   $ 11,729    $  48,683  $ 46,513    $ 43,930   $ 42,925   $ 37,964

   Provision for loan losses                  859        815        4,204     5,072       3,175      2,463      2,880

   Income before cumulative effect
     of a change in accounting method       3,536      2,987       13,257     9,669       9,631      9,618      8,700

   Net income                               3,536      2,987       13,257     9,669       9,631      9,487      8,700
   Net income applicable to common
        shareholders                        3,536      2,987       13,257     9,213       8,565      8,409      7,622
   Earnings per common share before
     cumulative effect of a change in
     accounting method
        Basic                                0.33       0.28         1.26      0.93        0.97       0.96       0.87

        Diluted                              0.33       0.28         1.25      0.92        0.92       0.92       0.84

Average common shares outstanding:
   Basic                               10,628,076 10,506,604   10,556,033 9,876,286   8,852,623  8,733,354  8,711,203

   Diluted                             10,733,130 10,607,848   10,616,864 10,555,172 10,481,765 10,359,598 10,332,377

Average Balances
   Assets                               1,439,043  1,402,660    1,421,817 1,380,577   1,333,131  1,222,430  1,005,839

   Earning assets                       1,351,456  1,316,788    1,339,181 1,296,630   1,250,924  1,158,555    945,005

   Deposits                             1,087,408  1,063,155    1,081,439 1,068,468   1,042,741    987,384    825,177

   Stockholders' equity                   122,274    107,434      113,002   103,165      96,477     89,141     84,532

(1) In accordance with the rules of the Securities and Exchange Commission, Trumbull's selected financial data for the years ended September 30, 1993 through 1997 have been combined with Second Bancorp's selected financial data for the years ended December 31, 1993 through 1997, respectively, for purposes of preparing the pro forma financial information. In addition, Second Bancorp's selected financial data for the three months ended March 31, 1998 and 1997 was combined with Trumbull's selected financial data for the three months ended December 31, 1997 and 1996, respectively, for purposes of preparing the pro forma financial information.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain per share data, adjusted for all applicable stock splits, relating to net income, cash dividends declared and book value: (i) on a historical basis for Second Bancorp, Enfin and Trumbull,
(ii) on an unaudited pro forma basis per Share, reflecting Second Bancorp's consummation of (a) the Merger and (b) the Trumbull Merger, (iii) on an unaudited pro forma equivalent basis per Enfin Share, reflecting Second Bancorp's consummation of (a) the Merger and (b) the Trumbull Merger, and (iv) on an unaudited pro forma equivalent basis per common share of Trumbull, reflecting Second Bancorp's consummation of the Merger and the Trumbull Merger. Such unaudited pro forma information has been prepared (i) assuming an Exchange Ratio of .95 Shares and 3.78 Shares for each Enfin Share and common share of Trumbull, respectively, outstanding immediately prior to the Merger and the Trumbull Merger, and (ii) giving effect to the Merger and the Trumbull Merger on a pooling-of-interests accounting basis. The unaudited pro forma income statement assumes that the Merger and the Trumbull Merger were consummated as of the beginning of each of the periods indicated. The unaudited pro forma balance sheet information assumes the Merger and the Trumbull Merger occurred on December 31, 1997.

         The following information should be read in conjunction with the historical financial statements of Second Bancorp and Trumbull incorporated by reference in this Prospectus/Proxy Statement and the historical financial statements of Enfin included elsewhere in the Prospectus/Proxy Statement and the unaudited pro forma combined consolidated financial information giving effect to the Merger and the Trumbull Merger included elsewhere in the Proxy Statement. See "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)" and "SELECTED FINANCIAL DATA OF SECOND BANCORP, ENFIN AND TRUMBULL" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The earnings data presented below does not include merger-related charges and/or anticipated cost savings from the consolidation of the operations of Second Bancorp, Enfin and Trumbull, and is not necessarily indicative of the results which actually would have been attained had the Merger and the Trumbull Merger been consummated in the past or which may be attained in the future.

                                                                   Three Months
                                                                  Ended March 31,     Year ended December 31,
                                                                ------------------------------------------------
                                                                    1998       1997     1997     1996     1995
                                                                ------------------------------------------------
Second Bancorp Common Stock
Earnings per common share before cumulative effect of accounting changes:
      Historical
          Basic                                                     $ 0.36    $ 0.32   $ 1.33  $ 1.33    $ 1.29

          Diluted                                                     0.36      0.32     1.32    1.27      1.13

      Pro forma Second Bancorp and Enfin
          Basic                                                       0.36      0.31     1.36    1.27      1.18

          Diluted                                                     0.35      0.30     1.35    1.22      1.06

      Pro forma Second Bancorp, Enfin and Trumbull Financial(1)
          Basic                                                       0.33      0.28     1.26    0.93      0.97

          Diluted                                                     0.33      0.28     1.25    0.92      0.92

Cash dividends declared per common share (2)
      Historical                                                      0.13      0.12     0.48    0.44      0.38

Book value per common share at period-end (1)
      Historical                                                     11.85     10.24    11.68   10.34     10.40

      Pro forma Second Bancorp and Enfin                             11.61      9.97    11.43   10.06      9.99

      Pro forma Second Bancorp, Enfin and Trumbull Financial         11.53     10.12    11.35   10.13     10.09

Enfin Common Stock
Earnings per common share before cumulative effect of accounting changes:
      Historical
          Basic                                                     $ 0.24    $ 0.13   $ 1.67  $ 0.52    $ 0.12

          Diluted                                                     0.24      0.13     1.67    0.52      0.12

      Pro forma equivalent Second Bancorp and Enfin (3)
          Basic                                                       0.34      0.29     1.29    1.21      1.12

          Diluted                                                     0.33      0.29     1.28    1.16      1.01

      Pro forma equivalent Second Bancorp, Enfin and
         Trumbull Financial (1) (3)
          Basic                                                       0.31      0.27     1.20    0.88      0.92

          Diluted                                                     0.31      0.27     1.19    0.87      0.87

Cash dividends declared per common share (2)
      Historical                                                         -         -        -       -         -

      Pro forma equivalent                                            0.12      0.11     0.46    0.42      0.36

                                                                   Three Months
                                                                  Ended March 31,     Year ended December 31,
                                                                ------------------------------------------------
                                                                    1998       1997     1997     1996     1995
                                                                ------------------------------------------------
Book value per common share at period-end (1)
      Historical                                                      8.04      6.20     7.80    6.11      5.61

      Pro forma equivalent Second Bancorp and Enfin (3)              11.03      9.48    10.86    9.55      9.49

      Pro forma equivalent Second Bancorp, Enfin
          and Trumbull Financial (3)                                 10.95      9.61    10.78    9.62      9.59


Trumbull Financial
Earnings per common share before cumulative effect of accounting changes:
      Historical
          Basic                                                     $ 1.05    $ 0.88   $ 3.87  $ 0.96    $ 2.31

          Diluted                                                     1.05      0.88     3.87    0.96      2.31

      Pro forma equivalent Second Bancorp and Trumbull
      Financial (4)
          Basic                                                       1.36      1.17     5.14    4.80      4.46

          Diluted                                                     1.32      1.13     5.10    4.61      4.01
      Pro forma equivalent Second Bancorp, Enfin and
        Trumbull Financial (1) (4)
          Basic                                                       1.25      1.06     4.76    3.52      3.67

          Diluted                                                     1.25      1.06     4.73    3.48      3.48

Cash dividends declared per common share (2)
      Historical                                                      0.31      0.45     1.18    0.74      0.70

      Pro forma equivalent                                            0.49      0.45     1.81    1.66      1.44

Book value per common share at period-end (1)
      Historical                                                     42.89     39.46    42.14   38.91     38.80

      Pro forma equivalent Second Bancorp and Trumbull
      Financial (4)                                                  43.90     37.70    43.22   38.01     37.76

      Pro forma equivalent Second Bancorp, Enfin and Trumbull
      Financial (4)                                                  43.59     38.25    42.89   38.30     38.14


(1) In accordance with the rules of the Securities and Exchange Commission, Trumbull's financial information for the years ended September 30, 1995 through 1997 have been combined with Second Bancorp's financial information for the years ended December 31, 1995 through 1997, respectively.
(2) No assurance can be given that equivalent dividends will be declared in the future. The amount of future dividends payable by Second Bancorp will depend upon the earnings and financial condition of Second Bancorp, and other factors, including applicable regulations and policies.
(3) The equivalent pro forma combined per share data for Enfin Shares represents, in the case of book value and earnings per common share, the pro forma per share data for the Shares multiplied by the Exchange Ratio (i.e., .95), and in the case of dividends declared, the historical per share data of the Shares multiplied by the Exchange Rate (i.e., .95).
(4) The equivalent pro forma combined per share data for Trumbull represents, in the case of book value and earnings per common share, the pro forma per share data for the Shares multiplied by the Exchange Ratio (i.e., 3.78), and in the case of dividends declared, the historical per share data of the Shares multiplied by the Exchange Ratio (i.e., 3.78).

         Second Bancorp will list the Shares to be issued in the Merger on the Nasdaq National Market System under the symbol SECD.

                                   THE MERGER

INTRODUCTION

         This Prospectus/Proxy Statement constitutes both a Prospectus of Second Bancorp in respect of the Shares to be issued in connection with the Merger and the Proxy Statement of Enfin for use in connection with the solicitation of proxies by the Board of Directors of Enfin to be used at the Enfin Special Meeting. This Prospectus/Proxy Statement is being mailed to shareholders of Enfin commencing on or about _______ __, 1998.

         All information contained in this Prospectus/Proxy Statement relating to Second Bancorp has been furnished by Second Bancorp, except for the information relating to Second Bancorp included in the sections of this Prospectus/Proxy Statement entitled "SUMMARY - Opinion of Austin Associates, Inc." and "THE MERGER - Opinion of Austin Associates, Inc." which was furnished by Austin Associates, Inc. All information relating to Enfin has been furnished by Enfin. The party furnishing any such information is responsible for the accuracy thereof.

BACKGROUND AND REASONS FOR THE MERGER

         SECOND BANCORP. Second Bancorp's long-term business strategies include the strategy to grow (i) internally by development and sales activity in currently served markets and by de novo branching into new markets, and (ii) externally by in-market and near-market branch and whole bank and thrift acquisitions. In the course of pursuing that growth strategy, Second Bancorp engaged in regular general and business development discussions with Enfin's sole banking subsidiary, Enterprise Bank ("Enterprise") beginning in 1996. Those discussions resulted in several commercial loan participations between the Bank and Enterprise Bank.

         In February of 1998, Second Bancorp was contacted by investment bankers representing Enfin and was asked to indicate its preliminary interest, or lack thereof, in pursuing acquisition discussions with Enfin. Based upon management's review of public source information and considering its existing business relationship with Enterprise Bank, Second Bancorp indicated an interest in participating in a competitive bidding process for Enfin. After subsequent review of a confidential offering memorandum and related information provided by representatives of Enfin, consultation with financial, tax and legal representatives and an extensive review of the opportunity by Second Bancorp's Board of Directors at its February 27, 1998 meeting, Second Bancorp submitted an indication of interest dated March 2, 1998 to Enfin which lead to formal acquisition negotiations. After the conduct of a detailed due diligence examination of Enfin and its subsidiary, Second Bancorp's Board of Directors approved the definitive terms of the transaction at an extended meeting attended by all of its directors on March 30, 1998. Second Bancorp and Enfin entered into the Agreement on April 1, 1998.

         Second Bancorp's interest in acquiring Enfin is primarily based upon:
(i) the natural extension of the Bank's commercial lending and small business financial services business to the demographically attractive Solon, Ohio and southeastern Cuyahoga County market which a combination of the two companies represents; (ii) the opportunity to acquire and further develop Enfin's attractive deposit and loan customer base and to obtain the services of Enfin's highly qualified and respected commercial loan, retail banking and support staffs, and (iii) the anticipated enhancement of Second Bancorp's earnings per share post-acquisition resulting from operating efficiencies created by combination of the companies.

         ENFIN. In January 1997 the Enfin Board discussed the future prospects of Enfin, particularly in relation to the manner by which stockholder value could be maximized. The discussion focused upon various alternatives, but primarily involved a possible sale or merger of Enfin with another financial institution. Of particular concern was finding an institution that could maximize the return to shareholders, as well as one that would provide both excellent service to existing customers and that had similar management and business philosophies.

         In March 1997, prior to Enfin developing or implementing a plan towards maximizing shareholder value, Enfin was approached by a financial institution suggesting a possible merger. The Board appointed two of its members to enter into discussions with this company. After several meetings and the completion of initial due diligence in May 1997, Enfin and the financial institution determined to enter into a "cooling off" period due to a perceived inability to resolve certain business issues and the incompatibility of management styles of the two institutions. No further discussions were held.

         In November 1997 Enfin was again approached by another financial institution. After discussion about the proposal, the Board determined to enter into discussions with this financial institution regarding a possible strategic merger of equals. At this time the Board decided to retain Austin Associates, Inc. to assist it in the evaluation of financial terms being proposed, as well as the structure of the proposed transaction. After several negotiation sessions and the completion of due diligence, the Board determined in January 1998 to pursue other strategic options. This decision was based upon issues raised in preliminary negotiations of a definitive agreement, the value being proposed and the marketability of the shares and a perceived possible incompatibility of management styles, as well as the receipt of an unsolicited letter of interest from another financial institution with terms significantly better than those being proposed.

         In January 1998, some preliminary discussions were held with the institution which had provided the letter of interest. The Board, however, determined at this time, based upon information and the advice of Austin Associates, Inc. and legal counsel, to pursue a controlled bid process for the potential sale of Enfin. The directors came to the conclusion that they could not make informed decisions about the viability of Enfin's options without a meaningful investigation. As a result, the Board of Directors decided to conduct a confidential investigation of the possibility of pursuing a merger of Enfin with another financial institution.

         In January and February 1998, after analysis and discussions between Austin Associates, Inc. and Enfin, six potential purchasers were contacted to determine their potential interest in acquiring Enfin. Of the organizations contacted four organizations (including the organization which had submitted five unsolicited proposals) submitted proposals to acquire Enfin. At a lengthy meeting on March 5, 1998, the directors carefully reviewed each of the proposals. Following the extensive review and discussion of the four proposals, the Board of Directors of Enfin elected to pursue negotiations exclusively with Second Bancorp. Such decision was based primarily on the perception by the directors of a material difference between the aggregate value of the Second Bancorp proposal and the aggregate values of each of the three other proposals.

         As the terms and conditions of the transaction with Second Bancorp were negotiated, the directors supervised the negotiation of material issues and reviewed the various drafts of the Agreement. The progress of negotiations and the content of such drafts were considered in detail during meetings of the Board of Directors on March 20 and April 1, 1998.

         In connection with the April 1, 1998 meeting, the directors received the opinion of Austin Associates, Inc. that the proposed exchange ratio would be fair to the stockholders of Enfin from a financial point of view. Accordingly, the Board of Directors approved the terms and conditions of the Agreement and authorized the execution of the Agreement. The Agreement was executed by Enfin and Second Bancorp immediately following that meeting.

         The terms of the Merger and the Agreement, including the Exchange Ratio (subject to adjustment, see "THE MERGER Exchange of Enfin Shares") of .950 Shares for each Enfin Share, were the result of arms-length negotiations between Enfin and Second Bancorp and their respective representatives. In the course of reaching its decision to approve the Merger and the Agreement, the Board of Directors of Enfin considered numerous factors, including the following:

         (a) economic conditions and prospects for the markets in which Enfin operates, including competitive pressures in the financial services industry in general;

          (b) the prospect for higher dividends and market liquidity provided by the Shares;

         (c) the business, results of operations, asset quality, financial condition of Second Bancorp, compatibility of management and business philosophies and services and products offered to customers by Second Bancorp; and

         (d) the opinion rendered by Austin Associates, Inc. to the effect that, as of April 1, 1998, the Exchange Ratio was fair to the holders of Enfin common stock from a financial point of view.

OPINION OF AUSTIN ASSOCIATES, INC.

          Austin Associates, Inc. is a recognized investment banking firm regularly engaged in the valuation of financial institutions and other businesses and their securities in connection with mergers and acquisitions and in valuation for estate, corporate and other purposes. Enfin selected Austin Associates, Inc. to serve as financial advisor in connection with the Merger on the basis of its reputation and qualifications in representing financial institutions in mergers and acquisitions.

         Austin Associates, Inc. has rendered a written opinion to the Board of Directors of Enfin to the effect that the terms of the Merger are fair from a financial point of view to the shareholders of Enfin. Austin Associates, Inc. based its opinion upon, among other things: (1) a comparison of the financial statements and other financial information concerning Enfin and Second Bancorp set forth or incorporated by reference in this Prospectus/Proxy Statement; (2) certain other financial information concerning Enfin, including, but not limited to, operating budgets and loan loss reserve adequacy reports; (3) financial and share price data of Enfin, Second Bancorp and comparable banking organizations;
(4) the financial terms, to the extent publicly available, of certain comparable transactions; (5) the terms of certain other proposals received by Enfin from other banking institutions; and (6) discussions with the management of Enfin and Second Bancorp.

          The terms of the Merger Agreement were determined by Second Bancorp and Enfin, and their representatives, after arm's-length negotiations between the parties. Austin Associates, Inc. participated in the negotiations on behalf of Enfin.

         In connection with rendering its opinion, Austin Associates, Inc. performed a variety of financial analyses, which are summarized below. Austin Associates, Inc. believes its analyses must be considered as a whole and that selecting portions of such analyses, could create an incomplete view of the analyses and the process underlying the Austin Associates, Inc. opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Austin Associates, Inc. made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond Enfin's or Second Bancorp's control. Any estimates contained in Austin Associates, Inc.'s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than the estimates.

          DISCUSSIONS REGARDING A MERGER OF EQUALS. Enfin originally engaged Austin Associates, Inc. to perform a strategic merger of equals analysis between Enfin and another banking institution in November of 1997. Austin Associates, Inc. completed a preliminary merger of equals analysis in December of 1997 and negotiations followed between Enfin and another institution into January 1998. After lengthy negotiations, the negotiations with the other institution were mutually discontinued and Enfin determined to pursue additional strategic options.

         THE PROCESS FOR SOLICITING INTEREST FROM OTHER BANK HOLDING COMPANIES. In February of 1998, Enfin revised its engagement with Austin Associates, Inc. to provide for the possible sale of Enfin to another institution. After analysis and discussions between Austin Associates, Inc. and Enfin, six potential purchasers were contacted to determine their potential interest in acquiring Enfin. Of the organizations contacted, four organizations submitted proposals to acquire Enfin. Enfin's Board selected the Second Bancorp proposal after extensive deliberation and negotiation.

         A copy of the opinion of Austin Associates, Inc. dated as of the date of this Prospectus/Proxy Statement, is attached hereto as Annex B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Austin Associates, Inc. and for a description of the limitations of the opinion.
See "THE MERGER - Opinion of Austin Associates, Inc."

         THE FULL TEXT OF THE OPINION OF AUSTIN ASSOCIATES, INC. UPDATED AS OF THE DATE OF THIS PROSPECTUS/PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROSPECTUS/PROXY STATEMENT, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF AUSTIN ASSOCIATES, INC. SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. AUSTIN ASSOCIATES, INC.'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF ENFIN'S SHARES AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING.

         The following is a summary of the material analyses and factors considered by Austin Associates, Inc. and discussed with Enfin's Board of Directors, in connection with Austin Associates, Inc.'s opinion dated ______ __, 1998. The analyses has been updated and revised to include the effect of Second Bancorp's pending merger with Trumbull.

         COMPARATIVE TRANSACTIONS. Austin Associates, Inc. reviewed a comparison of prices paid in selected sale of control transactions announced in Ohio between January 1, 1997 and March 31, 1998, for banks having assets of up to $250 million. The 8 transactions reviewed had an average price to book value ratio of 244 percent and a price to earnings multiple of 23.7 times. The median multiples were 247.7 percent of book value and 24.0 times earnings. Since January 1, 1998 Austin Associates, Inc. reviewed 23 transactions nationally for banks having assets of less than $100 million. The average price to book and price to earnings multiples for these transaction were 276 percent and 23.9, respectively. The median price to book and price to earnings multiples were 280 percent and 21.5, respectively. The market value of the consideration to be received by Enfin shareholders in the Merger is estimated at 355 percent of Enfin's book value at March 31, 1998, based on an aggregate transaction value of $15.6 million. The market value of the consideration is estimated to equal 29.8 times Enfin's annualized earnings per share for the quarter ending March 31, 1998 and 50.5 times consolidated normalized earnings per share for the twelve months ended December 31, 1997. Normalized net income for Enfin excludes the extraordinary tax benefit of $448,928 and assumes a fully taxable position.

         SECOND BANCORP STOCK VALUE. During the last 20 trading days, Second Bancorp's stock has traded between $27.00 and $37.25 per share with a current stock price of $30.00. Second Bancorp reported earnings per share of $.36 in the first quarter of 1998 and $1.36 for the last 12 months ending March 31, 1998. At $30.00 per share, Second Bancorp's stock value represents 22.1 times last 12-months EPS and 263 percent of March 31, 1998 tangible book value. Austin Associates, Inc. compared Second Bancorp's stock trading multiples to ten Ohio banking organizations with assets of between $500 million and $2.0 billion (the "Peer Group"). As of May 26, 1998, the median price-to-tangible book multiple for the Peer Group was 302 percent compared to Second Bancorp's multiple of 263 percent. The median price-to-earnings multiple for the Peer Group was 22.4 compared to Second Bancorp's multiple of 22.1. The median dividend yield for the Peer Group was 1.72 percent compared to Second Bancorp's dividend yield of 1.74 percent. The median return on average assets ("ROA") of the Peer Group for the last twelve months was 1.34% compared to Second Bancorp's ROA of 1.02%. The median return on average equity ("ROE") of the Peer Group for the last twelve months was 13.79% compared to Second Bancorp's ROE of 12.29%.

         CONTRIBUTION ANALYSIS. Austin Associates, Inc. compared the pro forma ownership interest in Second Bancorp that Enfin shareholders would receive, in the aggregate, to the contribution by Enfin to the total assets, equity and net income in the combined organization. Assuming an exchange ratio of .95, (calculated based on a $30.00 stock price for Second Bancorp), Enfin shareholders would receive 520,402 shares in the aggregate or approximately 4.9 percent of Second Bancorp on a pro forma basis (including Trumbull). Enfin's contribution of total assets equaled 3.0 percent, the contribution of total tangible equity equaled 3.8 percent, and the contribution of net income for the three months ending March 31, 1998 equaled 3.7 percent.

         DILUTION ANALYSIS. Austin Associates, Inc. also reviewed the pro forma effect of the Merger to Enfin's and Second Bancorp's December 31, 1997 and March 31, 1998 earnings per share and book value per share. Enfin recorded normalized earnings per share in 1997 of $.56 and a tangible book value of $7.80 per share as of year end 1997. Giving effect to the Merger, the equivalent Enfin earnings per share would have equaled $1.15, an increase of 103 percent over actual results. Tangible book value per share would have been $10.51 per share, an increase of 34.8 percent over actual tangible book value. Giving effect to the Merger, Second Bancorp's 1997 earnings per share would have been $1.21, a decrease of $.03 per share or 2.6 percent. Second Bancorp's pro forma tangible book value per share would have been $11.07, a decrease of $.14 or 1.3 percent.

         Enfin recorded year to date earnings per share of $.24 and a book value of $8.04 per share as of March 31, 1998. Giving effect to the Merger, the equivalent Enfin earnings per share would have equaled $.31, an increase of 30.9 percent over actual results. Tangible book value per share would have increased to $10.62 per share, an increase of 32.2 percent over actual book value. Giving effect to the Merger, Second Bancorp's tangible book value per share as of March 31, 1998 would have been $11.18, a decrease of $.14 or 1.2 percent. First quarter 1998 earnings per share would have been $.33, a decrease of $.01 or 2.1 percent.

         Based on Austin Associates, Inc.'s projected pro forma merger performance, Enfin's earnings per share would continue to be enhanced over stand-alone projections by 42 percent in 1999, 41 percent in 2000 and 34 percent in 2001. Tangible book value per share would also increase over stand-alone projections by 28 percent in 1999, 25 percent in 2000 and 21 percent in 2001. Second Bancorp's pro forma earnings per share would decrease by .40 percent in 1999, increase by .10 percent in 2000 and increase by .50 percent in 2001 from stand-alone projections. Second Bancorp's pro forma tangible book value would decrease by 1.2 in 1999 and decrease by 1.00 percent in 2001 from stand-alone projections.

         DISCOUNTED CASH FLOW ANALYSIS. Austin Associates, Inc. performed a discounted cash flow ("DCF") analysis of the value of the stock of Enfin and Second Bancorp as of March 31, 1998. The discounted cash flow results were based on projections considered reasonable by Austin Associates, Inc. for the five-year period beginning March 31, 1998 to March 31, 2003. The DCF value of Enfin, on a stand-alone basis, was determined to be in the range of $7.5 to $12.0 million compared to the value of the Merger at $15.6 million. The DCF value of Second Bancorp, without consideration of the Merger, was determined to be in the range of $19.17 to $29.56 per share. The Second Bancorp stock price of $30.00 is slightly above the range of DCF values determined by Austin Associates, Inc.

          DIVIDENDS. Austin Associates, Inc. reviewed the current cash dividends paid by Enfin and Second Bancorp. Based on the exchange ratio of .95 Shares for each Enfin Share, equivalent dividends to Enfin shareholders would have been $.46 per share in 1997 and $.12 for the three month period ending March 31, 1998. Enfin did not pay cash dividends in 1997 or the first quarter of 1998.

         The summary set forth above does not purport to be a complete description of the analyses performed by Austin Associates, Inc. Further, Austin Associates, Inc. did not conduct a physical inspection of any of the properties or assets of Enfin or Second Bancorp. Austin Associates, Inc. has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Enfin and Second Bancorp made pursuant to the Agreement, and has not independently attempted to verify any of such information. Austin Associates, Inc. has also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. No limitations were imposed by Enfin or Second Bancorp on the scope of Austin Associates, Inc.'s investigation nor were any specific instructions given to Austin Associates, Inc. in connection with its fairness opinion.

          For Austin Associates, Inc.'s services as financial advisor, Enfin has paid Austin Associates, Inc. a total of $25,000 through the date of this Prospectus/Proxy Statement. In addition, Austin Associates, Inc. will be paid additional fees at closing based on the total value of the transaction. Assuming a closing value of $15.6 million, Austin Associates, Inc. will be paid additional fees of $380,800.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ENFIN

         The Board of Directors of Enfin, based in part upon the fairness opinion of Austin Associates, Inc., unanimously recommends that the shareholders of Enfin vote FOR the adoption of the Agreement and the approval of the Merger. The Board of Directors of Enfin believes that the terms of the Merger are fair to, and in the best interests of, Enfin's shareholders.

EXCHANGE OF ENFIN SHARES

         EXCHANGE OF ENFIN SHARES. At the Effective Time, Enfin will merge with and into Second Bancorp and Second Bancorp will thereafter be the continuing and surviving corporation and Enfin's separate corporate existence will terminate. Also at the Effective Time, each of the outstanding Enfin Shares will be canceled and extinguished in consideration and exchange for .950 Shares, subject to certain adjustments (the "Exchange Ratio") as described below:

         (i) if the Second Bancorp Closing Price exceeds $30.25, then the Exchange Ratio shall equal $28.74 divided by the Second Bancorp Closing Price; and

         (ii) if the Second Bancorp Closing Price is less than $24.75, then the Exchange Ratio shall equal $23.51 divided by the Second Bancorp Closing Price.

The "Second Bancorp Closing Price" is defined under the Agreement as the average closing price per Share on The Nasdaq Stock Market (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source) for the most recent twenty (20) days on which actual trades of Shares occur ending on the seventh (7th) day immediately preceding the Effective Time.

         As of _________ __, 1998, the last trading day before the printing of this Prospectus/Proxy Statement, the closing price of the Shares was $__.__. If the Second Bancorp Closing Price would be $__.__ at the Effective Time, the shareholders of Enfin would receive ___ Shares for each Enfin Share canceled and exchanged in the Merger. THIS EXAMPLE IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT DETERMINATIVE OF WHAT THE SECOND BANCORP CLOSING PRICE MAY BE AT THE EFFECTIVE TIME.

         Pursuant to the Agreement, in no event shall the Exchange Ratio exceed
1.069 Shares. In addition, in the event that Second Bancorp enters into any change in control or similar type of transaction, the Exchange Ratio cannot be less than .718. See "THE MERGER - Exchange of Enfin Shares - Termination and Amendment."

         As of the date of this Prospectus/ Proxy Statement, there are 547,792 Enfin Shares issued and outstanding and [6,859,542] Shares issued and outstanding.

         THE BANK MERGER. As soon as practicable after the consummation of the Merger, Enterprise Bank will be merged with and into the Bank. The Bank will be the surviving entity of the Bank Merger and Enterprise Bank's separate corporate existence will cease. After the consummation of the Bank Merger, Enterprise Bank's single office located in Solon, Ohio will be operated as a branch of the Bank.

FRACTIONAL SHARES

         No fractional Shares will be issued in the Merger. In lieu of any such fractional Shares, Second Bancorp will pay to each holder of Enfin Shares who otherwise would be entitled to receive a fraction of a Share an amount in cash equal to the product obtained by multiplying (i) the fractional Share interest to which such holder (after taking into account all Enfin Shares held at the Effective Time by such holder) would otherwise be entitled by (ii) the Second Bancorp Closing Price. No interest will be payable with respect to such payments for fractional Shares.

EXCHANGE OF CERTIFICATES EVIDENCING SHARES AND ENFIN SHARES

         As soon as practicable after the consummation of the Merger, each Enfin shareholder will be advised of such consummation by a letter of transmittal accompanied by instructions for use in surrendering the certificate or certificates (the "Certificates") evidencing Enfin Shares to American Stock Transfer & Trust Company (previously defined as the "Exchange Agent"). CERTIFICATES FOR ENFIN SHARES SHOULD NOT BE FORWARDED TO THE TRANSFER AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO ENFIN WITH THE ENCLOSED PROXY. The letter of transmittal will contain instructions for effecting the surrender of the Certificates in exchange for certificates evidencing Shares. Upon surrender of a Certificate, together with such letter of transmittal, duly executed, to the Exchange Agent for exchange and cancellation, the holder of such Certificate will be entitled to receive a certificate evidencing the number of whole shares to which such Certificate holder will have become entitled pursuant to the provisions of the Agreement and cash in return for any fractional Shares. Unless and until Certificates are surrendered for exchange, no dividend or other distribution declared or payable to holders of record of Shares as of any time subsequent to the consummation of the Merger will be paid to the holder of any such unsurrendered Certificate.

         Any shareholder of Enfin who has lost or misplaced a Certificate should immediately contact S. Casamento of Enfin, 6150 Enterprise Parkway, Solon, Ohio 44139, at (440) 498-1220. A written statement detailing the procedures for replacing the lost Certificate will be mailed to the shareholder following such contact.

REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of Second Bancorp and Enfin has made certain representations and warranties in the Agreement in respect of various matters. Such matters include but are not limited to, as to each of Second Bancorp and Enfin, representations and warranties in respect of corporate organization and corporate proceedings, authority and capital, financial condition and financial statements, past conduct of business, legal proceedings, regulatory compliance, brokers and finders' fees, governmental proceedings and business condition and activities which would affect the accounting treatment of the Merger. In addition, Enfin has made certain other representations and warranties relating to itself and the Bank in respect of investments, properties, taxes, contracts, employee benefit plans, employment agreements, environmental matters, undisclosed liabilities, loans and allowance for loan losses, insurance and other matters.

         Second Bancorp and Enfin have also each made certain covenants in the Agreement. During the period between April 1, 1998 and the Effective Time, for example, Enfin must conduct its business only in the ordinary and usual course consistent with past practice, except to the extent authorized in writing by Second Bancorp. Enfin has agreed to take all necessary steps to exempt Enfin from applicable state takeover laws. In addition, Enfin must not solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person or entity, in respect of any acquisition or purchase of all or a material amount of the assets of, any equity security of, or any merger, tender offer, consolidation or business combination with, Enfin (collectively, an "Acquisition Proposal"), subject to the good faith exercise of the fiduciary duties of the Board of Directors of Enfin. In the event that Enfin becomes aware of any Acquisition Proposal, it must promptly notify Second Bancorp and keep Second Bancorp advised as to the status of the Acquisition Proposal. If the Board of Directors of Enfin accept any Acquisition Proposal (including any acceptance which occurs after termination of the Agreement pursuant to Section 11(e) and before April 1, 1999), Enfin is required to pay to Second Bancorp $750,000 upon the execution of any agreement in respect of such Acquisition Proposal.

         Second Bancorp has agreed to (i) honor the indemnification obligations Enfin and Enterprise Bank have to their officers, directors and employees from and against certain liabilities and in accordance with the respective indemnification provisions of Enfin's and Enterprise Bank's Codes of Regulations and Ohio law, for a six (6) year period beginning at the Effective Time, (ii) extend director and officer liability insurance coverage to the officers, directors and employees of Enfin and Enterprise Bank for a three (3) year period beginning at the Effective Time and (iii) cause the Bank to offer the existing employees of Enfin and Enterprise Bank the opportunity to become employees of Second Bancorp or the Bank or offer severance compensation.

CONDITIONS

         The obligation of each of Second Bancorp and Enfin to consummate the Merger is subject to a number of conditions, including, but not limited to: (i) the adoption of the Agreement and the approval of the Merger by the affirmative vote of the holders of two-thirds of the issued and outstanding Enfin Shares;
(ii) the receipt of all necessary regulatory approvals in connection with the Merger and the Bank Merger; (iii) the Form S-4 Registration Statement under the Securities Act shall have become effective and no stop orders or similar retraining orders suspending the effectiveness of the Form S-4 Registration Statement shall have been issued; (iv) Second Bancorp shall received all state securities permits and other authorizations in connection with the Merger; (v) the Shares shall have been approved for listing on The Nasdaq Stock Market; (vi) there shall not be in effect any governmental order or decision or any federal or state law or regulation which prevents or materially delays consummation of the Merger; (vii) Second Bancorp and Enfin shall have received an opinion from Vorys, Sater, Seymour and Pease LLP to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code; (viii) Second Bancorp and Enfin shall have received from Ernst & Young LLP a letter stating its opinion that, based upon the information furnished, the transactions contemplated by the Agreement should be accounted for by Second Bancorp as a pooling of interests for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles; and (ix) pursuant to the requirements of the Ohio Control Share Acquisition Statute, the Merger must be approved by the affirmative vote of the holders of a majority of the Enfin Shares represented in person and by proxy at the Separate Meeting, and by a majority of the portion of such voting power excluding any Enfin Shares owned by executive officers of Enfin and any director of Enfin who is also an employee of Enfin and any other "interested shares" (a notice and a proxy for the Separate Meeting will be mailed to shareholders of Enfin separate and apart from this Prospectus/Proxy Statement). See "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES - Anti-Takeover Statutes."

         The obligation of Second Bancorp to consummate the Merger is subject to a number of additional conditions, including, but not limited to: (i) less than 10% of the number of Shares to be issued in the Merger shall be (a) subject to purchase as fractional Shares and (b) subject to perfected dissenters' rights pursuant to Ohio Revised Code Section 1701.85; (ii) the representations and warranties of Enfin contained in the Agreement shall be true and correct in all material respects at the Effective Time; (iii) all covenants and conditions required to be performed under the Agreement by Enfin must have been performed;
(iv) a minimum Enfin shareholders' equity in the amount of $4,272,000, exclusive of certain expenses of the Merger and certain expenses described in the Agreement; (v) Enterprise Bank's loans, net of allowance for loan losses, shall not be less than $35,904,000; (vi) the total deposits of Enterprise Bank shall not be less than $37,697,000; and (vii) the lessor under a lease to which Enterprise Bank is a party (the "Enfin Lease") shall have consented to the assignment of the Enfin Lease to Second Bancorp or the Bank.

         The obligation of Enfin to consummate the Merger also is subject to a number of additional conditions, including, but not limited to, (i) the representations and warranties of Second Bancorp contained in the Agreement shall be true and correct in all material respects at the Effective Time; (ii) all covenants and conditions required to be performed under the Agreement by Second Bancorp must have been performed; (iii) Enfin shall have received the opinion of Austin Associates, Inc. to the effect that, in its opinion, the consideration to be paid to Enfin's shareholders in connection with the Merger is fair to Enfin's shareholders from a financial point of view.

         Any of the foregoing conditions may be waived by the party which is entitled to the benefits thereof.

REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve Board, the OCC and the Division. On ________ __, 1998, the Federal Reserve Board approved the Merger. Such approval is conditioned upon the satisfaction of several common administrative requirements. The Bank Merger is subject to approval by the OCC and the Division. Regulatory applications have been filed with the OCC and the Division seeking approval of the Bank Merger.

EFFECTIVE TIME

         Following the satisfaction or waiver of all conditions set forth in the Agreement, a Certificate of Merger in respect of the Merger will be filed as soon as practicable with the Ohio Secretary of State, after which the Merger will be consummated. It is currently anticipated that the Merger will be consummated in the third quarter of 1998.

TERMINATION AND AMENDMENT

         The Agreement may be terminated and the Merger abandoned upon the occurrence of certain events, including, but not limited to: (i) the mutual consent and action of the Board of Directors of Second Bancorp and Enfin; (ii) by either party if the other party has failed to satisfy all of the conditions of the Agreement and such conditions have not been waived; (iii) by either party if the Merger is not consummated on or before December 3l, 1998; (iv) by a majority vote of the Board of Directors of Second Bancorp or Enfin in the event of a material breach by the other party of any representation, warranty, covenant or agreement, which breach is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing the breach; and (v) by the vote of a majority of the Board of Directors of Enfin at any time during the fourth and fifth full days immediately prior to the Effective Time if
(x) the Second Bancorp Closing Price is less than $20 (subject to certain adjustments set forth in the Agreement) and if the decrease in such price of the Shares from the price on April 1, 1998, expressed as a percentage exceeds the percentage decline (if any) in the Nasdaq Stock Market Index for Banks published in the Wall Street Journal for the period beginning on the date of the Agreement and ending on the seventh (7th) day immediately preceding the Effective Time, and (y) Second Bancorp shall not have given written notice to Enfin on the second or third full day immediately prior to the Effective Time which notice indicates that Second Bancorp agrees that the Exchange Ratio shall be calculated by dividing $21.38 by the Second Bancorp Closing Price.

         The Agreement may be amended by Second Bancorp and Enfin by action of their respective Boards of Directors and in an instrument in writing signed by both Second Bancorp and Enfin. The Agreement may be amended at any time before or after the Enfin Special Meeting. An amendment of the Agreement which materially and adversely affects the rights of the shareholders of Enfin and which takes place after the Enfin Special Meeting, however, will not be made without further approval of the Enfin shareholders. If necessary, such approval would be sought at a subsequent meeting of the Enfin shareholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         On the Enfin Record Date, the Enfin executive officers and directors, as a group, owned an aggregate of 181,628 Enfin Shares, which represents 33.2% of the total of issued and outstanding Enfin Shares.

         The Merger Agreement provides that after consummation of the Merger, Second Bancorp will cause the Bank to increase its number of directors by one and to elect to the Bank's Board of Directors one person who currently serves on the Board of Directors of Enfin.

         Various employees of Enterprise Bank have entered into agreements with Enterprise Bank (the "Continuation Agreements") pursuant to which each such employee has agreed to continue his or her employment with Enterprise Bank until the Effective Time in return for the payment of lump sum to such employee at the Effective Time. The amount of the lump sum payments under the Continuation Agreements will vary depending upon the position occupied by the respective employee and will be in addition to any salary and benefits currently being received by such employees. Also, pursuant to the Continuation Agreements, each Enterprise Bank employee has agreed to waive any all claims against Second Bancorp, Enfin, the Bank and Enterprise Bank.

         Second Bancorp has agreed to (i) honor the indemnification obligations Enfin and Enterprise Bank have to their officers, directors and employees from and against certain liabilities and in accordance with the respective indemnification provisions of Enfin's and Enterprise Bank's Codes of Regulations and Ohio law, for a six (6) year period beginning at the Effective Time, (ii) extend director and officer liability insurance coverage to the officers, directors and employees of Enfin and Enterprise Bank for a three (3) year period beginning at the Effective Time and (iii) cause the Bank to increase its number of directors by one (1) and to elect to the Bank's Board of Directors one person who currently serves on the Board of Directors of Enfin. Second Bancorp has agreed to cause the Bank to offer the existing employees of Enfin and Enterprise Bank the opportunity to become employees of Second Bancorp or the Bank or offer severance compensation.

MANAGEMENT AND OPERATIONS OF SECOND BANCORP AND THE BANK FOLLOWING THE CONSUMMATION OF THE MERGER

         After the Effective Time, the Board of Directors and executive officers of Second Bancorp will consist of the same persons who presently serve on the Board of Directors and as executive officers of Second Bancorp.

         Pursuant to the Agreement, Second Bancorp has agreed to cause the Bank to increase its number of directors by one (1) and to elect to the Bank's Board of Directors one person who currently serves on the Board of Directors of Enfin. In addition, Enterprise Bank's current office will become a branch of the Bank after the consummation of the Bank Merger.

RESALE OF SHARES

         The Shares to be issued upon the consummation of the Merger have been registered with the Commission under the Securities Act and will be freely transferable, except for Shares received by persons who may be deemed to be affiliates of Enfin. The term "affiliate" is defined in Rule 145 promulgated under the Securities Act and generally includes executive officers and directors. Affiliates may not sell their Shares, except pursuant to an effective registration statement under the Securities Act covering such Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In addition, Enfin and Second Bancorp will obtain customary agreements with all of their respective directors, officers and affiliates under which those persons will agree not to dispose of their Shares in a manner that would adversely affect the ability of Second Bancorp to treat the Merger as a pooling of interests for accounting purposes.

INCOME TAX CONSEQUENCES

         THE FOLLOWING IS A SUMMARY DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE APPLICABLE TO PARTICULAR SHAREHOLDERS, SOME OF WHOM MAY BE SUBJECT TO SPECIAL RULES, NOR DOES IT ADDRESS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAX LAWS. THIS SUMMARY IS BASED UPON CURRENT LAW, WHICH IS SUBJECT TO CHANGE.

         Second Bancorp and Enfin shall have received an opinion of Vorys, Sater, Seymour and Pease LLP that the Merger will produce the following material federal income tax consequences:

         1. The Merger will constitute a tax-free reorganization under Section 368(a)(l)(A) of the Code.

         2. No gain or loss will be recognized by Second Bancorp or Enfin as a result of the Merger.

         3. No gain or loss will be recognized by the Enfin shareholders upon the receipt of the Shares in exchange for their Enfin Shares.

         4. The basis of the Shares to be received by an Enfin shareholder will be the same as the basis of the Enfin Shares surrendered by such shareholder in exchange therefor.

         5. The holding period for the Shares to be received by an Enfin shareholder will include, in each instance, the period during which the Enfin Shares surrendered in exchange therefor were held, provided the Enfin Shares are a capital asset in the hands of the Enfin shareholder on the date of the exchange.

         6. Payment of cash to an Enfin shareholder in lieu of fractional Shares will be treated as if such fractional Shares were distributed as part of the exchange and then redeemed by Second Bancorp. These cash payments will be treated as distributions in full payment and exchange for the fractional Shares redeemed as provided in Section 302(a) of the Code.

         7. If an Enfin shareholder dissents to the Merger and receives solely cash in exchange for such shareholder's Enfin Shares, such cash will be treated as having been received by such shareholder as a distribution in redemption of such shareholder's Enfin Shares, subject to the provisions and limitations of
Section 302 of the Code. See "RIGHTS OF DISSENTING SHAREHOLDERS." Unless the redemption is treated as a dividend under Section 302(d) of the Code, such shareholder will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of the Enfin Shares so redeemed. This gain or loss will be capital gain or loss if the Enfin Shares were held by such shareholder as a capital asset at the time of the Merger. If, on the other hand, the redemption is treated as a dividend under Section 302(d) of the Code, the full amount of cash received by such shareholder will be treated as ordinary income to the extent of Enfin's current or accumulated earnings and profits.

         Under the tests of Section 302 of the Code, the redemption of a dissenting Enfin shareholder's Enfin Shares generally will be treated as a dividend unless the redemption (i) results in a "complete termination" of such shareholder's direct or indirect stock interest in Second Bancorp under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to such shareholder under Section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to such shareholder under
Section 302(b)(1) of the Code.

         In order to determine whether there has been a complete termination, a substantially disproportionate redemption or a redemption not essentially equivalent to a dividend with respect to a dissenting Enfin shareholder, it is necessary to consider the Shares owned by persons from whom ownership is attributed to such shareholder under the rules of Section 318 of the Code. Under
Section 318 of the Code, a shareholder is considered to own shares that are directly or indirectly owned by certain members of such shareholder's family or by certain trusts, partnerships or corporations in which such shareholder has an ownership or beneficial interest. Such shareholder is also considered to own any shares with respect to which he holds exercisable options. In certain cases, a dissenting Enfin shareholder may be deemed to own constructively Shares held by persons who do not exercise dissenters' rights.

         BECAUSE OF THE COMPLEXITIES OF THE FEDERAL, STATE AND LOCAL TAX LAWS, IT IS RECOMMENDED THAT THE ENFIN SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICABLE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT

         The Merger, if completed as proposed, will qualify as a pooling-of-interests for financial accounting purposes. The Agreement provides as a condition to the parties obligations to consummate the Merger that Second Bancorp and Enfin shall have received a letter from Ernst & Young LLP, dated as of the Effective Time, to the extent that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement.

                                  MARKET PRICES

         The Shares are quoted on the Nasdaq National Market System under the symbol "SECD." Enfin Shares are not actively traded, have no established public market and are not listed on any national exchange or quotation system.

         The following table sets forth the high and low bid prices for the Second Bancorp common shares on The Nasdaq Stock Market for the periods indicated and the cash dividends per Second Bancorp common share declared during such periods:


                                                                                                   CASH DIVIDEND
               QUARTER ENDED                           HIGH                   LOW                    DECLARED
               -------------                           ----                   ---                    --------
               March 31, 1996                          $14.94                 $13.75                   $.11
               June 30, 1996                           $14.13                 $12.50                   $.11
               September 30, 1996                      $17.00                 $13.63                   $.11
               December 31, 1996                       $16.50                 $14.88                   $.11
               March 31, 1997                          $18.50                 $15.06                   $.12
               June 30, 1997                           $22.25                 $17.75                   $.12
               September 30, 1997                      $24.50                 $20.75                   $.12
               December 31, 1997                       $28.00                 $21.88                   $.12
               March 31, 1998                          $35.00                 $24.88                   $.13
               June 30, 1998                           $__.__                 $__.__                   $__.__


         The last known sale of Enfin Shares occurred on [February 18, 1998]. The price per Enfin Share in such sale equaled $[10.00].

         As of _________ __, 1998, the last trading day before the printing of this Prospectus/Proxy Statement, the closing price of the Shares was $__.__. If the Second Bancorp Closing Price is $__.__ at the Effective Time, the shareholders of Enfin will receive ___ Shares for each Enfin Share canceled and exchanged in the Merger. This example is presented for illustrative purposes only and is not determinative of what the Second Bancorp Closing Price may be at the Effective Time.

         NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF THE SHARES WILL BE IF AND WHEN THE MERGER IS CONSUMMATED OR WHEN THE SHARES ARE ACTUALLY ISSUED.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Holders of Enfin Shares who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section 1701.85. A shareholder of Enfin will be entitled to such relief, however, only if he strictly complies with all of the procedural and other requirements of Section 1701.85. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 attached hereto as Annex C.

         An Enfin shareholder who wishes to perfect his rights as a dissenting shareholder in the event the Agreement is adopted and the Merger is approved:

         (a) must have been a record holder of the Enfin Shares as to which he seeks relief on the Enfin Record Date;

         (b) must not have voted his Enfin Shares in favor of adoption of the Agreement and the approval of the Merger; and

         (c) must deliver to Enfin, not later than ten (10) days after the date of the Enfin Special Meeting, a written demand for payment of the fair cash value of the Enfin Shares as to which he seeks relief. Such written demand must state the name of the shareholder, his address, the number of Enfin Shares as to which he seeks relief and the amount claimed as the fair cash value thereof.

         A vote against the adoption of the Agreement and the approval of the Merger will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to: Enfin, Inc., 6150 Enterprise Parkway, Solon, Ohio 44139, Attention: S. Casamento by no later than _______ __, 1998. As the written demand must be delivered no later than within the ten (10) day period following the Enfin Special Meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

         If Enfin sends the dissenting shareholder, at the address specified in his demand, a request for the certificate(s) representing his shares, such dissenting shareholder must deliver the certificate(s) to Enfin within 15 days of the sending of such request. Enfin may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder's rights as a dissenting shareholder. Enfin must notify the shareholder of its election to terminate his rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

         Unless the dissenting shareholder agrees on the fair cash value per share of the Enfin Shares, he may, within three (3) months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

         Fair cash value: (i) will be determined as of the day prior to the Enfin Special Meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy,
(iii) will not exceed the amount specified in the shareholder's written demand and (iv) will exclude any appreciation or depreciation in market value resulting from the Merger. The court will make a finding as to the fair cash value of a share and render judgment against Enfin for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

         The rights of any dissenting shareholder will terminate if: (a) the dissenting shareholder has not complied with Section 1701.85, unless Enfin, by its Board of Directors, waives such failure, (b) Enfin abandons or is finally enjoined or prevented from carrying out, or the shareholders of Enfin rescind their adoption of, the Agreement, (c) the dissenting shareholder withdraws his written demand, with the consent of Enfin, by its Board of Directors, or (d) Enfin and the dissenting shareholder have not agreed upon the fair cash value per share of the Enfin Shares and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the Enfin Shares. For a discussion of the tax consequences to a shareholder who exercises dissenters' rights, see "THE MERGER - Income Tax Consequences."

         Because a proxy which does not contain voting instructions will be voted for adoption of the Agreement, a shareholder who wishes to exercise dissenters' rights must either (i) not sign and return his proxy or (ii) if he signs and returns his proxy, vote against or abstain from voting on the adoption of the Agreement and the approval of the Merger.

         Enfin shareholders who are not in favor of the Merger but who do not wish to exercise dissenters' rights may, in the alternative, attempt to sell their Enfin Shares in the open market at the then current market price. There is, however, no active trading market for Enfin Shares.

                      SPECIAL MEETING OF ENFIN SHAREHOLDERS

DATE, TIME AND PLACE

         The Enfin Special Meeting will be held on __________ __, 1998, commencing at _:__ _.m., at the Radisson Hotel, I-271 and Chagrin Blvd., Cleveland, Ohio 44122.

PURPOSE OF MEETING

         The purpose of the Enfin Special Meeting is to consider and act upon
(i) a proposal to adopt the Agreement and approve the Merger and (ii) such other business as may properly come before the Enfin Special Meeting and any adjournment thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE AND RECORD DATE

         The close of business on ________ __, 1998, has been fixed by the Board of Directors of Enfin as the Enfin Record Date for the determination of holders of Enfin Shares entitled to notice of and to vote at the Enfin Special Meeting and any adjournment thereof. At the close of business on the Enfin Record Date, there were 547,792 Enfin Shares outstanding and entitled to vote and held of record by 118 shareholders. Each Enfin Share entitles the holder thereof to one vote on each matter to be submitted to the Enfin shareholders at the Enfin Special Meeting.

VOTE REQUIRED

         The affirmative vote of the holders of two-thirds of the outstanding Enfin Shares, voting in person or by proxy, will be necessary to adopt the Agreement and approve the Merger. The affirmative vote, therefore, of the holders of 365,195 Enfin Shares will be necessary to adopt the Agreement and approve the Merger. As of the Enfin Record Date, the directors and executive officers of Enfin owned, in the aggregate, 181,628, or 33.2%, of the outstanding Enfin Shares. Assuming the affirmative vote of all Enfin Shares owned by the directors and executive officers of Enfin, the affirmative vote of the holders of an additional 183,567 Enfin Shares, representing an additional 33.5% of the outstanding Enfin Shares, will be necessary to adopt the Agreement and approve the Merger.

         The Enfin shareholders present, in person or by proxy, at the Enfin Special Meeting will constitute a quorum at the Enfin Special Meeting. Each Enfin shareholder is entitled to one vote for each Enfin Share held. Under Ohio law, shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the Enfin Special Meeting but which are not voted with respect to the adoption of the Agreement and the approval of the Merger ("non-votes") will be counted as present for purposes of establishing a quorum. The effect of an abstention or non-vote will be the same as a vote against the adoption of the Agreement and the approval of the Merger. If a proxy is signed and dated by a shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted FOR the adoption of the Agreement and the approval of the Merger.

         In addition, as discussed under "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND HOLDERS OF ENFIN SHARES -Anti-Takeover Statutes", under the Ohio Control Share Acquisition Statute, the affirmative vote of the holders of a majority of the Enfin Shares represented in person and by proxy at the Separate Meeting, and a majority of the portion of such voting power excluding any Enfin Shares owned by executive officers of Enfin and any director of Enfin who is also an employee of Enfin and any other "interested shares", are required to approve the Merger.

VOTING AND SOLICITATION AND REVOCATION OF PROXIES

         A proxy for use at the Enfin Special Meeting accompanies this Prospectus/Proxy Statement and is solicited by the Board of Directors of Enfin. A shareholder of Enfin may use his proxy if he is unable to attend the Enfin Special Meeting in person or wishes to have his Enfin Shares voted by proxy even if he does attend the Enfin

Special Meeting in person. Without affecting any vote previously taken, any shareholder of Enfin who has executed a proxy may revoke the executed proxy at any time before the vote by filing with Enfin, at the address of Enfin set forth on the Notice of Special Meeting, written notice of such revocation; by executing a later-dated proxy which is received by Enfin prior to the Enfin Special Meeting; or by attending the Enfin Special Meeting and giving notice of such revocation in person. Attendance at the Enfin Special Meeting will not, in and of itself, revoke a proxy. The Enfin Shares represented by each properly executed proxy received prior to the Enfin Special Meeting and not revoked will be voted at the Enfin Special Meeting, or any adjournment thereof, as specified on such proxy or, in the absence of specific instructions to the contrary, will be voted FOR the adoption of the Agreement and the approval of the Merger.

         As of the date of this Prospectus/Proxy Statement, the Board of Directors of Enfin did not know of any business to be brought before the Enfin Special Meeting, other than as set forth in this Prospectus/Proxy Statement. If, however, any matters other than those referred to in this Prospectus/Proxy Statement should properly come before such Enfin Special Meeting, or any adjournment thereof, the persons named as proxies in the enclosed proxy intend to vote the Enfin Shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         Enfin will pay the expenses incurred by Enfin in connection with copying and mailing this Prospectus/Proxy Statement, the accompanying proxy and any other related materials to the shareholders of Enfin and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors of Enfin. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Enfin by further mailing, by telephone or by personal contact. Enfin will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Enfin Shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of Enfin Shares entitled to vote at the Enfin Special Meeting.

                           BUSINESS OF SECOND BANCORP

         Second Bancorp is an Ohio corporation and one-bank holding company located in Warren, Ohio. The Bank is a state-chartered Ohio commercial bank and is wholly owned by Second Bancorp. The Bank operates through twenty-six branches and one loan production office. The Bank offers a wide range of commercial and consumer banking and trust services primarily to business and individual customers in various communities in a five county area in northeastern Ohio. At ___________ __, 1998, Second Bancorp had consolidated total assets of $___ million, deposits of $___ million and shareholders' equity of $__ million.

         The Bank focuses its marketing efforts primarily on local independent commercial and professional firms, the individuals who are the owners and principals of such firms as well as the low-to-moderate to upper income retail customers in the Bank's trade areas. In recent years, Second Bancorp has emphasized increased commercial and direct consumer and real estate lending and market area expansion. The Bank has de-emphasized its previous focus on indirect consumer loan lending through local automobile dealers.

MARKET AREA

         The Bank's primary market area consists of Trumbull, Mahoning, Portage, Summit and Ashtabula counties in the northeastern corner of Ohio, to the east and south of the Cleveland metropolitan area. The market economy is heavily influenced by the manufacturing sector with an emphasis on steel and auto manufacturing and a variety of related and smaller industries.

COMPETITION

         There is significant competition in the financial services industry in northeastern Ohio among bank holding companies and banks. As a result of deregulation of the financial services industry, Second Bancorp competes with providers of financial services such as savings and loan associations, credit unions, commercial companies, brokerage and securities firms, insurance companies, commercial finance and leasing companies and the mutual fund industry. Some of Second Bancorp's competitors, including certain regional bank companies which have operations in Second Bancorp's market area, have substantially greater resources than Second Bancorp, and as such, may have higher lending limits and may offer other services not available through the Bank. Second Bancorp also faces significant competition, particularly with respect to interest rates paid on deposit accounts, from well-capitalized local thrift institutions. The Bank competes on the basis of rates of interest charged on loans, the rates of interest paid on funds, the availability of services and responsiveness to the needs of its customers.

         The foregoing discussion of the business of Second Bancorp and the Bank is not complete and Enfin shareholders are referred to Second Bancorp's Annual Report on Form 10-K for the 1997 fiscal year for a complete discussion of Second Bancorp's and the Bank's businesses. Second Bancorp's Annual Report on Form 10-K for 1997 is incorporated by reference into this Prospectus/Proxy Statement.

                      SECURITY OWNERSHIP OF SECOND BANCORP

         As of [December 31, 1997], the table below identifies the persons or "groups," as the term is used in Section 13(d)(3) of the Exchange Act, who own of record or beneficially more than the five percent of the Shares and the number of Shares thereof owned directly or beneficially by all Second Bancorp directors and officers as a group as of [December 31, 1997] (unless otherwise indicated).

                                     Name of Record                    Amount and Nature              Percent
Title of Class                     or Beneficial Owner              of Beneficial Ownership          of Class
--------------                     -------------------              -----------------------          --------
Common Stock              Market Main & Co. (Nominee for                    516,175 (1)                 7.50%
                          Subsidiary Second National Bank's
                          Trust Department)

Common Stock              Second Bancorp's officers and                 355,843.972 (3)                 5.17%
                          directors as a group(2)

----------------------

(1) Shares held of record as of [December 31, 1997] in fiduciary capacity for various trust customers of the Bank. None of the beneficial owners through the Bank's trust department owns or controls five percent or more of the Shares of Second Bancorp.

(2)      The officer and director group is comprised of 16 individuals.

(3) Officer shareholdings include outstanding stock options exercisable as of [March 13, 1998]. Figure includes all directly owned Shares and all Shares deemed beneficially owned by individuals in the officers and director group, whether or not disclaimed by the officer or director in question.

                          MANAGEMENT OF SECOND BANCORP

         Following the consummation of the Merger, the directors and executive officer of Second Bancorp will be the same as prior to the Merger. The following is a list of the directors and executive officers of Second Bancorp, together with specific information about each of them:


                                                                               Number and Percentage
                                       Principal Occupation                      of Shares Owned
                                       During the Past Five                    Beneficially [As of        Director
Name                     Age          Years and Directorships                  December 31, 1997](1)        Since
----                     ---          -----------------------                  ---------------------        -----

Alan G. Brant            67     Chairman and President, Second Bancorp and           99,156.35 (2,3,4)       1987
                                President, Director, and Chief Executive
                                Officer, the Bank

John A. Anderson         60     Chairman and Chief Executive Officer; The           16,646.534               1987
                                Taylor-Winfield Corporation, Ravenna
                                Manufacturing Company and Hubparts, Inc.

John C. Gibson           70     Chairman of the Board, Jack Gibson                  24,051.367 (5,6)         1987
                                Construction Company, Director, Sovereign
                                Circuits, Inc.

Robert J. Webster        75     Retired.  Past President and Chief                      43,490 (7)           1987
                                Executive Officer of Denman Corporation,
                                manufacturer of automobile tires and
                                rubber rolls

Norman G. Harbert        64     Chairman and President, and Chief                   11,544.868 (8)           1987
                                Executive Officer of the Hawk Corporation,
                                owner of several manufacturing firms.  Mr.
                                Harbert is also a director of Caliber
                                Systems, Inc. and New West Eyeworks.

John L. Pogue            53     Partner, Harrington, Hoppe & Mitchell, LTD            1,645.13 (9)           1987
                                (attorneys).

Raymond John Wean, III   49     President and Chief Executive Officer of                 8,666 (10)          1987
                                Barto Technical Services, Inc. Prior to
                                January 1995, President of Danieli Wean, Inc.,
                                and President and Chief Executive Officer of
                                Wean, Incorporated, formerly, Wean United, Inc.,
                                designer and manufacturer of industrial
                                machinery.

William Hanshaw          45     Executive Officer of Second Bancorp and             19,782.319 (11)           --
                                Senior Vice President of Second National
                                Bank of Warren

David L. Kellerman       40     Treasurer of Second Bancorp and Executive           16,510.004 (12)           --
                                Vice President, Chief Financial Officer
                                and Director of Second National Bank of
                                Warren.

                                                                               Number and Percentage
                                       Principal Occupation                      of Shares Owned
                                       During the Past Five                    Beneficially [As of        Director
Name                     Age          Years and Directorships                  December 31, 1997](1)        Since
----                     ---          -----------------------                  ---------------------        -----

Diane C. Bastic          54     Executive Officer of Second Bancorp and             37,665.075 (13)           --
                                Senior Vice President of Second National
                                Bank of Warren.

Christopher Stanitz      49     Executive Vice President and Secretary of            33,135.49 (14)           --
                                Second Bancorp and Vice President of
                                Second National Bank of Warren.


(1)      Unless otherwise stated, ownership of the Shares is less than 1%.
(2) Includes 15,706 Shares held by Mr. Brant's wife, the beneficial ownership of which he has disclaimed.
(3) Includes 19,778.35 Shares held for Mr. Brant's benefit by the Bank's Savings Plan. Mr. Brant is 100% vested in these Shares.
(4) Includes 20,700 Shares representing a like number of currently exercisable options owned by Mr. Brant.
(5) Includes 1,801.538 Shares owned by, or for the benefit of, Mr. Gibson's wife, the beneficial ownership of which he has disclaimed.
(6) Includes 4,427.366 Shares which are owned by the Jack Gibson Construction Company which company is controlled by Mr. Gibson.
(7) Includes 10,232 Shares owned by Mr. Webster's wife, the beneficial ownership of which he has disclaimed.
(8) Includes 4,043.54 Shares held by the trustee of Mr. Harbert's defined benefit plan and 2,236.862 Shares held in a personal trust for his benefit.
(9)      Includes 446 Shares held in a SEP IRA account for Mr. Pogue's benefit.
(10) Includes 990 Shares owned by Mr. Wean's wife and 1,980 Shares owned by his minor children, the beneficial ownership of which he has disclaimed.
(11) In addition to directly owned Shares, total includes 5,084.59 shares beneficially owned through Second Bancorp's 401(k) plan, 470 Shares held in an IRA for his benefit, 6,400 currently exercisable options to purchase Shares, and 6,500 currently unexercisable options to purchase Shares.
(12) In addition to directly owned Shares, total includes 2,493.3 Shares beneficially owned through Second Bancorp's 401(k) plan, 7,000 currently exercisable options to purchase Shares, and 7,000 currently unexercisable options to purchase Shares.
(13) In addition to directly owned Shares, total includes 11,394.31 Shares beneficially owned through Second Bancorp's 401(k) plan, 18,400 currently exercisable options to purchase Shares, and 6,500 currently unexercisable options to purchase Shares.
(14) In addition to directly owned Shares, total includes 3,131.88 Shares beneficially owned through Second Bancorp's 401(k) plan, 22,900 currently exercisable options to purchase Shares, and 7,000 currently unexercisable options to purchase Shares.

         For detailed information concerning (i) the compensation of executive officers and directors of Second Bancorp, (ii) certain employment arrangements and agreements among Second Bancorp, the Bank and certain executive officers and directors of Second Bancorp and/or the Bank and (iii) transactions among Second Bancorp, the Bank and certain officers of Second Bancorp and/or the Bank and other related persons, reference is made to Second Bancorp's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

             ENFIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         This discussion is intended to focus on certain financial information regarding Enfin. The purpose of this discussion is to provide the reader with a more thorough understanding of the financial statements. This discussion should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Proxy Statement/Prospectus.

         Management of Enfin is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Also, management is not aware of any current recommendations by its regulatory authorities that would have such effect if implemented.

OVERVIEW

         The reported results of Enfin are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the industry, governmental policies and regulations and conditions in the markets for financial assets. Net interest income is the largest component of Enfin's net income, and consists of the difference between income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities.

         AVERAGE BALANCES AND YIELDS. The following tables present for the periods indicated, the total amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin refers to the net interest income divided by total interest-earnings assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Non-accruing loans are included in average loan balances.

CONSOLIDATED AVERAGE BALANCE SHEET & ANALYSIS OF NET INTEREST INCOME

                                              1997                                  1996                               1995
                                   ----------------------------- ------------------------------- -----------------------------------
                                   Average            Average     Average               Average     Average                  Average
(Dollars in thousands)             Balance  Interest   Rate        Balance   Interest     Rate      Balance   Interest         Rate
                                   -------  --------   ----        -------   --------     ----      -------   --------         ----
ASSETS
INTEREST EARNING ASSETS
   TAXABLE LOANS                   $34,357    3,267     9.51%      $ 28,240   $ 2,631     9.32%   $ 21,995     $ 2,140        9.73%
   TAXABLE SECURITIES                2,525      162     6.42%         1,890       119     6.30%      1,612         100        6.20%
   FEDERAL FUNDS SOLD                2,472      133     5.38%         2,850       150     5.26%      3,560         209        5.87%
                                   -------    -----     ----       --------   -------     ----    --------     -------
TOTAL INTEREST EARNING ASSETS       39,354    3,562     9.05%        32,980     2,900     8.79%     27,167       2,449        9.01%

NON-EARNING ASSETS
   CASH AND DUE FROM BANKS           1,548                            1,539                          1,388
   PROPERTIES & EQUIPMENT              166                              194                            228
   ACCRUED INTEREST RECEIVABLE         191                              168                            127
   OTHER ASSETS                         67                               48                             80
   LESS:  RESERVE FOR LOAN LOSSES     (469)                            (419)                          (302)
                                   -------                         --------                       --------

TOTAL ASSETS                       $40,857                         $ 34,510                       $ 28,688
                                   =======                         ========                       ========

INTEREST BEARING LIABILITIES
   DEMAND DEPOSITS - INT. BEARING  $   736       17     2.31%    $      946        23     2.43%  $   1,054          25        2.37%
   SAVINGS DEPOSITS                 10,556      486     4.60%        10,435       465     4.46%      6,533         248        3.80%
   TIME DEPOSITS                    18,880    1,097     5.81%        14,679       838     5.71%     13,634         782        5.74%
   OTHER BORROWED                      152        6     3.95%           142         6     4.23%        148           4        2.70%
                                   -------    -----     ----       --------   -------     ----    --------     -------
TOTAL INTEREST BEARING LIABILITIES  30,324    1,606     5.30%        26,202     1,332     5.08%     21,369       1,059        4.96%

NON-INTEREST BEARING LIABILITIES
   DEMAND DEPOSITS                   6,764                            4,937                          4,168
   OTHER LIABILITIES                   213                              184                            211
                                   -------                         --------                       --------
TOTAL OTHER LIABILITIES              6,977                            5,121                          4,379

   STOCKHOLDERS EQUITY               3,556                            3,187                          2,940
                                   -------                         --------                       --------

TOTAL LIABILITIES & EQUITY         $40,857                        $  34,510                      $  28,688
                                   =======                        =========                      =========

NET INTEREST INCOME                        $  1,956                          $  1,568                         $  1,390
                                           ========                          ========                         ========

NET INTEREST SPREAD                                     3.75%                             3.71%                               4.05%

NET INTEREST MARGIN                                     4.97%                             4.76%                               5.12%

RATE VOLUME ANALYSIS OF CHANGES IN INTEREST INCOME & EXPENSE

                                                      1997 COMPARED TO 1996                        1996 COMPARED TO 1995
                                                         DUE TO CHANGE IN                             DUE TO CHANGE IN
                                              ----------------------------------------     ----------------------------------------
(In thousands)                                 VOLUME      YIELD/RATE       TOTAL           VOLUME       YIELD RATE       TOTAL
                                              ---------- --------------- -------------     ----------- --------------- ------------
INCREASE (DECREASE) IN INTEREST
INCOME:

   TAXABLE LOANS                              $ 569.9        $  66.1        $ 636.0        $ 607.6         $(116.6)      $ 491.0
   TAXABLE SECURITIES                            40.0            3.0           43.0           17.2             1.8          19.0
   FEDERAL FUNDS SOLD                           (19.9)           2.9          (17.0)         (41.7)          (17.3)        (59.0)
                                              -------        -------        -------        -------         -------       -------

TOTAL INTEREST EARNING ASSETS                   590.0           72.0          662.0          583.1          (132.1)        451.0


INTEREST BEARING LIABILITIES

   DEMAND DEPOSITS-INT. BEARING                  (5.1)          (0.9)          (6.0)          (2.6)            0.6          (2.0)
   SAVINGS DEPOSITS                               5.4           15.6           21.0          148.1            68.9         217.0
   TIME DEPOSITS                                239.8           19.2          259.0           59.9            (3.9)         56.0
   OTHER BORROWED                                  --             --             --           (0.2)            2.2           2.0
                                              -------        -------        -------        -------         -------       -------

TOTAL INTEREST BEARING LIABILITIES              240.1           33.9          274.0          205.2            67.8         273.0

TOTAL EFFECT ON NET INTEREST INCOME           $ 349.9        $  38.1        $ 388.0        $ 377.9         $(199.9)      $ 178.0
                                              =======        =======        =======        =======         =======       =======

CONSOLIDATED AVERAGE BALANCE SHEET & ANALYSIS OF NET INTEREST INCOME

                                                    Three months ended                      Three months ended
                                                         3-31-98                                  3-31-97
                                          -----------------------------------       ----------------------------------
(Dollars in thousands)                     Average                    Average        Average                   Average
                                           Balance      Interest        Rate (1)     Balance      Interest       Rate (1)
                                           -------      --------        ----         -------      --------       ----
ASSETS
INTEREST EARNING ASSETS
   TAXABLE LOANS                           $36,773          $855         9.43%       $31,218         $727         9.44%
   TAXABLE SECURITIES                        2,730            51         7.58%         2,263           35         6.27%
   FEDERAL FUNDS SOLD                        2,518            34         5.48%         2,322           29         5.07%
                                           -------          ----                     -------         ----
TOTAL INTEREST EARNING ASSETS               42,021           940         9.07%        35,803          791         8.96%

NON-EARNING ASSETS
   CASH AND DUE FROM BANKS                   1,737                                     1,493
   PROPERTIES & EQUIPMENT                      132                                       183
   ACCRUED INTEREST RECEIVABLE                 190                                       167
   OTHER ASSETS                                472                                        49
   LESS:  RESERVE FOR LOAN LOSSES             (521)                                     (431)
                                           -------                                   -------

TOTAL ASSETS                               $44,031                                   $37,264
                                           =======                                   =======


INTEREST BEARING LIABILITIES
   DEMAND DEPOSITS-INT. BEARING          $     717             4         2.26%    $      851            5         2.38%
   SAVINGS DEPOSITS                         13,935           138         4.02%         9,796          108         4.47%
   TIME DEPOSITS                            19,720           282         5.80%        17,074          243         5.77%
   OTHER BORROWED                              140             1         2.90%           125            1         3.24%
                                           --------         ----                     --------
TOTAL INTEREST BEARING LIAB.                34,512           425         4.99%        27,846          357         5.20%

NON-INTEREST BEARING LIABILITIES
   DEMAND DEPOSITS                           4,974                                     5,873
   ACCRUED EXP. & OTHER LIABILITIES            210                                       168
                                            -------                                   ------
TOTAL OTHER LIABILITIES                      5,184                                     6,041

   SHAREHOLDERS' EQUITY                      4,335                                     3,377
                                         ----------                                    -----

TOTAL LIABILITIES & EQUITY                 $44,031                                   $37,264
                                           =======                                   =======

NET INTEREST INCOME                                         $515                                     $434

NET INTEREST SPREAD                                                      4.08%                                    3.76%

NET INTEREST MARGIN                                                      4.97%                                    4.92%

     (1) Annualized

RATE VOLUME ANALYSIS OF CHANGES IN INTEREST INCOME & EXPENSE

                                                                   THREE MONTHS ENDED 3-31-98
                                                            COMPARED TO THREE MONTHS ENDED 3-31-97
                                                                       DUE TO CHANGE IN
                                                              ----------------------------------
(In thousands)                                                VOLUME       YIELD/RATE     TOTAL
                                                              ------       ----------     ------
INCREASE (DECREASE) IN INTEREST INCOME:

   TAXABLE LOANS                                               $524           $(396)       $128
   TAXABLE SECURITIES                                            32             (16)         16
   FEDERAL FUNDS SOLD                                            10              (5)          5
                                                               ----           -----         ---

TOTAL INTEREST EARNING ASSETS                                   566            (417)        149


INTEREST BEARING LIABILITIES

   DEMAND DEPOSITS-INT. BEARING                                  (3)              2          (1)
   SAVINGS DEPOSITS                                             170            (140)         30
   TIME DEPOSITS                                                153            (114)         39
   OTHER BORROWED                                                 -               -           -
                                                               ----           -----         ---

TOTAL INTEREST BEARING LIABILITIES                              320            (252)         68

TOTAL EFFECT ON NET INTEREST INCOME                            $246           $(165)        $81
                                                               ----           -----         ---

COMPARISON OF OPERATING RESULTS FOR THREE MONTHS ENDED MARCH 31, 1998 AND 1997

         NET INCOME. Net income for the three months ended March 31, 1998 was $131,000, an 88.0% increase from $70,000 reported for the comparable period in 1997. Earnings per share for the three months ended March 31, 1998 was $0.24, an increase of 84.6% over earnings per share of $0.13 for the three months ended March 31, 1997. The increase in net income was primarily the result of an increase in net interest income, a reduction in the provision for loan losses and a reduction in noninterest expense. These increases to earnings were partially offset by an increase in the provision for income taxes.

         INTEREST INCOME. Interest income for the three months ended March 31, 1998 was $940,000, up 18.9% from $791,000 for the three months ended March 31, 1997. This increase was the result of an increase in earning assets which was primarily due to growth in loans which generally earned higher rates than other categories of interest-earning assets.

         INTEREST EXPENSE. Interest expense rose to $425,000 for the three months ended March 31, 1998 from $357,000 for the comparable period in 1997, an increase of 18.9%. This increase was due to an increase in the average balance of interest-bearing liabilities, primarily deposits, but was offset somewhat due to a decrease in the average cost of funds.

         Net interest income increased 18.9% to $515,000 in the first three months of 1998, up from $434,000 in the same period during 1997. This increase resulted from a 17.4% increase in average earning assets together with an increase in the net interest margin (FTE) to 4.97% in the first three months of 1998, up 5 basis points from 4.92% for the comparable period in 1997. Enfin benefited from growth in interest earning assets and decreased costs on interest-bearing liabilities.

         PROVISION FOR LOAN LOSSES. The provision for loan losses decreased to $14,000 for the three months ended March 31, 1998, down 65.3% from $39,000 for the same period in 1997. While the overall provision decreased, the allowance as a percentage of loans increased from 1.37% at March 31, 1997 to 1.44% at March 31, 1998. The decrease in the provision for loan losses was based on management's analysis of the adequacy of the allowance for loan losses and was primarily the result of a decrease in the level of non-performing loans .

         NONINTEREST INCOME. Noninterest income was $67,000 for the three months ended March 31, 1998, an increase of 2.8% over $65,000 reported for the comparable period in 1997.

         NONINTEREST EXPENSE. Non-interest expense was $370,000 for the three months ended March 31, 1998 compared to $390,000 for the comparable period in 1997, or a 4.9% decrease. The decrease was primarily due to a decrease in salary and employee benefits.

         PROVISION FOR INCOME TAXES. The provision for income taxes was $67,000 for the three months ended March 31, 1998, a 100.0% increase from the first three months of 1997. In 1997, the tax expense was offset by a reduction in the valuation allowance recorded for the deferred tax asset. In late 1997, management determined that it was more likely than not that the deferred tax asset would be realized and eliminated the valuation allowance.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

         NET INCOME. Net income for 1997 was $917,000, a 224.2% increase over earnings for 1996 of $283,000. Earnings per share reported in 1997 were $1.67, up 221.2% from $0.52 for 1996. This increase in net income was the result of the combination of an increase in net interest income of $387,000 and a recognition of a tax benefit of $449,000 which were partially offset by increases to the provision for loan losses and noninterest expense.

         INTEREST INCOME. Interest income increased $661,000 or 22.8% in 1997 to $3,562,000, up from $2,901,000 in 1996. This is primarily due to an increase in average earning assets and to a lesser degree a 26 basis point increase in the weighted average yield for interest earning assets. Loans, the largest component of interest earning assets, represented the majority of the increase in average balances and experienced a 19 basis point increase in yield from 1996 to 1997.

         INTEREST EXPENSE. Total interest expense was $1,606,000 in 1997 compared to $1,332,000 for the year ended December 31, 1996. The increase was primarily due to an increase in average interest bearing liabilities and due to a 22 basis point increase in the average rate of interest bearing liabilities. The increase in time deposits accounted for the majority of the increase in average interest bearing liabilities and also contributed to the increased cost of funds with a 10 basis point increase in the rate paid from 1996 to 1997.

         PROVISION FOR LOAN LOSSES. The provision for loan losses increased to $125,000 in 1997 from $56,000 in 1996, a difference of $69,000 or 123.3%. The increase was due to an increase in the volume of loans, and to a lesser extent due to increased charge-offs.

         NONINTEREST INCOME. For the year ended December 31, 1997, noninterest income was $235,000, down $7,000 or 2.9% from $242,000 for the prior year. This decrease was the result of a decrease in service charges and fees of $49,000 or 35.1%, which was partially offset by the $42,000 or 41.3% increase in other income.

         NONINTEREST EXPENSE. Noninterest expense increased $126,000 or 8.6% to $1,598,000 for the year ended December 31, 1997 from the prior year. The increase was substantially due to the $97,000 increase in salaries and employee benefits and represented annual salary adjustments and an increase in the number of full time equivalents.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

         NET INCOME. Net income for 1996 was $283,000, a $221,000 increase over earnings for 1995 of $62,000. Earnings per share reported in 1996 were $0.52, up $.40 from $0.12 for 1995. This increase in net income was the result of the combination of an increase in net interest income, a decrease in the provision for loan losses and an increase in other income. These contributors to the increase in earnings were partially offset by an increase in noninterest expense.

         INTEREST INCOME. Interest income increased $451,000 or 18.4% in 1996 to $2,901,000, up from $2,449,000 in 1995. The increase was completely due to the increase in average earning assets and was partially offset by a 22 basis point decrease in the yield on interest earning assets. The increase in loans, the largest component of interest earning assets, contributed the majority of the $5.8 million increase in average earning assets which was partially offset by a 41 basis point decline in the yield on loans from 9.73% in 1995 to 9.32% in 1996.

         INTEREST EXPENSE. Total interest expense was $1,332,000 in 1996 compared to $1,059,000 for the year ended December 31, 1995. This $273,000 or 25.8% increase was the result of an increase in average interest bearing liabilities of $4.8 million and a 12 basis point increase in the rates paid on interest bearing liabilities. The largest contributor to the increase was from new savings products which provided an increase in average balances of $3.9 million and provided a 66 basis point increase in the cost of savings deposits.

         PROVISION FOR LOAN LOSSES. The provision for loan losses decreased to $56,000 in 1996 from $115,000 in 1995, a difference of $59,000 or 51.6%. The decline was primarily due to the decline in non-performing loans from 1995 to 1996.

         NONINTEREST INCOME. For the year ended December 31, 1996, noninterest income was $242,000, up $62,000 or 34.6% from $180,000 for the prior year. This increase was the result of an increase in service charges and fees of $34,000 or 32.0% and an increase in other income of $28,000 or 38.4%.

         NONINTEREST EXPENSE. Noninterest expenses increased to $1,472,000 in 1996 from $1,393,000 in 1995. This increase of 5.7% was primarily due to an increase of $50,000 or 7.5% in salaries and employee benefits.

         ASSET QUALITY - NON-PERFORMING ASSETS. Non-performing loans consist of loans past due 90 days or more and loans for which the accrual of interest has been discontinued. Non-performing loans totaled approximately $275,000 or .76% of total loans at December 31, 1997, as compared to $380,000 or 1.25% of total loans at December 31, 1996 and $590,000 or 2.21% at December 31, 1995. The allowance for loan losses as a percentage of non-performing loans was 186.30%, 112.95% and 64.43% at year end 1997, 1996 and 1995, respectively. The following table sets forth non-accrual, past due and restructured loans at December 31:

                                                                         YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------
                                                            1997                  1996                   1995
                                                      ------------------    ------------------    -------------------
(DOLLARS IN THOUSANDS)

NON-PERFORMING LOANS
     LOANS PAST DUE 90 DAYS OR MORE                                 $52                  $139                    $39
     NON-ACCRUAL LOANS                                              223                   241                    551
     RESTRUCTURED LOANS                                               -                     -                      -
                                                      ------------------    ------------------    -------------------

TOTAL NON-PERFORMING LOANS                                         $275                  $380                   $590
                                                      ==================    ==================    ===================


         Enterprise Bank had identified $223,107, $192,499 and $548,078 as impaired loans as of December 31, 1997, 1996 and 1995, respectively. The average balances of impaired loans during 1997, 1996 and 1995 were $238,116, $332,521 and $618,027, respectively. Interest income recognized on impaired loans during 1996 and 1995 was $8,153 and $39,281, all on a cash basis.

         The policy for placing loans on nonaccrual status is to cease accruing interest on loans when management believes that the collection of interest is doubtful, or when loans are past due as to principal or interest ninety days or more, except that in certain circumstances interest accruals are continued on loans deemed by management to be fully collectible. In such cases, the loans are individually evaluated in order to determine whether to continue income recognition after ninety days beyond the due dates. When loans are charged-off, any interest accrued in the current year is charged against interest income.

         POTENTIAL PROBLEM LOANS. As of December 31, 1997, there were approximately $298,733 of loans representing the remaining balances of loans classified as substandard for regulatory purpose that have not been disclosed above as a nonperforming or impaired loan. These loans and their potential loss exposure have been considered by management's analysis of the adequacy of the allowance for loan losses. These loans do not represent trends or uncertainties which management expects will materially impact future operating results, liquidity, or capital resources.

         FOREIGN OUTSTANDING. There were no foreign loans outstanding for any year presented.

COMPARISON OF MARCH 31, 1998 AND DECEMBER 31, 1997 FINANCIAL CONDITION

         Total assets rose to $44,400,000 at March 31, 1998, compared to $42,354,000 at December 31, 1997, an increase of $2,046,000 or 4.8%. This increase in assets was funded by increases in deposits, and shareholders' equity.

         Total securities increased 0.8% to $2,453,000 at March 31, 1998 compared to $2,451,000 at December 31, 1997, as purchases exceeded maturities. Of the $2,453,000 of total securities on the balance sheet at March 31, 1998, $250,000, or 10.2%, are classified as held-to-maturity with the remainder classified as available-for-sale.

         Total loans increased $115,000, or 0.31% to $36,531,000 during the first quarter of 1998 compared to total loans outstanding at December 31, 1997 of $36,416,000. No significant changes in loan demand are anticipated in the near term.

         Total deposits increased approximately $1,779,000 or 4.7%, to $39,475,000 at March 31, 1998, compared to $37,697,000 at December 31, 1997.

         Enfin's stockholders' equity remained relatively stable during the first quarter of 1998. At March 31, 1998, Enfin had $4,403,000 in shareholders' equity, which represented 9.9% of total assets at that date. Stockholders' equity was $4,272,000 at December 31, 1997, which was equal to 10.1% of total assets as December 31, 1997. Enfin exceeded all regulatory capital requirements at March 31, 1998. Its ratio of total capital to risk weighted assets was 12.8% at March 31, 1998, while its Tier 1 risk-based ratio was 11.54%. Regulatory minimums call for a total risk-based ratio of 8%, at least half of which must be Tier 1 capital.

         ALLOWANCE AND PROVISION FOR LOAN LOSSES. The allowance for loan losses is maintained at a level considered adequate to cover loan losses that are currently anticipated based on past loss experience, general economic conditions, changes in mix and size of the loan portfolio, information about specific borrower situations, and other factors and estimates that are subject to change over time. Management periodically reviews selected large loans, delinquent, impaired and other problem loans, and other selected loans. The collectibility of these loans is evaluated by considering the current financial position and performance of the borrower, the estimated fair value of the collateral, Enfin's collateral position in relation to other creditors, guarantees, and other potential sources of repayment. Management forms judgments, which are subjective, as to the probability of loss and the amount of loss on these loans as well as other loans in the aggregate.

         The allowance for loan losses totaled $525,000 at March 31, 1998, which was 1.44% of total loans net of unearned income. This was up from $512,000 or 1.41% of total loans at December 31, 1997. Loans on nonaccrual status were approximately $214,000, or .58% of outstanding balances at March 31, 1998, compared to $262,000 or .82% of total loans at March 31, 1997. This reduction was due to loan payments on the nonaccrual loans. The allowance for loan losses as a percentage of non-performing loans was 216.9% at March 31, 1998, compared to 158.1% at March 31, 1997.

COMPARISON OF DECEMBER 31, 1997 AND 1996 FINANCIAL CONDITION

         Total assets of Enfin were $42,354,000 at December 31, 1997 compared to $36,218,000 at year-end 1996, representing an increase of 16.9%. This growth was primarily in loans, which were funded by increases in Enfin's deposits from its local customer base.

         Total investment securities increased $202,000, or 9.0%, to $2,451,000 at year-end 1997 from $2,249,000 at year-end 1996.

         Gross loans totaled $36,416,000 at December 31, 1997, as compared to $30,284,000 at year-end December 31, 1996, representing an increase of $6,132,000 or 20.3%.

         The mix of Enfin's loan portfolio changed somewhat during 1997, with commercial loans comprising 83.42% of total loans at December 31, 1997, compared to 81.25% at year-end 1996. Commercial loans increased $5,773,000, or 23.5%, ending with a $30,377,000 balance as of December 31, 1997 as compared to $24,604,000 year-end 1996.

         Real estate mortgage loans increased 29.4% from year-end 1996, to $4,780,000 or 13.12% of total loans at December 31, 1997. Consumer loans decreased 33.4%, from $1,986,000 at December 31, 1996 to $1,259,000 at December 31, 1997.

         Total loans are comprised of the following:


                                                            YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------------------------------
                                    1997             1996            1995            1994             1993
                                 ------------     -----------     -----------    -------------    -------------
                                                            (DOLLARS IN THOUSANDS)
TYPE OF LOANS
    COMMERCIAL                     $30,377          $24,604        $21,204           $14,468          $10,880
    CONSUMER                         1,259            1,986          2,139             1,461              898
    REAL ESTATE                      4,780            3,693          3,353             2,830            2,281
    LOANS HELD-FOR-SALE                  -                -              -                 -                -
                                   -------          -------       --------           -------          -------
TOTAL LOANS                        $36,416          $30,283        $26,696           $18,759          $14,059
                                   =======          =======       ========           =======          =======


AN ANALYSIS OF MATURITY AND INTEREST RATE SENSITIVITY OF COMMERCIAL LOANS AS OF DECEMBER 31, 1997 FOLLOWS:

                                           ONE YR.            ONE TO               OVER
(DOLLARS IN THOUSANDS)                     OR LESS           FIVE YRS.          FIVE YRS.            TOTAL
                                       ----------------  ------------------  -----------------   ---------------
COMMERCIAL LOANS
         FIXED RATE                          $3,629           $3,756               $2,124            $9,509
         VARIABLE RATE                       10,837           10,031                    -            20,868
                                       ----------------  ------------------  -----------------   ---------------

TOTAL COMMERCIAL LOANS                      $14,466          $13,787               $2,124           $30,377
                                            =======          =======               ======           =======

         Other assets increased $447,000 from year end 1996 primarily due to the recognition of the deferred tax asset and reduction of the valuation allowance.

         Total deposits increased 15.96% to $37,697,000 at December 31, 1997, compared to $32,509,000 at December 31, 1996. Noninterest bearing balances grew to $8,641,000 at December 31, 1997 as compared to $4,898,000 at December 31, 1996. The other areas of deposit growth included savings which grew 2.7% and certificates of deposit which increased 9.9%. Interest bearing checking accounts decreased 43.8% from 1996 to 1997. Management set deposit rates with the goal of increasing time deposits to improve the bank's liability maturity position. Service charges on demand accounts were structured to be attractive to generate new deposits.

         The following is a schedule of average deposit balances as of December 31:

(DOLLARS IN THOUSANDS)                                                  1997                1996                 1995
                                                                  -----------------    ----------------     ---------------
AVERAGE DEPOSIT BALANCES BY TYPE
         DEMAND DEPOSITS - NON-INTEREST BEARING                       $6,764               $4,937              $4,168
         DEMAND DEPOSITS - INTEREST BEARING                              736                  946               1,054
         SAVINGS DEPOSITS                                             10,556               10,435               6,533
         TIME DEPOSITS                                                18,880               14,679              13,634
                                                                  -----------------    ----------------     ---------------
TOTAL DEPOSITS                                                       $36,936              $30,997             $25,389
                                                                  =================    ================     ===============


         The following is a schedule of maturities of time deposits in amounts of $100,000 or more as of December 31, 1997:

(DOLLARS IN THOUSANDS)
MATURING IN:
         3 MONTHS OR LESS                                             $1,998
         3 TO 6 MONTHS                                                 2,325
         6 TO 12 MONTHS                                                1,044
         OVER 12 MONTHS                                                  570
                                                                  -----------------
TOTAL                                                                 $5,937
                                                                  =================


         ALLOWANCE AND PROVISION FOR LOAN LOSSES. The allowance for loan losses is maintained at a level considered adequate to cover loan losses that are currently anticipated based on past loss experience, general economic conditions, changes in mix and size of the loan portfolio, information about specific borrower situations, and other factors and estimates that are subject to change over time. Management periodically reviews selected large loans, delinquent, impaired and other problem loans, and other selected loans. The collectibility of these loans is evaluated by considering the current financial position and performance of the borrower, the estimated fair value of the collateral, Enfin's collateral position in relation to other creditors, guarantees, and other potential sources of repayment. Management forms judgments, which are subjective, as to the probability of loss and the amount of loss on these loans as well as other loans in the aggregate.

         The allowance for loan losses totaled $512,000 and $429,000 at December 31, 1997 and 1996, respectively. The allowance as a percentage of loans was 1.4% for both 1997 and 1996 The increase in gross dollars in the allowance was primarily the result of an increases in the size of the loan portfolio. The allowance for loan losses as a percentage of non-performing loans was 186.3% at December 31, 1997 compared to 112.95% at December 31, 1996 and 64.43% at December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to Enfin's ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals, pay operating expenses and meet the other obligations. Enfin's primary sources of liquidity are cash and cash equivalents and securities available for sale, which totaled $2,948,000 and $2,202,000, respectively, at year-end 1997. Net income and loan repayments also serve as forms of liquidity. Other sources of liquidity which Enfin could use to help to ensure that funds are available when needed include, but are not limited to, adjustments of interest rates to attract deposits, borrowings at the Federal Reserve discount window and other borrowings. Management believes that its sources of liquidity are adequate to meet the needs of Enfin.

         As summarized in the statements of cash flow, the most significant investing cash flows in 1997 were purchases of available-for-sale securities of $1.9 million, maturity of available-for-sale securities of $1.2 million and an increase in net loan obligations of $6.2 million. Enfin's primary financing activity is accepting deposits, which accounted for a cash infusion of $5.2 million. Cash and cash equivalents decreased from $3.6 million at year-end 1996 to $2.9 million at year-end 1997.

         Total stockholders' equity increased from $3,349,000 at December 31, 1996 to $4,272,000 at December 31, 1997. Most of the increase resulted from the retention of earnings.

         Banking regulations have established minimum capital ratios for banks. As a result, the subsidiary bank must meet a risk-based capital requirement, which defines the two tiers of capital and compares each to the Bank's "risk-weighted assets." The Bank's assets and certain off-balance sheet items, such as loan commitments, are each assigned a risk factor so that assets with potentially higher credit risk will require more capital support than assets with lower risk. These regulations require the Bank to have a minimum total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. The Bank's Tier 1 capital is its shareholders' equity before any gain or loss on securities available-for-sale, while total risk-based capital includes Tier 1 capital and a limited amount of the allowance for loan losses. In addition, a bank's leverage ratio (which for the Bank equals its shareholders' equity, before any gain or loss on securities available-for-sale, divided by total assets) must be maintained at a minimum of 3% to 5%. The following table summarizes the Bank's capital ratios in comparison with minimum requirements.


                                               December 31, 1997                         December 31, 1996
                                         Amount             Percentage             Amount             Percentage
Leverage Ratio
    Actual                             $     3,869             8.92%            $    3,233               9.01%
    Minimum required                   $     1,301             3.00%            $    1,077               3.00%

Total risk-based capital
    Actual                             $     4,297            12.58%            $    3,599               12.33
    Minimum required                   $     2,732             8.00%            $    2,336               8.00%

Tier 1 risk-based capital
    Actual                             $     3,869            11.33%            $    3,233              11.07%
    Minimum required                   $     1,366             4.00%            $    1,436               4.00%

Risk adjusted assets                   $    34,145                              $   29,199

         The payment of dividends by Enterprise Bank to Enfin is subject to restrictions by its regulatory authorities, which generally limit dividends to the current and prior two years retained earnings, as defined by regulation. In addition, dividend payments may not reduce regulatory capital levels below the minimum regulatory guidelines discussed above and can not be paid until the retained deficit is eliminated. The Merger Agreement also sets forth certain limitations on the payment of dividends by Enfin to its shareholders. See "THE MERGER--Conditions.

IMPACT OF INFLATION ON CHANGING PRICES

         The financial statements included herein have been prepared in accordance with generally accepted accounting principles, which require Enfin to measure financial position and operating results in terms of historical dollars, except for securities available for sale which are carried at fair value. Changes in the relative value of money due to inflation or recession are generally not considered.

         In Enfin management's opinion, changes in interest rates affect the financial condition of Enfin to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not move concurrently. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as changes in monetary and fiscal policy. A financial institution's ability to be relatively unaffected by changes in interest rates is a good indicator of its capability to perform in today's volatile economic environment. In an effort to protect itself from the effects of interest rate volatility, Enfin reviews its interest rate risk position frequently, monitoring its exposure and taking necessary steps to minimize any detrimental effects on Enterprise Bank's profitability.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Enterprise Bank's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. All of Enterprise Bank's transactions are denominated in U.S. dollars with no specific foreign exchange exposure. Enterprise Bank has no agricultural loan assets and therefore would not have a specific exposure to changes in commodity prices.

         Interest-rate risk ("IRR") is the exposure of a banking organization's financial condition to adverse movements in interest rates. Accepting this risk can be an important source of profitability and shareholder value, however excessive levels of IRR can pose a significant threat to Enterprise Bank's earnings and capital base. Accordingly, effective risk management that maintains IRR at prudent levels is essential to Enterprise Bank's safety and soundness.

         Evaluating a financial institution's exposure to changes in interest rates includes assessing both the adequacy of the management process used to control IRR and the organization's quantitative level of exposure. When assessing the IRR management process, Enterprise Bank seeks to ensure that appropriate policies, procedures, management information systems and internal controls are in place to maintain IRR at prudent levels with consistency and continuity. Evaluating the quantitative level of IRR exposure requires Enterprise Bank to assess the existing and potential future effects of changes in interest rates on its consolidated financial condition, including capital adequacy, earnings, liquidity, and, where appropriate, asset quality.

         The Federal Reserve Board, together with the OCC and the FDIC, adopted a Joint Agency Policy Statement on Interest-Rate Risk, effective June 26, 1996. The policy statement provides guidance to examiners and bankers on sound practices for managing interest rate risk, which will form the basis for ongoing evaluation of the adequacy of interest-rate risk management at supervised institutions. The policy statement also outlines fundamental elements of sound management that have been identified in prior Federal Reserve Board guidance and discusses the importance of these elements in the context of managing interest-rate risk. Specifically, the guidance emphasizes the need for active board of director and senior management oversight and a comprehensive risk-management process that effectively identifies, measures, and controls interest-rate risk. Financial institutions derive their income primarily from the excess of interest collected over interest paid. The rates of interest an institution earns on its assets and owes on its liabilities generally are established contractually for a period of time. Since market interest rates change over time, an institution is exposed to lower profit margins (or losses) if it cannot adapt to interest-rate changes. For example, assume that an institution's assets carry intermediate-or long-term fixed rates and that those assets were funded with short-term liabilities. If market interest rates rise by the time the short-term liabilities must be refinanced, the increase in the institution's interest expense on its liabilities may not be sufficiently offset if assets continue to earn at the long-term fixed rates. Accordingly, an institution's profits could decrease on existing assets because the institution will either have lower net interest income or, possibly, net interest expense. Similar risks exist when assets are subject to contractual interest-rate ceilings, or rate sensitive assets are funded by longer-term, fixed-rate liabilities in a decreasing-rate environment. Several techniques might be used by an institution to minimize interest-rate risk. One approach used by Enterprise Bank is to periodically analyze its assets and liabilities and make future financing and investment decisions based on payment streams, interest rates, contractual maturities, and estimated sensitivity to actual or potential changes in market interest rates. Such activities fall under the broad definition of asset/liability management. Enterprise Bank's primary asset/liability management technique is the measurement of Enterprise Bank's asset/liability gap-that is, the difference between the cash flow amounts of interest-sensitive assets and liabilities that will be refinanced (or repriced) during a given period. For example, if the total assets to be repriced exceeds the total liabilities repricing for a certain day, month, year, or longer period, the institution is in an asset-sensitive gap position. In this situation, net interest income would increase if market interest rates rose or decrease if market interest rates fell. If, alternatively, more liabilities than assets will reprice, the institution is in a liability-sensitive position. Accordingly, net interest income would decline when rates rose and increase when rates fell. Also, these examples assume that interest-rate changes for assets and liabilities are of the same magnitude, whereas actual interest-rate changes generally differ in magnitude for assets and liabilities.

         Several ways an institution can manage interest-rate risk include: selling existing assets or repaying certain liabilities; matching repricing periods for new assets and liabilities for example, by shortening or lengthening the maturities and repricing of new loans or investments; hedging existing assets, liabilities, or anticipated transactions. An institution might also invest in more complex financial instruments intended to hedge or otherwise change interest-rate risk. Interest-rate swaps, futures contracts, options on futures, and other such derivative financial instruments often are used for this purpose. Because these instruments are sensitive to interest-rate changes, they require management expertise to be effective. Financial institutions are also subject to prepayment risk in falling rate environments. For example, mortgage loans and other financial assets may be prepaid by a debtor so that the debtor may refund its obligations at new, lower rates. Enterprise Bank has not purchased derivative financial instruments in the past. Prepayments of assets carrying higher rates can reduce Enterprise Bank's interest income and overall asset yields if the funds received can not be reinvested at equivalent or higher yields. A large portion of an institution's liabilities may be short term or due on demand, while most of its assets may be invested in long-term loans or investments. Accordingly, Enterprise Bank seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, FHLB advances can be used to meet liquidity needs.

         Commitments to extend credit and standby letters of credit are not recorded as an asset or liability by Enterprise Bank until the instrument is exercised.

         Enterprise Bank's exposure to market risk is reviewed on a regular basis by the Asset/Liability Committee. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximize income. Management realizes certain risks are inherent and that the goal is to identify and minimize the risks. Tools used by management include the standard GAP report and interest rate shock simulation report. Enterprise Bank has no market risk sensitive instruments held for trading purposes. It appears Enterprise Bank's market risk is reasonable at this time. The condensed GAP report summarizing Enterprise Bank's interest rate sensitivity is as follows:

GAP ANALYSIS, DECEMBER 31, 1997
                                                        REPRICING - MATURITY

(DOLLARS IN THOUSANDS)                     3 MOS.            3-12              1-5            OVER
ASSETS                                    OR LESS           MONTHS            YEARS          5 YEARS           TOTAL
------                                    -------           ------            -----          -------           -----
FIXED RATE LOANS/LEASES                   $ 2,109           $1,794            $4,873          $2,779          $11,555

VARIABLE RATE LOANS/                       12,066            1,529            11,137              --           24,732
LEASES

FEDERAL FUNDS                               1,444               --                --              --           11,444

U.S. TREASURIES                                --              249                --              --              249

AGENCIES                                                                       1,001           1,200            2,201

OTHER INVESTMENTS                              --               --                --             233              233

TOTAL                                      15,619            3,572            17,011           4,212           40,414
                                           ======            =====            ======           =====           ======

CUMULATIVE RSA                             15,619           19,191            36,202          40,414           40,414

LIABILITIES

TIME DEPOSITS $100K OR MORE                 1,998            3,369               570              --            5,937

OTHER TIME DEPOSITS                         2,611            7,671             1,524             303           12,109

MMDA                                        7,418               --             1,854              --            9,272

SAVINGS                                       233              233               701              --            1,167

NOW ACCOUNTS                                  172              172               229              --              573
                                         --------          -------           -------          ------          -------

TOTAL LIABILITIES                          10,434            8,076             4,308              --           29,058

CUMULATIVE RSL                             10,434           18,510             2,818          22,818           22,818

TOTAL ASSETS                              $42,234

GAP                                       $ 5,185          ($4,504)          $12,703          $4,212          $11,356
                                         ========          =======           =======          ======          =======

RSA/RSL                                      1.50             0.44              3.95             N/A             1.39

NET GAP RATIO                              12.28%          -10.66%            30.08%           9.97%           26.89%
(AS A % OF TOTAL ASSETS)

CUMULATIVE GAP                            $ 5,185             $681           $13,384         $17,596          $17,596

CUMULATIVE RSA/RSL                           1.50             1.04              1.59            1.77             1.77

CUMULATIVE NET GAP RATIO                   12.28%            1.61%            31.69%          41.66%           41.66%

* Loan Totals Do Not Include Commercial Non-Accrual Loans

         The business of Enterprise Bank and the composition of its balance sheet consists of investments in interest-earning assets (primarily loans and to a lesser extent, securities) which are primarily funded by interest-bearing liabilities (primarily deposits). Such financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk. All of the financial instruments of Enterprise Bank are for other than trading purposes.

         Interest rate risk results when the maturity or repricing intervals and interest rate indices of the interest-bearing assets, interest-bearing liabilities, and off-balance sheet financial instruments are different, creating a risk that changes in the level of market interest rates will result in disproportionate changes in the value of, and the net earnings generated from, Enterprise Bank's interest-bearing assets, interest-bearing liabilities, and off-balance sheet financial instruments. Enterprise Bank's exposure to interest rate risk is managed primarily through Enterprise Bank's strategy of selecting the types and terms of interest-earning assets and interest-bearing liabilities which generate favorable earnings, while limiting the potential negative effects of changes in market interest rates. Since Enterprise Bank's primary source of interest-bearing liabilities is customer deposits, Enterprise Bank's ability to manage the types and terms of such deposits may be somewhat limited by customer preferences in the market areas in which Enterprise Bank operates. The rates, terms and interest rate indices of Enterprise Bank's interest-earning assets result primarily from Enterprise Bank's strategy of investing in loans and securities which permit Enterprise Bank to limit its exposure to interest rate risk, together with credit risk, while at the same time achieving a positive interest rate spread from the difference between the income earned on interest-earning assets and the cost of interest-bearing liabilities.

         Investment securities, other than those with early call provisions, generally do not have significant imbedded options and repay pursuant to specific terms until maturity. While savings and checking deposits generally may be withdrawn upon the customer's request without prior notice, a continuing relationship with customers resulting in future deposits and withdrawals is generally predictable resulting in a dependable and uninterruptible source of funds. Time deposits generally have early withdrawal penalties.

         Enterprise Bank's interest rates are primarily indexed to the prime rate, with some indexed to the one, three or five year treasury. When such loans are funded by interest-bearing liabilities which are determined by other indices, primarily deposits, a changing interest rate environment may result in different levels of change in the different indices leading to disproportionate changes in the value of, and the net earnings generated from, Enterprise Bank's financial instruments. Each index is unique and in influenced by different external factors, therefore, the historical relationships in various indices may not necessarily be indicative of the actual change which may result in a changing interest rate environment.

         In addition to periodic gap reports comparing the sensitivity of interest-earning assets and interest-bearing liabilities to changes in interest rates, management also utilizes a quarterly report based on a model from the IBAA Securities which measures Enterprise Bank's exposure to interest rate risk. The model calculates the effect on net interest income a hypothetical higher and a lower prime rate would have.


                                BUSINESS OF ENFIN

         On December 27,1989, Enfin was incorporated as an Ohio corporation and established as a bank holding company. Enfin's business consists of acting as the holding company for Enterprise Bank, its only subsidiary. Enfin is subject to regulation, supervision and examination by the Federal Reserve Board. Enterprise Bank began operations in the spring of 1991 at its current location in Solon, Ohio. Enterprise Bank is subject to regulation, supervision and examination by the Division and the FDIC.

         Enterprise Bank was formed for the purpose of providing banking services to small and mid-sized businesses, their owners and employees, and to executives and professional firms as well as local residents. The goals of Enterprise Bank include providing responsive and personalized service as a business oriented community bank. Enterprise Bank offers commercial, commercial real estate and consumer loan products, various deposit products as well as a wide variety of other products and services.

         Enterprise Bank does not have any branches other than its headquarters.

MARKET AREA

         Enterprise Bank's primary market area consists of Cuyahoga and surrounding counties in Ohio.

COMPETITION

         There is significant competition in the financial services industry in northeastern Ohio among bank holding companies and banks. As a result of deregulation of the financial services industry, Enfin competes with providers of financial services such as savings and loan associations, credit unions, commercial companies, brokerage and securities firms, insurance companies, commercial finance and leasing companies and the mutual fund industry. Some of Enfin's competitors, including certain regional bank companies which have operations in Enfin's market area, have substantially greater resources than Enfin, and as such, may have higher lending limits and may offer other services not available through Enterprise Bank. Enfin also faces significant competition, particularly with respect to interest rates paid on deposit accounts, from well-capitalized local thrift institutions. Enterprise Bank competes on the basis of rates of interest charged on loans, the rates of interest paid on funds, the availability of services and responsiveness to the needs of its customers.

LENDING AND INVESTMENTS

         Lending products and services include commercial loans and commercial mortgages, lines of credit and letters of credit, residential mortgages, home equity lines of credit, home improvement, auto and installment loans, credit cards and personal lines of credit. Enterprise Bank's lending activity is directed primarily toward commercial lending to small and medium-sized businesses in Cuyahoga County and surrounding counties. Although Enterprise Bank does not provide lease financing directly, it has funded lease transactions by means of an assignment of the lease, the lease revenue and a security interest in the leased equipment. Enterprise Bank also participates in state and federal loan and loan guarantee programs to support and encourage economic development in its community. These include various loan programs of the Small Business Administration (the "SBA"), whereby Enterprise Bank may originate loans the principal of which is guaranteed (up to 90%) by the SBA.

         A number of customers have credit needs that exceed the legal lending limit of Enterprise Bank. Rather than turning these customers away, Enterprise Bank may sell a participation in the loan to another bank. There are a number of commercial banks that have purchased participations, and they are generally out of Enterprise Bank's primary market area. Although Enterprise Bank's principal goals include serving the credit needs of customers in its market area, it has from time to time purchased participation interests in loans from other financial institutions. In these cases the borrower is not a direct customer of Enterprise Bank, and because of this indirect relationship, participation activity is very limited and not emphasized in new business development plans. Enterprise Bank applies largely the same credit quality and other criteria, such as diversification of type of credit, to loans it purchase as to loans it originates.

         Loans outstanding at December 31, 1997 totaled approximately $36.4 million, an increase of $6.1 million or 20% from December 31, 1996. This increase is the result of management actively pursuing the development of new customer relationships, and the acquisition of quality credits in order to maximize the return on earning assets.

         Enterprise Bank generally makes commercial, commercial real estate and consumer loans to businesses and individuals with whom Enterprise Bank has or anticipates developing a deposit relationship. Management believes that the loan portfolio is reasonably diversified and contains no significant concentrations other than those resulting from Enterprise Bank's emphasis on commercial lending, which includes commercial real estate lending.

         The rates charged to borrowers are priced to provide for an adequate return and to reflect the risks identified while originating the credit. This pricing philosophy also takes into account current economic and competitive conditions, credit and interest rate risks involved with the credit and the costs of originating and administering extensions of credit. Interest income on loans is calculated on the simple interest method and accrued as income on a daily basis.

         COMMERCIAL LOANS. Commercial loans consist of term loans for financing equipment and other fixed assets, revolving lines of credit and seasonal inventory loans for working capital, and other short term secured and unsecured borrowings where the proceeds are used for business purposes. These loans generally have a maturity of five to seven years or less and bear interest at a fixed rate or a rate which varies according to a specified indicator or indicators of prevailing interest rates. As a general proposition, a commercial loan portfolio has higher credit risk than other forms of credit because of the concentration of principal in a limited number of loans and borrowers, the higher average dollar amount of individual loans, the risks associated with potential reductions in the value of the collateral during periods of economic downturn and the increased difficulty of evaluating and monitoring these types of loans. In recognition of this, management takes a conservative approach to the underwriting of commercial and commercial real estate loans.

         Enterprise Bank's underwriting strategy is reflected in the loan policy which is reviewed by Enterprise Bank's Board annually, and amended if necessary. The principal criteria used by Enterprise Bank in evaluating commercial loans include, but are not limited to: the quality of the borrowing entity's ownership/management team; the borrower's current financial condition; whether the company has a product or service that it can sell or deliver in sufficient quantity and margin to generate cash flow; and the existence of a strong secondary source of repayment, usually in the form of collateral or owner's guarantee.

         Enterprise Bank monitors its commercial and commercial real estate customer for periodic submission of financial statements, required documentation, maintenance of insurance and compliance with loan covenants. This monitoring procedure is administered jointly by the credit department and the loan document specialist, who prepare monthly reports for management.

         COMMERCIAL REAL ESTATE LOANS. Loans are classified as commercial real estate loans if loan proceeds are used for the construction, purchase, refinance or improvement of real estate, and if the loan is fully secured by the real estate being constructed, purchased, refinanced or improved. Commercial real estate loans are generally granted for a five year term, with the maximum term being fifteen years. Amortization will vary depending on property type and its age and condition. The maximum amortization for commercial property is twenty years, but ten to fifteen years is more common.

         These loans are not expected to exceed a seventy-five percent (75%) loan-to-value ratio, and must be supported by a qualified appraisal. In addition to a mortgage, real estate loans are typically secured by an assignment of the underlying lease as well, if the property is not owner-occupied. Enterprise Bank's policy prohibits granting real estate loans on a non-recourse basis.

         Management believes that the real estate portfolio is well diversified and does not present any greater risk of loss than the commercial loan portfolio generally. The loan policy of Enterprise Bank has certain specific guidelines that management feels strengthens the underwriting procedure for commercial real estate loans and controls the risk of this type of lending.

         CONSUMER LOANS. Enterprise Bank makes various types of installment or consumer loans, including loans made to depositors on the security of their savings instruments, home equity lines of credit, automobile loans, loans for boats and recreational vehicles, home improvement loans, demand single payment maturity loans, amortizing loans secured by listed securities in conformance with applicable regulations, and unsecured consumer credit through three forms of credit cards.

         Approximately 15.4% of the dollar volume of loans in Enterprise Bank's loan portfolio as of March 31, 1998, and 16.6% as of December 31, 1997, was represented by consumer loans, including first and second mortgage loans on residential property, which loans include both fixed-rate and adjustable-rate loans.

         Residential real estate mortgage loans originated by Enterprise Bank may be made up to 90% of the appraised value of the property when the loan is secured by real estate improvements as well as land improved with streets, water service, sewer service and other utilities. As of March 31, 1998, mortgage loans totaling $4.6MM comprised 12.6% of the loan portfolio in terms of dollar volume.

         One-to-four family dwelling loans are amortized over a period of 30 years or less. The weighted average length of time such loans are outstanding is usually considerably less, as homes are sold or refinanced or the loan is otherwise paid off prior to the end of the loan term. Real estate loans are secured by first liens on the real estate, although Enterprise Bank also makes loans secured by second or lesser liens, depending on the total appraised value of the security relative to the amount of the more senior liens. The majority of the mortgage loans Enterprise Bank makes provide for an adjustable rate of interest in order to allow for adjustment with treasury rate movement.

         LOAN COMMITMENT, SOLICITATION AND PROCESSING. The types of loans offered by Enterprise Bank and other loan terms and conditions are set forth in Enterprise Bank's lending policy, as amended from time to time by management and Enterprise Bank's Board of Directors. The types of loans and their terms are generally based on market conditions, new business development goals and availability of funds for lending. Management establishes the prime or minimum rates within the various categories of loans and Enterprise Bank adjusts rates and fees according to the risk.

         Final loan commitments are given only after application materials have been received and approved consistent with Enterprise Bank's lending policy. The loan policy requires financial statements prepared in accordance with generally accepted accounting principles by an independent, certified public accounting firm. Enterprise Bank generally evaluates five fiscal year-end statements, the most current interim statements and the personal financial statement and tax return of the business owner. This quantity of information allows Enterprise Bank to perform trend analysis. Exceptions to policy, if any, are reported to Enterprise Bank's Board on a monthly basis.

         These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. Enterprise Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Enterprise Bank limits its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures. Substantially all of Enterprise Bank's commitments to extend credit are contingent upon the customer maintaining specific credit standards and collateral arrangements, as necessary, at the time of the loan funding. To allow for the funding of loan commitments, management monitors the liquidity of Enterprise Bank and maintains available funds in the form of cash on deposit with correspondent banks and in federal funds sold.

         SUMMARY OF LOAN LOSS EXPERIENCE. Enterprise Bank management is aware of the risks inherent in commercial bank lending. Management attempts to limit those risks by applying stringent underwriting standards to all loan requests, and by securing loans when made. To provide for potential loan losses, management makes periodic provisions to an allowance for loan losses in amounts believed to be sufficient to absorb any future losses recorded.

         Enterprise Bank uses the allowance method to provide for loan losses. Under that method, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision is based upon management's evaluation of the adequacy of the allowance, which evaluation occurs monthly and encompasses consideration of local economic factors, regional banking loan loss experience, changes in the composition and volume of the loan portfolio and various other factors. A quarterly analysis of the loan loss reserve is prepared by the credit department and presented to Enterprise Bank's Board for approval.

The following table summarizes loan charge-offs by loan type.

                                                                         YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------------------------------
                                                            1997                  1996                   1995
                                                      ------------------    ------------------    -------------------
(DOLLARS IN THOUSANDS)

BALANCE AT BEGINNING OF PERIOD                                     $429                  $380                  $270
CHARGE-OFFS:
     COMMERCIAL                                                      22                     -                     -
     REAL ESTATE                                                      -                     -                     -
     CONSUMER                                                        20                     7                     5
                                                      ------------------    ------------------    -------------------
TOTAL CHARGE-OFFS                                                    42                     7                     5


RECOVERIES:
     COMMERCIAL                                                       -                     -                     -
     REAL ESTATE                                                      -                     -                     -
     CONSUMER                                                         -                     -                     -
                                                      ------------------    ------------------    -------------------
TOTAL RECOVERIES                                                      -                     -                     -

NET CHARGE-OFFS                                                      42                     7                     5

ADDITIONS TO THE ALLOWANCE
                                                                    125                    56                   115
                                                      ------------------    ------------------    -------------------

BALANCE AT END OF PERIOD                                           $512                  $429                  $380
                                                                   ====                  ====                  ====


ALLOWANCE FOR LOAN LOSSES TO PERIOD END LOANS
                                                                  1.41%                 1.42%                 1.42%

ALLOWANCE FOR LOAN LOSSES TO NON-PERFORMING LOANS
                                                                186.30%               112.95%                64.43%

CHARGE-OFFS:
     COMMERCIAL                                                   0.07%                     -                     -
     REAL ESTATE                                                      -                     -                     -
     CONSUMER                                                     0.06%                 0.03%                 0.02%

TOTAL NET CHARGE-OFFS TO AVERAGE LOANS
                                                                  0.12%                 0.03%                 0.02%


         The following table presents the aggregate amounts of non-performing assets as of March 31, 1998 and December 31, 1997 and 1996:

                                                                 March 31,               December 31,
                                                                   1998             1997              1996
                                                                               (In thousands)
         Non-performing Loans
                  Loans past due 90 days or more                   $ 28             $ 52              $139
                  Non-accrual loans                                 214              223               241
                                                                  -----            -----             -----
                  Total non-performing loans                       $242             $275              $380
                                                                   ====             ====              ====

         In addition to the diligence exercised in the underwriting process and the periodic provisions to the allowance for loan losses, management has developed a classified loan report which is presented monthly to the Board of Directors of Enterprise Bank. This report analyzes accounts which may not have exhibited any of the attributes of a problem credit, such as delinquent payments, but which warrant the ongoing attention of management due to the nature of the credit, the current financial condition of the borrower, or other relevant circumstances, so that the credit does not deteriorate prior to management implementing efforts to strengthen the credit. These accounts, which totaled approximately $463,000 at December 31, 1997 and $455,000 at March 31, 1998, are not expected to have a material effect on the financial condition or liquidity of Enterprise Bank. Enterprise Bank believes that these loans are adequately secured and that they do not present a risk of material loss.

         Enterprise Bank has an internal loan review system which is administered by the credit department. Under this system loans are reviewed to measure compliance with covenants and reporting requirements, and to evaluate whether the borrower's condition has changed. If there is doubt about the company's ability to repay the loan according to the original terms, the loan risk classification may be downgraded. In that event, the loan and the borrower's financial condition would then be reviewed monthly and discussed with Enterprise Bank's Board.

         In addition, Enterprise Bank has retained an independent consultant who conducts an annual review of the loan portfolio in order to evaluate its quality and to assess the adequacy of Enterprise Bank's loan loss reserves and lending practices.

         Enterprise Bank's collection procedures provide that when a loan is ten days or more delinquent, the borrower is contacted by mail or phone. A late charge is assessed after the loan becomes more than ten days delinquent. If delinquency continues, additional efforts are made to contact the borrower. Delinquent loans are required to be reported in Enterprise Bank's reports of condition filed with federal bank regulatory authorities. Delinquent loans are reported as past due (which, depending upon the type and length of time the loan has been outstanding, are loans that are more than 30 days delinquent), or nonaccrual. Enterprise Bank generally stops accruing interest on loans when it determines that a reasonable doubt exists as to the collectability of additional interest. Past due loans must be reported regardless of whether they are guaranteed by the government or others. Under federal banking regulations, a bank's regulatory capital requirement is based in part upon its level of restructured and delinquent loans.

The following is a summary of management's allocation of the allowance for loan losses.

(Dollars in thousands)                                       YEAR ENDED DECEMBER 31,
                            --------------------------------------------------------------------------------------------
                                  1997              1996              1995              1994              1993
                            --------------------------------------------------------------------------------------------
                                     LOAN BY           LOAN BY           LOAN BY           LOAN BY           LOAN BY
                                     TYPE/TOT.         TYPE/TOT.         TYPE/TOT.         TYPE/TOT.         TYPE/TOT.
                            AMOUNT   LOANS     AMOUNT  LOANS     AMOUNT  LOANS     AMOUNT  LOANS     AMOUNT  LOANS
                            ------   -----     ------  -----     ------  -----     ------  -----     ------  -----
ALLOCATION OF THE
ALLOWANCE FOR LOAN LOSSES
     COMMERCIAL                $467   83.42%     $382   81.25%     $330   79.43%     $214   77.12%     $179   77.39%
     REAL ESTATE                 21   13.12%       13   12.19%       13   12.56%       11   15.09%       10   16.22%
     CONSUMER                    24    3.46%       34    6.56%       37    8.01%       30    7.79%       17    6.39%
     UNALLOCATED                 --      N/A       --      N/A       --      N/A       15      N/A        3      N/A

                               ----   -----      ----   -----      ----   -----      ----   -----      ----   -----
TOTALS                         $512  100.00%     $429  100.00%     $380  100.00%     $270  100.00%     $209  100.00%
                               ====              ====              ====              ====              ====


         INVESTMENTS. Enterprise Bank invests primarily in debt instruments guaranteed by government or government-sponsored agencies such as Treasury securities and FNMA, GNMA and Freddie Mac securities. Management has chosen to invest in these types of securities due to their creditworthiness, protection of principal, liquidity and available rates of return. As a member of the Federal Reserve System and Federal Home Loan Bank, Enterprise Bank is required to own stock in each as well.

         The following information summarizes the composition and maturity schedule of the investment portfolio as of December 31, 1997, 1996 and 1995.

                                              1997                       1996                        1995
                                     -----------------------    ------------------------    -----------------------
                                     Carrying       Yield       Carrying       Yield        Carrying       Yield
(In thousands)                        Value                      Value                       Value
                                     --------     ----------    ---------    -----------    ---------     ---------
U.S. TREASURIES AND OTHER
  U.S. GOVERNMENT AGENCIES
    UNDER 1 YEAR                     $  249          5.13%        $   751        6.79%       $  975          5.31%
    1 TO 5 YEARS                      1,001          6.57%          1,499        6.79%          510          7.37%
    5 TO 10 YEARS                     1,200          6.70%             --          --            --            --
    OVER 10 YEARS                        --            --              --          --            --            --
                                     ------        ------         -------      ------        ------          ----

    TOTAL                             2,450          6.49%          2,250        6.79%        1,485          6.02%

EQUITY SECURITIES                       233          6.47%            123        6.00%          109          6.00%

TOTAL SECURITIES                     $2,683          6.49%         $2,373        6.75%       $1,594          6.02%
                                     ======                        ======                    ======

DEPOSITS AND BORROWINGS

         Core deposit account activity is a primary funding source for loan growth. As defined by Enterprise Bank, core deposits include demand deposit, negotiable order of withdrawal ("NOW"), money market, savings and local certificate of deposit accounts. At December 31, 1997, such core deposits totaled approximately $32,377,000, or 86% of total deposits. The balance of Enterprise Bank's deposits of $5,320,0000 or 14% of total deposits, were provided by deposit brokers and out-of-area institutions.

         While brokered deposits have provided needed liquidity, the interest rates associated with such nontraditional deposits are typically higher than those offered for similar deposits to those customers in Enterprise Bank's immediate trade area. However, Enterprise Bank's expenses related to gathering non-traditional deposits are limited as no advertising is needed to solicit these readily available deposits. Therefore, Enterprise Bank's cost of obtaining these non-traditional deposits is lower than typically associated with local retail deposits.

         As a member in good standing of the FHLB of Cincinnati, Enterprise Bank is authorized to apply for advances, provided that certain standards of credit worthiness and certain collateralization criteria has been met.


                           SECURITY OWNERSHIP OF ENFIN

         Set forth below is the amount of Enfin Shares beneficially owned by each director and by all directors and executive officers as a group on the Enfin Record Date:

         The following table sets forth the name and title of the directors and executive officers of Enfin, together with the number and percentage of Enfin Shares owned by each as of the Enfin Record Date, except to the extent their ownership does not exceed one percent (1 %) of Enfin's stock. The table also reflects the common stock ownership of all executive officers of Enfin and Enterprise Bank, and all directors of Enfin as a group.

                   Name                               Number of Shares                        Percentage
                   ----                               ----------------                        ----------
Monte Ahuja, Director                                      44,000                               8.03%
Larry David, Director                                      43,050 (1)                           7.86%
Jeffrey Reitzes                                             3,000                                  1%
John F. Sustar, Director                                   22,550 (2)                           4.12%
Robert N. Sustar, Director and Chairman                    22,063 (3)                           4.03%
Paul L. Seegott, Director                                  40,050                                7.3%
John Veres                                                  3,125                                  1%
Frank S. Wade, Chief Financial Officer                        750                                  1%
Stacy Casamento, Chief Financial Officer                    1,020 (4)                              4%
R. Corbin Washington, Interim President                     2,020                                  1%
     and Senior Lending Officer
All Enfin directors and Bank executive                    181,628                               33.2%
     officers as a Group (10 people)

--------------------

(1)      Mr. Davis owns 38,000 shares jointly with his wife.
(2) Mr. John Sustar owns 4,000 shares jointly with his wife with the remaining 18,000 shares owned solely by his wife.
(3) Mr. Robert Sustars wife owns 1,250 shares and dependent children own 5,000 shares.
(4)      Mrs. Casamento owns 1,000 shares jointly with her husband.


                      DESCRIPTION OF SECOND BANCORP SHARES

         The following is a summary of the material attributes of the Shares:

GENERAL

         Second Bancorp is authorized to issue 20,000,000 Shares, each without par value, of which [6,859,542] Shares were issued and outstanding on [June 10, 1998]. The Shares are quoted on The Nasdaq National Market System.

         Holders of the Shares are entitled: (1) to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution; (2) to one vote per Share on each matter properly submitted to shareholders for their vote; and (3) to participate ratably in the net assets of Second Bancorp in the event of liquidation, after the payment of liabilities. Holders of the Shares have the right to vote cumulatively for the election of directors. Holders of the Shares do not have preemptive or conversion rights and are not subject to further calls or assessments by Second Bancorp.

         Second Bancorp has the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, Shares previously issued; however, Second Bancorp may not repurchase its Shares if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if Second Bancorp is insolvent or would be rendered insolvent by such a purchase.

DIVIDEND RIGHTS

         As an Ohio corporation, Second Bancorp, may, in the discretion of its Board of Directors, generally pay dividends to its shareholders provided that the dividend does not exceed the combination of the surplus of Second Bancorp (defined generally as the excess of Second Bancorp's assets plus stated capital over its liabilities).

         The ability of Second Bancorp to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by the Bank. In addition, the Federal Reserve Board expects Second Bancorp to serve as a source of strength to the Bank, which may require it to retain capital for further investments in the Bank, rather than for dividends for shareholders of Second Bancorp.

         The Bank may not pay dividends to Second Bancorp out of its surplus if, after paying such dividends, it would fail to meet the required minimum levels under certain risk-based capital guidelines and minimum leverage ratio requirements established by the FDIC. In addition, the Bank must have the approval of its regulatory authorities if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net profits and the retained net profits for the preceding two years, less required transfers to surplus. Payment of dividends by the Bank may be restricted at any time at the discretion of the regulatory authorities, if they deem such dividends to constitute an unsafe and/or unsound banking practice or if necessary to maintain adequate capital for the Bank. These provisions could have the effect of limiting Second Bancorp's ability to pay dividends on its outstanding Shares.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         Article Seventh of the Second Bancorp Articles provides that Second Bancorp shall indemnify, to the fullest extent permitted by the laws of the State of Ohio, any director, officer, employee or agent of Second Bancorp for any costs or expenses incurred by him in his capacity, or arising out of his status, as a director, officer, employee or agent of Second Bancorp. Such indemnification is not exclusive of any other rights to which any such indemnified person may be entitled, as a matter of law or otherwise.

         Section 1701.13(E) of the Ohio Revised Code (which is applicable to Second Bancorp) permits a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitations and exceptions. Section 1701.13(E) of the Ohio Revised Code is very similar, but not identical, to the language contained in Article Seventh of the Second Bancorp Articles.

         Second Bancorp has purchased a liability insurance policy which insures directors and officers of Second Bancorp against certain liabilities which might be incurred by them in such capacities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling Second Bancorp pursuant to the foregoing provisions, Second Bancorp has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

PROVISIONS IN THE AMENDED ARTICLES AND AMENDED REGULATIONS WHICH MAY BE DEEMED TO HAVE ANTI-TAKEOVER EFFECTS

         The Amended Articles and the Amended Regulations of Second Bancorp contain the following provisions which may be deemed to have anti-takeover effects:

         SUPERMAJORITY VOTE AND FAIR PRICE PROVISION. Under the Second Bancorp Articles, the following actions ("Business Combinations") require the affirmative vote of the holders of 75% of the voting power of Second Bancorp:
(i) any merger or consolidation of Second Bancorp or any subsidiary of Second Bancorp with any person who holds 10% or more of the voting power of Second Bancorp (a "Related Person") or any affiliates of any Related Person; (ii) any sale lease, exchange, mortgage, pledge, transfer or other disposition to or with any Related Person or any affiliate of any Related Person of any assets of Second Bancorp having an aggregate fair market value equal to 10% or more of the consolidated net worth of Second Bancorp; (iii) the issuance or transfer by Second Bancorp of any securities of Second Bancorp or any subsidiary of Second Bancorp to any Related Person or any affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equal to 10% of the consolidated net worth of Second Bancorp; (iv) the adoption of any plan or proposal for the liquidation or dissolution of Second Bancorp; (v) any reclassification of securities of Second Bancorp or any merger or consolidation of Second Bancorp with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate number of the outstanding Shares of any class of equity security of Second Bancorp or any subsidiary of Second Bancorp which is directly or indirectly owned by any Related Person or any affiliate of any Related Person; and (vi) an amendment of Article Sixth, Article Seventh and Article Eighth of the Second Bancorp Articles. In addition, if certain "minimum price requirements" are not complied with in connection with any Business Combination, such Business Combination may not be consummated. However, if the Business Combination is approved by two-thirds of the continuing directors of Second Bancorp, then any such Business Combination is not required to satisfy the "minimum price requirements" and is only required to be approved by the shareholders of Second Bancorp holding a majority of its voting power.

         The Second Bancorp Regulations may be amended by the affirmative vote of a majority of the voting power of Second Bancorp, except that any amendment of Article III, Section 1 (Number of Directors) and Article VI (Indemnification of Directors and Officers) requires the affirmative vote of 75% of the voting power of Second Bancorp.

         CLASSIFICATION OF DIRECTORS. The Second Bancorp Articles classify the Board of Directors by providing for two classes of directors with each class serving a two-year term.

OHIO STATUTES THAT HAVE ANTI-TAKEOVER EFFECTS

         Second Bancorp is an Ohio chartered corporation and, therefore, is subject to the provisions of Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Statute"). Pursuant to the Ohio Control Share Acquisition Statute, the "control share acquisition" of an Ohio issuing public corporation shall be made only with the prior authorization of the shareholders of the issuing public corporation in accordance with the provisions of the Ohio Control Share Acquisition Statute. A "control share acquisition" is defined to mean the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation such person owns, would entitle such person, directly or indirectly, to exercise voting power in the election of directors within the following ranges: more than 20%, more than 33-l/3%, and a majority. The control share acquisition must be approved in advance by the holders of at least a majority of the voting power of the Ohio issuing public corporation in the election of directors represented at a meeting at which a quorum is present and by the holders of a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the issuing public corporation and by directors of the issuing public corporation who are also employees of the issuing public corporation. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the date of the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares. See "COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES AND ENFIN SHARES - Anti-Takeover Statutes."

         Second Bancorp is also subject to Chapter 1704 of the Ohio Revised Code (the "Ohio Merger Moratorium Statute") which prohibits certain business combinations and transactions between "an issuing public corporation" (Second Bancorp is one) and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the Board of Directors of Second Bancorp approves either (i) the transaction or (ii) the acquisition of the Shares that resulted in the person becoming an "Interested Shareholder", in each case before the Interested Shareholder became such. Examples of transactions regulated by the Ohio Merger Moratorium Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (a) the Board of Directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of Second Bancorp (or a different proportion set forth in the articles of incorporation) including a majority of the outstanding common shares after excluding shares controlled by the Interested Shareholder, or (c) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.

         Ohio law provides that an offeror may not make a tender offer or request or invitation for tenders that would result in the offeror beneficially owning more than ten percent of any class of the target company's equity securities unless such offeror files certain information with the Ohio Division of Securities (the "Securities Division") and provides such information to the target company and the offerees within Ohio. The Securities Division may suspend the continuation of the control bid if the Securities Division determines that the offeror's filed information does not provide full disclosure to the offerees of all material information concerning the control bid. The statute also provides that an offeror may not acquire any equity securities of a target company within two years of the offeror's previous acquisition of any equity security of the same target company pursuant to a control bid unless the Ohio offerees may sell such security to the offeror on substantially the same terms as provided by the previous control bid.

         Pursuant to Ohio Revised Code Section 1707.043, a public corporation incorporated in Ohio may recover profits that a shareholder makes from the sale of the corporation's securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation or (ii) that his purpose was not to increase any profit or decrease any loss in the stock of the corporation. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys' fees if the court having jurisdiction over such action orders recovery of any profits. An Ohio corporation may elect not to be covered by the "anti-greenmail" statute with an appropriate amendment to its articles of incorporation. Second Bancorp has not taken any corporate action to opt out of the "anti-greenmail" statute.



            COMPARISON OF RIGHTS OF HOLDERS OF SECOND BANCORP SHARES
                           AND HOLDERS OF ENFIN SHARES

GENERAL

         As a result of the Merger, all of the holders of Enfin Shares will become shareholders of Second Bancorp, except holders of Enfin Shares who exercise and perfect dissenters' rights. There are certain differences between the rights of holders of the Shares and the rights of holders of Enfin Shares arising from the distinctions between the Second Bancorp Articles and the Second Bancorp Regulations and the Enfin Articles and Enfin Regulations. However, the rights of holders of the Shares and those of holders of Enfin Shares are similar in many material respects. The differences are addressed below.

BOARD OF DIRECTORS

         GENERAL. The Second Bancorp Articles provide for a Board of Directors consisting of not more than eighteen (18) and not less than six (6) directors, classified into two classes with each class serving a term of two years. Second Bancorp currently has seven (7) directors. The Enfin Regulations provide for a Board of Directors consisting of nine directors divided into three (3) classes with each class serving three (3) years.

         The Second Bancorp Regulations require the affirmative vote of 75% of the voting power of Second Bancorp to change the number of directors. In addition, a majority of the Second Bancorp directors then in office may change the number of directors of Second Bancorp by no more than two (2) directors during any year. Under the Enfin Regulations, a majority of the directors may change the number of directors to no less than nine (9) and no more than fifteen
(15).

         REMOVAL. A Second Bancorp director may be removed (i) by the directors if such director is found by a court to be of unsound mind or if he is adjudicated, bankrupt or he fails to meet the qualifications set forth in
Section 1701.53(B)(2) or (ii) with or without cause by the affirmative vote of the holders of a majority of the voting power of Second Bancorp entitled to elect directors, except that, unless all directors are removed, no individual director shall be removed if the votes of a sufficient number of Shares are cast against his removal that, if cumulatively voted at an election of all of the directors, would be sufficient to elect at least one director. The Enfin Regulations provide that all of the directors may be removed from office, without assigning any cause, by the vote of the holders of 75% of the voting power of Enfin entitled to elect directors, except that, unless all directors are removed, no individual director shall be removed if the votes of a sufficient number of Enfin Shares are cast against his removal that, if cumulatively voted at an election of all of the directors, would be sufficient to elect at least one director.

         VACANCIES. Pursuant to the Second Bancorp Regulations, vacancies on the Board of Directors of Second Bancorp, including vacancies resulting from a Board-created increase in the number of directors, may be filled by Second Bancorp's Board of Directors, acting by a vote of the majority of the directors then in office, even if less than a quorum or by a sole remaining director. Any Second Bancorp director chosen to fill a vacancy shall serve until the next election of the class for which such director was chosen and until his successor is elected and qualified. Under the Enfin Regulations, the remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of the majority of their number, fill any vacancy in the Board of Directors for the unexpired term. Any director so chosen shall serve until the next election of directors by shareholders.

VOTING RIGHTS

         CUMULATIVE VOTING. The holders of the Shares and the holders of Enfin Shares have cumulative voting rights.

         SPECIAL VOTING REQUIREMENTS. The Second Bancorp Articles contain special voting requirements which may be deemed to have anti-takeover effects. The following actions ("Business Combinations") require the affirmative vote of the holders of 75% of the voting power of the Shares: (i) any merger or consolidation of Second Bancorp or any subsidiary of Second Bancorp with any person who holds 10% or more of the voting power of Second Bancorp (a "Related Person") or any affiliates of any Related Person; (ii) any sale lease, exchange, mortgage, pledge, transfer or other disposition to or with any Related Person or any affiliate of any Related Person of any assets of Second Bancorp having an aggregate fair market value equal to 10% or more of the consolidated net worth of Second Bancorp; (iii) the issuance or transfer by Second Bancorp of any securities of Second Bancorp or any subsidiary of Second Bancorp to any Related Person or any affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equal to 10% of the consolidated net worth of Second Bancorp; (iv) the adoption of any plan or proposal for the liquidation or dissolution of Second Bancorp; (v) any reclassification of securities of Second Bancorp or any merger or consolidation of Second Bancorp with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate number of the outstanding Shares of any class of equity security of Second Bancorp or any subsidiary of Second Bancorp which is directly or indirectly owned by any Related Person or any affiliate of any Related Person; and (vi) an amendment of Article Sixth, Article Seventh and Article Eighth of the Second Bancorp Articles. In addition, if certain "minimum price requirements" are not complied with in connection with any such Business Combination, any such Business Combination may not be consummated. However, if any such Business Combination is approved by two-thirds of the continuing directors of Second Bancorp, then any such

Business Combination is not required to satisfy the "minimum price requirements" and is only required to be approved by the shareholders of Second Bancorp holding a majority of its voting power.

         In contrast, under Ohio law, the affirmative vote of holders of at least two-thirds of the voting power of Enfin would be required to approve any merger, business combination or similar transaction involving Enfin, except a dissolution of Enfin or a change of the number of directors of Enfin, each of which requires the approval of holders of at least a majority of the voting power of Enfin.

         The Second Bancorp Regulations may be amended by the affirmative vote of a majority of the voting power of Second Bancorp, except that any amendment of Article III, Section 1 (Number of Directors) and Article VI (Indemnification of Directors and Officers) requires the affirmative vote of 75% of the voting power of Second Bancorp. The Enfin Regulations may be amended by the affirmative vote of a majority of the voting power of Enfin as long as three-fourth of the directors of Enfin approve such amendment. If three-fourths of the Enfin directors no not recommend an amendment of the Enfin Regulations, such an amendment would require the affirmative vote of 75% of the voting power of Enfin.

         VOTE TO CALL A SPECIAL MEETING. The Second Bancorp Regulations require the affirmative vote of 25% of the voting power of Second Bancorp to call a special meeting of shareholders. The Enfin Regulations require affirmative vote of 50% of the voting power of Enfin to call a special meeting of shareholders.

ANTI-TAKEOVER PROVISIONS

         The Enfin Articles and Enfin Regulations contain no provisions similar to the Supermajority Provision and Fair Price provision contained in the Second Bancorp Articles. See, "DESCRIPTION OF SECOND BANCORP SHARES - Provisions in the Second Bancorp Articles and Second Bancorp Regulations which may be deemed to have Anti-Takeover Effects."

PREEMPTIVE RIGHTS

         The shareholders of Second Bancorp and Enfin do not have preemptive rights.

DIVIDENDS

         As Ohio corporations, Enfin and Second Bancorp, may, in the discretion of their respective Board of Directors, generally pay dividends to their shareholders provided that the any such dividends do not exceed the combination of their surplus (defined generally as the excess of the corporation's assets plus stated capital over its liabilities). Second Bancorp's surplus at _______ __, 1998 was $________. Enfin's surplus at ______ __, 1998 was $_______.

         The ability of Second Bancorp and Enfin to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by the Bank and Enterprise Bank, respectively. In addition, the Federal Reserve Board expects Second Bancorp and Enfin to serve as sources of strength to their subsidiary banks, which may require them to retain capital for further investments in their subsidiary banks, rather than for dividends for their shareholders.

         Neither the Bank nor Enterprise Bank may pay dividends out of their surplus if, after paying such dividends, they would fail to meet the required minimum levels under certain risk-based capital guidelines and minimum leverage ratio requirements established by the FDIC. In addition, the Bank and Enterprise Bank must have the approval of their respective regulatory authorities if a dividend in any year would cause the total dividends for that year to exceed the sum of their current year's net profits and the retained net profits for the preceding two years, less required transfers to surplus. Payment of dividends by the Bank and Enterprise Bank may be restricted at any time at the discretion of their respective regulatory authorities, if such regulatory authorities deem such dividends to constitute unsafe and/or unsound banking practices or if necessary to maintain adequate capital.



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

ANTI-TAKEOVER STATUTES

         The Ohio Control Share Acquisition Statute, the Ohio Merger Moratorium Statute and the Ohio Tender Offer Procedures apply to both Second Bancorp and Enfin. See "DESCRIPTION OF SECOND BANCORP SHARES - Ohio Statutes that have Anti-Takeover Effects."

         Pursuant to the Ohio Control Share Acquisition Statute, the "control share acquisition" of an Ohio issuing public corporation shall be made only with the prior authorization of the shareholders of the issuing public corporation in accordance with the provisions of the Ohio Control Share Acquisition Statute. A "control share acquisition" is defined to mean the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation such person owns, would entitle such person, directly or indirectly, to exercise voting power in the election of directors within the following ranges: more than 20%, more than 33-l/3%, and a majority. Second Bancorp and Enfin are proceeding on the assumption that the proposed acquisition by Second Bancorp of Enfin through the Merger may be deemed to be a "control share acquisition" under the Ohio Control Share Acquisition Statute.

         The Ohio Control Share Acquisition Statute requires that the acquiring person must deliver an acquiring person statement to the issuing public corporation. The issuing public corporation must then call a special meeting of its shareholders to vote upon the proposed acquisition within 50 days after receipt of such acquiring person statement, unless the acquiring person agrees to a later date. Enfin received an acquiring person statement from Second Bancorp on ________, 1998, a copy of which is attached hereto as Annex D, and Enfins' shareholders will have the opportunity to vote upon Second Bancorp's proposed acquisition at the Separate Meeting.

         The Ohio Control Share Acquisition Statute further specifies that the shareholders of the Ohio issuing public corporation must approve the proposed control share acquisition by certain percentages at a special meeting of shareholders at which a quorum is present. Accordingly, in order to comply with the Ohio Control Share Acquisition Statute, Second Bancorp may only acquire Enfin through the Merger upon the affirmative vote of (i) a majority of the voting power of Enfin that is represented in person or by proxy at the Separate Meeting, and (ii) a majority of the voting power of Enfin Shares that is represented in person or by proxy at the Separate Meeting, excluding those Enfin Shares deemed to be "interested shares" for purposes of the Ohio Control Share Acquisition Statute.

         "Interested shares" are defined under the Ohio Control Share Acquisition Statute to mean shares in respect of which the voting power is controlled by any of the following persons: (1) an acquiring person (in this case, Second Bancorp); (2) any officer of Enfin; and (3) any director of Enfin who is also an employee of Enfin. "Interested shares" also include Enfin Shares that are acquired by any person after the date of the first public disclosure of the proposed Merger (in this case, April 1, 1998) and the date of the Separate Meeting, if either (i) the aggregate consideration paid by such person, and any person acting in concert with him, for such Enfin Shares exceeds $250,000, or
(ii) the number of Enfin Shares acquired by such person, and any person acting in concert with him, exceeds one-half of one percent of the outstanding Enfin Shares. In order to determine whether any Enfin Shares acquired after April 1, 1998 constitute "interested shares" pursuant to the preceding sentence, Enfin will examine its stock records as of April 1, 1998, as of the Enfin Record Date and as of the last business day preceding the Separate Meeting. If any record holder (other than a broker, bank or other nominee) has increased his ownership interest by more than one-half of one percent of the outstanding Enfin Shares, or by a number of Enfin Shares in excess of $250,000 divided by the book value of an Enfin Share during the period from April 1, 1998 through the Enfin Record Date, such additional Enfin Shares held by such holder will be deemed "interested shares" upon receipt by Enfin of a validly executed proxy card from such a record holder. A record holder may rebut a presumption that Enfin Shares are "interested shares" by providing Enfin with documentation satisfactory to Enfin's legal counsel establishing that such Enfin Shares are not "interested shares" within the definition of Section 1701.01(CC)(2) of the Ohio Revised Code.

         As of the Enfin Record Date, _____ of the Enfin Shares held by employee directors and officers of Enfin would be "interested shares" under the Ohio Control Share Acquisition Statute. Except as set forth in the



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

preceding paragraph, all other Enfin Shares will be presumed to be disinterested shares unless Enfin acquires actual knowledge of facts that evidence such shares must be deemed "interested shares."

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         SECOND BANCORP. Article Seventh of the Second Bancorp Articles provides that Second Bancorp shall indemnify, to the full extent permitted by the laws of the State of Ohio, any director, officer, employee or agent of Second Bancorp for any costs or expenses incurred by him in his capacity, or arising out of his status, as a director, officer, employee or agent of Second Bancorp. Such indemnification is not exclusive of any other rights to which any such indemnified person may be entitled, as a matter of law or otherwise.

         Section 1701.13(E) of the Ohio Revised Code (which is applicable to Second Bancorp) permits a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitations and exceptions. Section 1701.13(E) of the Ohio Revised Code is very similar, but not identical, to the language contained in Article Seventh of the Second Bancorp Articles.

         Second Bancorp has purchased a liability insurance policy which insures directors and officers of Second Bancorp against certain liabilities which might be incurred by them in such capacities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling Second Bancorp pursuant to the foregoing provisions, Second Bancorp has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         ENFIN. Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. It provides, however, that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Ohio law does not authorize payment of expenses or judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract and except with respect to the advancement of expenses of directors.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

         Enfin's Regulations provide that Enfin (i) must indemnify a director as provided under Ohio law discussed above, (ii) may indemnify an officer or employee as so provided, and (iii) may indemnify a director, officer or employee, as provided by Ohio law for actions by or in the right of the Company, who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Enfin. In addition, the Regulations: require indemnification for reasonable expenses (including attorney's fees) in the successful defense of any such actions; and allow Enfin to purchase and maintain insurance or furnish similar protection on behalf of such persons against any liability asserted against or incurred by any such person in any such capacity, or arising out of his status as such, regardless of whether Enfin would have the power to indemnify such person. Accordingly, Enterprise Bank maintains liability insurance coverage for its directors and officers. The Regulations provide also that violations of federal or state banking laws are neither indemnifiable nor insurable. It has been Enfin's policy to provide indemnification to its directors, officers and employees to the fullest extent permitted by Ohio law and to provide advancement of expenses, including attorneys' fees, incurred in defending any action.

         Under the Agreement, Second Bancorp has agreed to honor the indemnification obligations of Enfin and Enterprise Bank to their officers, directors and employees from and against certain liabilities and in accordance with the respective indemnification provisions of Enfin's and Enterprise Bank's Codes of Regulations and Ohio law, for a six (6) year period beginning at the Effective Time. In addition, Second Bancorp has agreed to extend director and officer liability insurance coverage for the officers, directors and employees of Enfin and Enterprise Bank for a three (3) year period beginning at the Effective Time.

                      REGULATION OF FINANCIAL INSTITUTIONS

         Second Bancorp and Enfin, as bank holding companies, and the Bank and Enterprise Bank, as a nationally-chartered bank and a state-chartered bank, are regulated extensively under federal and state law. Second Bancorp and Enfin are subject to regulation, supervision and examination by the Federal Reserve Board. The Bank is subject to regulation by the OCC and the FDIC and Enterprise Bank is subject to regulation, supervision and examination by the Division and the FDIC. The following information describes certain federal and Ohio statutory and regulatory provisions and is qualified in its entirety by reference to the particular statutory or regulatory provisions.

REGULATION OF BANK HOLDING COMPANIES

         Second Bancorp and Enfin are registered with the Federal Reserve Board as bank holding companies under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Bank holding companies and their activities are subject to extensive regulation by the Federal Reserve Board. Bank holding companies are required to file reports with the Federal Reserve Board and such additional information as the Federal Reserve Board may require, and are subject to regular inspections by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

         Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary banks. Under this policy the Federal Reserve Board may require a bank holding company to contribute additional capital to an undercapitalized subsidiary bank.

         The BHCA requires the prior approval of the Federal Reserve Board in any case where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that is not already majority-owned by it, to acquire all or substantially all of the assets of another bank or bank holding company, or to merge or consolidate with any other bank holding company. Section 4 of the BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. The primary exception allows the ownership of shares by a bank holding company in any company the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include: operating a savings association, mortgage company, finance company, credit card company or factoring



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

company; performing certain data processing operations; providing investment and financial advice; and acting as an insurance agent for certain types of credit-related insurance.

         Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on maintenance of reserves against deposits, extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of any services. Various consumer laws and regulations also affect the operations of these subsidiaries.

TRANSACTIONS WITH AFFILIATES

         Sections 23A and 23B of the Federal Reserve Act (the "FRA") restrict transactions by insured depository institutions and their subsidiaries with their affiliates. An affiliate of an institution is any company or entity which controls, is controlled by or is under common control with the institution. Generally, Sections 23A and 23B (i) limit the extent to which an institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus (i.e., tangible capital) and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions.

         A financial institution's authority to extend credit to executive officers, directors and greater than 10% shareholders, as well as entities such persons control, is subject to Sections 22(g) and 22(h) of the FRA and Regulation O promulgated thereunder by the Federal Reserve Board. Among other things, such loans must be made on terms substantially similar to those offered to unaffiliated individuals, the amount of loans an institution may make to such persons is based, in part, on the institution's capital position, and certain approval procedures must be followed in making such loans.

REGULATION OF NATIONALLY CHARTERED BANKS

         The Bank is subject to regulation under the National Banking Act and is periodically examined by the OCC and is subject, as a member bank, to the rules and regulations of the Federal Reserve Board. The Bank is an insured institution and a member of the Bank Insurance Fund ("BIF") and also has approximately $[__] million in deposits acquired through acquisitions of branches of savings and loan institutions that are insured through the Savings Association Insurance Fund ("SAIF"). As a result, the Bank also is subject to regulation by the FDIC. The establishment of branches of the Bank is subject to approval of the OCC.

REGULATION OF OHIO STATE CHARTERED BANKS

         State chartered banking corporations are subject to federal and state regulation of their business and activities by the FDIC and the Division. Ohio statutes and regulations prohibit a bank from engaging in any activities deemed to constitute unsafe or unsound banking practices, govern many aspects of the activities and operations of the bank, including capital levels, range of permissible activities and expansion. Ohio law also provides for prior Division approval of bank acquisitions and prior approval of certain voting security acquisitions of 10% or more of an institution's voting securities. These state laws are in addition to Ohio laws affecting acquisitions of corporations generally.

FEDERAL DEPOSIT INSURANCE CORPORATION

         The FDIC is an independent federal agency which insures the deposits, up to prescribed statutory limits, of federally-insured banks and savings associations and safeguards the safety and soundness of the financial institution industry. Two separate insurance funds are maintained and administered by the FDIC. In general, banking institutions are members of BIF and savings associations are SAIF members. The insurance fund conversion provisions do not prohibit a SAIF member from either converting to a bank charter, as long as the resulting bank remains a SAIF member, or merging with a bank, as long as the bank continues to pay the SAIF insurance assessments on the deposits acquired. Exit and entrance fees must be paid to the FDIC in full conversions.

         Insurance premiums for SAIF and BIF members are determined during each semi-annual assessment period based upon the members' respective categorization as either (1) well capitalized, (2) adequately capitalized or (3) undercapitalized. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's assessment rate depends on the capital category and supervisory category to which it is assigned.

         Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

INTERSTATE BANKING AND BRANCHING

         In 1994, the Riegle-Neal Act was enacted to ease restrictions on interstate banking. Effective September 29, 1995, the Riegle-Neal Act allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% statewide concentration limit contained in the Riegle-Neal Act.

         Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. A state could have permitted such transactions before such time by enacting authorizing legislation. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

         The Riegle-Neal Act authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Riegle-Neal Act also required the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibited any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.




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


REGULATORY CAPITAL

         The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The guidelines provide a systematic analytical framework which makes regulatory capital requirements sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures expressly into account in evaluating capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Capital levels as measured by these standards also are used to categorize financial institutions for purposes of certain prompt corrective action regulatory provisions. See "REGULATION OF FINANCIAL INSTITUTIONS - Prompt Corrective Regulatory Action."

         The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items such as standby letters of credit) is 8% ("Total Risk-Based Capital"). This Total Risk-Based Capital ratio must be at least 10% to be considered well capitalized. At least half of the minimum Total Risk-Based Capital ratio (4%) must be composed of common stockholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 Risk-Based Capital"). To be considered well capitalized, the Tier 1 Risk-Based Capital ratio must be at least 6%. See "REGULATION OF FINANCIAL INSTITUTIONS - Prompt Corrective Regulatory Action." The remainder of Total Risk-Based Capital may consist of subordinated debt, other preferred stock and a limited amount of loan and lease loss allowance.

         The Federal Reserve Board also has established minimum leverage ratio guidelines for bank holding companies. The guidelines provide for a minimum ratio of Tier 1 Risk-Based Capital to average assets (excluding the loan and lease loss allowance, goodwill and certain other intangibles) ("Leverage Ratio") of 3% for bank holding companies that meet certain criteria, including having the highest regulatory rating. To be considered well capitalized, the Leverage Ratio must be at least 5%. The guidelines further provide that bank holding companies making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels.

         Second Bancorp and Enfin are in compliance with the current capital guideline ratios. As of __________, 1998, Second Bancorp and Enfin had Total Risk-Based Capital Ratios of ______% and ___% respectively, Tier 1 Risk-Based Capital Ratios of ______% and _____%, respectively, and Leverage Ratios of ______% and _____%, respectively. Second Bancorp anticipates that it will continue to meet current capital guideline ratios after the consummation of the Merger and the Trumbull Merger.

         The Bank and Enterprise Bank are subject to similar capital requirements adopted by the OCC and the Federal Reserve Board, respectively. At __________, 1998, the Bank and Enterprise Bank satisfied these minimum capital ratio requirements under the applicable capital ratio guidelines. Failure by the Bank or Enterprise Bank to comply in the future with the applicable capital standards may subject the institutions to sanctions and limitations upon operations.

PROMPT CORRECTIVE REGULATORY ACTION

         The federal banking agencies have established a system of prompt corrective action to resolve certain of the problems of undercapitalized institutions. This system is based on five capital level categories for insured depository institutions - "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." The federal banking agencies may (or in some cases must) take certain supervisory actions depending upon an insured institution's capital level. For example, the banking agencies must appoint a receiver or conservator for an institution within 90 days after it becomes "critically undercapitalized" unless the institution's primary regulator determines, with the concurrence of the FDIC, that other action would better achieve regulatory purposes. Banking operations otherwise may be significantly affected depending on an institution's capital category. For example, an institution that is not "well capitalized" generally is prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market, and the holding company of any undercapitalized depository institution must guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable.

         Under the final rules implementing the prompt corrective action provisions, a financial institution that has a Total Risk-Based Capital of 10% or greater, a Tier 1 Risk-Based Capital ratio of 6% or greater and a Leverage Ratio of 5% or greater is deemed to be "well capitalized." An institution with a Total Risk-Based Capital ratio of 8% or greater, a Tier 1 Risk-Based Capital ratio of 4% or greater and a Leverage Ratio of 4% or greater (or a Leverage Ratio of 3% or greater and a CAMEL 1 rating), is considered to be "adequately capitalized." An institution that has a Total Risk-Based Capital of less than 8%, a Tier 1 Risk-Based Capital ratio of less than 4%, and a Leverage Ratio that is less than 4% (or a Leverage Ratio of less than 3% and a CAMEL 1 rating), is considered "undercapitalized." An institution that has a Total Risk-Based Capital less than 6%, a Tier 1 Risk-Based Capital ratio of less than 3% or a Leverage Ratio that is less than 3% is considered to be "significantly undercapitalized." An institution that has tangible equity (core capital minus intangible assets other than qualifying supervisory goodwill and purchased mortgage servicing rights) to total assets ratio equal to or less than 2% is deemed to be "critically undercapitalized."

LIMITS ON DIVIDENDS AND OTHER PAYMENTS

         There are various legal limitations on the extent to which subsidiary banks may finance or otherwise supply funds to their parent holding companies. Under federal and Ohio law, subsidiary banks may not, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of, their bank holding companies. Subsidiary banks are also subject to collateral security requirements for any loans or extension of credit permitted by such exceptions.

         The ability of a bank holding company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks. However, the Federal Reserve Board expects a bank holding company to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investment in the subsidiaries, rather than for dividends for shareholders of the bank holding company. Neither the Bank nor Enterprise Bank may pay dividends to Second Bancorp and Enfin, respectively, if, after paying such dividends, either the Bank or Enterprise Bank would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. In addition, Enterprise Bank must have the approval of the Division if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net profits and the retained net profits for the preceding two years, less required transfers to surplus. Payment of dividends by the Bank and Enterprise Bank may be restricted at any time at the discretion of their applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or unsound banking practice. These provisions could have the effect of limiting the Second Bancorp's ability to pay dividends on the Shares.

         The foregoing discussion of the regulation of Second Bancorp, Enfin, the Bank and Enterprise Bank is not complete. Enfin shareholders are referred to Second Bancorp's Annual Report on Form 10-K for the 1997 fiscal year for a complete discussion of the regulation of Second Bancorp's and the Bank's businesses. Second Bancorp's Annual Report on Form 10-K for 1997 is incorporated by reference into this Prospectus/Proxy Statement.

                                  LEGAL MATTERS

         The federal income tax consequences of the Merger, along with other legal matters in connection with the Merger, will be passed upon for Second Bancorp by Vorys, Sater, Seymour and Pease LLP. Certain legal matters in connection with the Merger will be passed upon for Enfin by Brouse & McDowell, L.P.A. Neither Vorys, Sater, Seymour and Pease LLP nor Brouse & McDowell, L.P.A. have received nor will they receive a substantial interest, direct or indirect, in Second Bancorp or Enfin, nor were their counsel compensated on a contingency fee basis for the rendering of their services.

                                     EXPERTS

         The consolidated financial statements of Second Bancorp at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus/Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Enfin at December 31, 1997, and for each of the three years ended December 31, 1997, included in this Prospectus/Proxy Statement, have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon included herein. The consolidated financial statements of Enfin audited by Crowe, Chizek and Company LLP have been included in reliance upon such report given upon their authority as an expert in accounting and auditing.

         The consolidated financial statements of The Trumbull Savings and Loan Company at September 30, 1997, and for each of the three years ended September 30, 1997, incorporated into this Prospectus/Proxy Statement by reference, have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon. The financial statements of The Trumbull Savings and Loan Company audited by Crowe, Chizek and Company LLP have been included in reliance upon such report given upon their authority as an expert in accounting and auditing.

                     INDEX TO FINANCIAL STATEMENTS OF ENFIN


Report of Independent Auditors............................................................................      F-2

Consolidated Statements of Financial Condition at December 31, 1997 and 1996..............................      F-3

Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995....................      F-4

Consolidated Statements of Changes in Shareholders' Equity for the years ended
     December 31, 1997, 1996 and 1995.....................................................................      F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995................      F-6

Notes to Consolidated Financial Statements................................................................      F-7

Unaudited Consolidated Balance Sheets at March 31, 1998 and December 31, 1997.............................     F-23

Unaudited Consolidated Statements of Income for the three months ended March 31, 1998
     and March 31, 1997...................................................................................     F-24

Unaudited Consolidated Statements of Changes in Stockholders' Equity for the three months
     ended March 31, 1998 and March 31, 1997..............................................................     F-25

Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 1998
     and March 31, 1997...................................................................................     F-26

Notes to Unaudited Consolidated Financial Statements......................................................     F-27


--------------------------------------------------------------------------------
                                                                             F-1

                         REPORT OF INDEPENDENT AUDITORS



Stockholders and Board of Directors
Enfin, Inc.
Solon, Ohio


We have audited the accompanying consolidated balance sheets of Enfin, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enfin, Inc. as of December 31, 1997 and 1996 and results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                             /s/ Crowe, Chizek and Company LLP
                                             ---------------------------------
                                             Crowe, Chizek and Company LLP

Cleveland, Ohio
February 12, 1998, except for
Note 15, as to which the date is April 2, 1998



--------------------------------------------------------------------------------

                                   ENFIN, INC.
                           CONSOLIDATED BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

--------------------------------------------------------------------------------

                                                                  1997                 1996
                                                                  ----                 ----
ASSETS
Cash and demand balances due from bank                        $  1,420,180         $  1,588,314
Interest-bearing deposits with financial institutions               84,371              105,450
Federal funds sold                                               1,443,534            1,904,222
                                                              ------------         ------------
  Total cash and cash equivalents                                2,948,085            3,597,986

Securities available for sale, at fair value                     2,201,699            1,499,523
Securities held to maturity (Fair value of
  $249,609 and $752,100 at December 31, 1997
  and 1996, respectively)                                          249,454              749,809
Federal Reserve Bank stock                                         123,300              123,300
Federal Home Loan Bank Stock                                       109,700
Total loans                                                     36,416,321           30,283,545
Allowance for loan losses                                         (512,320)            (429,224)
                                                              ------------         ------------
     Loans, net                                                 35,904,001           29,854,321
Premises and equipment, net                                        137,534              188,695
Accrued interest receivable                                        196,810              168,306
Other assets                                                       483,331               35,823
                                                              ------------         ------------

     Total assets                                             $ 42,353,914         $ 36,217,763
                                                              ============         ============

LIABILITIES
Deposits:
     Demand - noninterest bearing                             $  8,641,042         $  4,898,200
     Demand - interest  bearing                                    571,592            1,017,214
     Savings                                                    10,437,937           10,167,893
     Time deposits                                              18,046,183           16,425,717
                                                              ------------         ------------
         Total deposits                                         37,696,754           32,509,024
Accrued interest and other liabilities                             385,176              359,733
                                                              ------------         ------------
     Total liabilities                                          38,081,930           32,868,757

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock:  $1.00 stated value, authorized shares -
  1,535,000; issued and outstanding - 547,792)                     547,792              547,792
Paid in capital                                                  4,634,721            4,634,721
Retained deficit                                                  (916,086)          (1,833,027)
Unrealized gain on securities available for sale                     5,557                 (480)
                                                              ------------         ------------
     Total stockholders' equity                                  4,271,984            3,349,006
                                                              ------------         ------------
     Total liabilities and stockholders' equity               $ 42,353,914         $ 36,217,763
                                                              ============         ============

--------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                                   ENFIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

--------------------------------------------------------------------------------

                                                                1997             1996               1995
                                                                ----             ----               ----
Interest income
     Interest and fees on loans                              $3,266,877        $2,631,333        $2,139,920
     Interest on securities (taxable)                           159,579           116,539            92,644
     Interest on federal funds sold                             132,532           150,228           208,995
     Interest on deposits with financial institutions             2,694             2,242             7,157
                                                             ----------        ----------        ----------
         Total interest income                                3,561,682         2,900,342         2,448,716
                                                             ----------        ----------        ----------

Interest expense
     Interest on deposits                                     1,600,145         1,326,034         1,054,661
     Interest on short-term borrowings                            5,713             5,652             3,906
                                                             ----------        ----------        ----------
         Total interest expense                               1,605,858         1,331,686         1,058,567
                                                             ----------        ----------        ----------

Net interest income                                           1,955,824         1,568,656         1,390,149

Provision for loan losses                                       125,107            56,034           115,727
                                                             ----------        ----------        ----------

Net interest income after provision for loan losses           1,830,717         1,512,622         1,274,422
                                                             ----------        ----------        ----------

Noninterest income
     Service charges on deposit accounts                         90,862           139,907           106,018
     Other income                                               144,049           101,941            73,634
                                                             ----------        ----------        ----------
         Total noninterest income                               234,911           241,848           179,652
                                                             ----------        ----------        ----------

Noninterest expense
     Salaries and employee benefits                             813,372           716,485           666,456
     Occupancy expense                                          170,674           164,056           155,065
     Furniture and equipment                                     73,037            76,929            80,669
     Data processing expense                                    110,002           108,706            98,247
     FDIC deposit insurance expense                               4,238             8,478            31,512
     State franchise and other taxes                             85,675            63,053            50,384
     Regulatory and professional fees                            60,197            74,784            40,166
     Other operating expenses                                   280,420           259,104           269,553
                                                             ----------        ----------        ----------
         Total noninterest expense                            1,597,615         1,471,595         1,392,052
                                                             ----------        ----------        ----------

Net income  before income taxes                                 468,013           282,875            62,022

Income tax benefit                                              448,928
                                                             ----------        ----------        ----------
Net income                                                   $  916,941        $  282,875        $   62,022
                                                             ==========        ==========        ==========

Net income per share                                         $     1.67        $      .52        $      .12
                                                             ==========        ==========        ==========

--------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                                   ENFIN, INC.
            CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

                                                                                    Unrealized
                                                                                    Gain/(Loss)
                                                                                   on Securities         Total
                                 Common          Paid in            Retained         Available       Stockholders'
                                  Stock          Capital             Deficit         for Sale           Equity
                                  -----          -------             -------         --------           ------

BALANCE,
  JANUARY 1, 1995           $ 472,368         $ 4,229,545         $(2,177,924)                           $ 2,523,989

Net Income                                                             62,022                                 62,022

Issuance of 72,184
  shares of common
  stock                        72,184             384,116                                                    456,300

Change in fair value
  of securities
  available for sale                                                                  $    10,498             10,498
                            ---------         -----------         -----------         -----------        -----------


BALANCE,
  DECEMBER 31, 1995           544,552           4,613,661          (2,115,902)             10,498          3,052,809
                                              -----------         -----------         -----------        -----------

Net income                                                            282,875                                282,875

Issuance of 3,240
  shares of common
  stock                         3,240              21,060                                                     24,300

Change in fair value
  of securities
  available for sale                                                                      (10,978)           (10,978)
                            ---------         -----------         -----------         -----------        -----------

BALANCE,
  DECEMBER 31, 1996           547,792           4,634,721          (1,833,027)               (480)         3,349,006

Net income                                                            916,941                                916,941

Change in fair value
  of securities
  available for sale                                                                        6,037              6,037
                            ---------         -----------         -----------         -----------        -----------

BALANCE,
  DECEMBER 31, 1997         $ 547,792         $ 4,634,721         $  (916,086)        $     5,557        $ 4,271,984
                            =========         ===========         ===========         ===========        ===========

--------------------------------------------------------------------------------
           See accompanying notes to consolidated financial statements

                                   ENFIN, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

                                                                   1997                1996                1995
                                                                   ----                ----                ----

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                $   916,941         $   282,875         $    62,022
     Adjustments to reconcile net income
       to net cash from operating activities
         Depreciation and amortization                              62,948              67,995              67,815
         Provision for loan losses                                 125,107              56,034             115,727
         Net accretion on investments                                3,192             (25,941)            (52,445)
         Changes in
              Deferred taxes and valuation allowance              (454,852)
              Interest receivable                                  (15,764)            (29,192)            (65,037)
              Interest payable                                      16,267              10,723              34,543
              Deferred loan fees                                    23,632              (9,534)              2,884
              Other assets                                          (5,396)             (6,124)             34,692
              Other liabilities                                      9,176             109,788             (76,769)
                                                               -----------         -----------         -----------
         Net cash from operating activities                        681,251             456,624             123,432
                                                               -----------         -----------         -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
     Proceeds from maturities of investment
        securities held to maturity                                750,000           1,500,000           1,000,000
     Purchase of investment securities held to maturity           (248,976)         (1,249,156)           (946,257)
     Purchase of securities available for sale                  (1,900,000)         (1,500,000)           (500,078)
     Proceeds from maturities of securities
       available for sale                                        1,200,000             500,000
     Purchase of Federal Reserve Bank stock                                            (14,400)            (12,900)
     Purchase of Federal Home Loan Bank stock                     (109,700)
     Net increase in loans                                      (6,198,419)         (3,584,481)         (7,945,580)
     Premises and equipment expenditures, net                      (11,787)            (50,122)            (22,471)
                                                               -----------         -----------         -----------
         Net cash used in investing activities                  (6,518,882)         (4,398,159)         (8,427,286)
                                                               -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                    5,187,730           4,895,694           5,711,093
     Proceeds from issuance of common stock                                             24,300             456,300
                                                               -----------         -----------         -----------
         Net cash from financing activities                      5,187,730           4,919,994           6,167,393
                                                               -----------         -----------         -----------

Net change in cash and cash equivalents                           (649,901)            978,459          (2,136,461)

Cash and cash equivalents at beginning of period                 3,597,986           2,619,527           4,755,988
                                                               -----------         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $ 2,948,085         $ 3,597,986         $ 2,619,527
                                                               ===========         ===========         ===========

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed by Enfin, Inc.:

Principles of Consolidation: The consolidated financial statements include the accounts of Enfin, Inc. (the "Company") and its wholly owned subsidiary, Enterprise Bank (the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations: Enfin, Inc. is a bank holding company primarily engaged in the business of commercial and retail banking, with operations conducted through its main office in Solon, Ohio. Lake, Cuyahoga and Geauga counties in Ohio provide the source for substantially all of the Company's deposit and loan activities. The majority of the Company's income is derived from commercial business lending activities and additional income is derived from retail lending activities and investments.

Cash And Cash Equivalents: Cash and cash equivalents include cash, non-interest bearing deposits with bank, the demand portion of interest bearing deposits in banks and federal funds sold. The Company reports net cash flows for customer loan and deposit transactions.

For the years ended 1997, 1996 and 1995 the Company paid interest of $1,589,592, $1,320,963 and $1,024,024 respectively. No income taxes were paid in 1997, 1996 or 1995.

Use of Estimates in Preparation of Financial Statements: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, revenues and expenses as well as affecting the disclosures provided. Future results could differ from current estimates. Areas involving the use of management's estimates and assumptions primarily include the allowance for loan losses, fair value of certain securities and the fair value of financial instruments. All of these estimates are susceptible to change in the near term.

Securities: Securities are classified into held-to-maturity and available for sale categories. The held-to-maturity securities are those which management has the positive intent and the Company has the ability to hold to maturity, and are reported at cost adjusted for amortization of premiums and accretion of discounts. Available-for-sale securities are those which the Company may decide to sell if needed for liquidity, asset-liability management, or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains or losses included as a separate component of equity, net of tax. Gains or losses on disposition are based on net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest and Fees on Loans: Interest income on loans is accrued primarily over the term of the loans based on the principal balances of loans outstanding. Fees and costs associated with originating or acquiring loans are deferred and amortized as an adjustment to the loan yield over the life of the respective loans. The net amount of fees and costs deferred is reported in the balance sheet as part of loans.

The accrual of interest on loans is suspended when, in management's opinion, the collection of all or a portion of the loan principal has become doubtful. When a loan is placed on non-accrual status, accrued and unpaid interest at risk is charged against income. Payments received on non-accrual loans are applied against principal until recovery of the remaining balance is reasonably assured.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. Estimating the risk of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on management's evaluation of several key factors including information about specific borrower situations, their financial position and collateral values, current economic conditions, change in the mix and levels of the various types of loans, past charge-off experience and other pertinent information. The allowance for loan losses is based on estimates using currently available information, and ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. While management may periodically allocate portions of the allowance for specific problem situations, the entire allowance is available for any charge-offs that occur. Charge-offs are made against the allowance for loan losses when management concludes that loan amounts are likely to be uncollectible. After a loan is charged-off, collection efforts continue and future recoveries may occur.

Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require an increase, such increase is reported as a reduction in the unallocated portion of the allowance or as an increase to the provision for loan losses.


--------------------------------------------------------------------------------
                                                                             F-8

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as an increase in the unallocated portion of the allowance for loan losses or a reduction in the provision for loan losses.

Premises and Equipment: Leasehold improvements and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method with useful lives ranging from three to ten years. Maintenance and repairs are expensed, and major improvements are capitalized. At the time of sale or disposition of an asset, the applicable cost and accumulated depreciation amounts are removed from the accounting records.

Income Taxes: The Bank follows the liability method in accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences."

Due to net operating losses for each of the years since inception through December 31, 1994, a valuation allowance equal to the net deferred tax asset was recorded at December 31, 1996. Therefore, no deferred tax asset or income tax benefit has been recognized by the Company in years prior to 1997.

Earnings per common share: Earnings per common share are computed based on the weighted average number of shares outstanding. The weighted average shares outstanding at December 31, 1997, 1996 and 1995 were 547,792, 546,762 and 537,037 respectively.

Concentrations of Credit Risk: The Bank grants commercial, real estate and installment loans to customers primarily in Solon, Ohio and the Cleveland, Ohio metropolitan area. Commercial loans comprise approximately 86.6% of the loan portfolio. Included in commercial loans are multi-unit apartment loans representing approximately 2.7% of the loan portfolio at December 31, 1997. Commercial loans include secured and unsecured borrowings of businesses.

Real estate mortgage loans account for approximately 9.8% of loans and include first and second mortgage loans on residential properties. The remaining 3.6% of the loan portfolio is comprised of consumer installment and credit card loans. The consumer installment loans are secured primarily by automobiles. At December 31, 1997, approximately 5% of the Bank's total outstanding loans were unsecured.

Financial Statement Presentation: Certain previously reported consolidated financial statement amounts have been reclassified to conform to the 1997 presentation.

--------------------------------------------------------------------------------
                                                                             F-9

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and estimated fair value of securities are as follows:

                                                                       Gross              Gross
                                                   Amortized        Unrealized         Unrealized         Fair
                                                     Cost              Gains             Losses           Value
                                                     ----              -----             ------           -----
DECEMBER 31, 1997:

     Available for sale:
         U.S. Government Agencies                $   2,196,142    $        5,557                     $    2,201,699
                                                 =============    ==============                     ==============

     Held to maturity:
         U.S. Treasury securities                $     249,454    $          155                     $      249,609
                                                 =============    ==============                     ==============


DECEMBER 31, 1996:

     Available for sale:
         U.S. Government Agencies                $   1,500,003    $        3,622    $      (4,102)   $    1,499,523
                                                 =============    ==============    =============    ==============

     Held to maturity:
         U.S. Treasury securities                $     249,809    $          191                     $      250,000
         U.S. Government Agencies                      500,000             2,100                            502,100
                                                 -------------    --------------                     --------------
                                                 $     749,809    $        2,291                     $      752,100
                                                 =============    ==============                     ==============

Contractual maturities of debt securities at year-end 1997 were as follows:

                                               Available for sale securities         Hold to maturity securities
                                               -----------------------------         ---------------------------
                                                Amortized            Fair            Amortized            Fair
                                                  Cost               Value             Cost               Value
                                                  ----               -----             ----               -----

Due in one year or less                                                           $      249,454    $       249,609
Due from one to five years                  $       998,471    $    1,001,200
Due from five to ten years                        1,197,671         1,200,499
                                            ---------------    --------------     --------------    ---------------
                                            $     2,196,142    $    2,201,699     $      249,454    $       249,609
                                            ===============    ==============     ==============    ===============

No securities were sold during 1997, 1996 or 1995.

Securities with an approximate carrying value of $2,214,000 and $1,253,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits, borrowings and for other purposes as required or permitted by law.

--------------------------------------------------------------------------------
                                                                            F-10

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 3 - LOANS

Loans at December 31, 1997 and 1996, net of deferred fees and costs, consisted of the following:

                                          1997                1996
                                          ----                ----

     Commercial loans               $    31,534,888    $     25,084,324
     Real estate mortgage loans           2,277,795           1,907,982
     Consumer  loans                      1,317,194           1,979,003
                                    ---------------    ----------------

         Total loans                $    36,416,321    $     30,283,545
                                    ===============    ================


Certain officers, directors and companies with which they are affiliated have borrowed funds from the Company. These loans totaled approximately $418,000 and $276,000 at December 31, 1997 and 1996, respectively.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

A summary of the activity in the allowance for loan losses follows:

                                              1997        1996         1995
                                              ----        ----         ----

     Balance - January 1                    $429,224    $380,167     $269,640
     Provision for loan losses               125,107      56,034      115,727
     Loans charged-off                       (42,011)     (6,977)      (5,200)
                                            --------    --------     --------

     Balance - December 31                  $512,320    $429,224     $380,167
                                            ========    ========     ========


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Information regarding impaired loans is as follows for the year ended December
31:

                                                       1997             1996           1995
                                                       ----             ----           ----

Balance of impaired loans at December 31,             $223,107        $192,499
Less portion for which no allowance for loan
  losses is allocated                                       --              --
                                                      --------        --------

Portion of impaired loan balance for which an
  allowance for  loan losses is allocated             $223,107        $192,499
                                                      ========        ========

Portion of allowance for loan losses allocated
to the impaired loan balance                          $ 37,343        $ 28,506
                                                      ========        ========

Average investment in impaired
loans for the year                                    $238,116        $332,521        $618,027
                                                      ========        ========        ========

Interest income recognized during impairment          $     --        $  7,413        $ 39,281
                                                      ========        ========        ========

Cash basis interest income recognized                 $     --        $  8,153        $ 39,281
                                                      ========        ========        ========



NOTE 5 - PREMISES AND EQUIPMENT

At December 31, 1997 and 1996, premises and equipment consisted of the following:

                                                        1997         1996
                                                        ----         ----

     Leasehold improvements                           $ 228,952    $ 228,952
     Furniture and equipment                            335,179      323,583
                                                      ---------    ---------
         Totals                                         564,131      552,535
     Accumulated depreciation                          (426,597)    (363,840)
                                                      ---------    ---------

         Total premises and equipment, net            $ 137,534    $ 188,695
                                                      =========    =========

--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 5 - PREMISES AND EQUIPMENT (CONTINUED)

The banking facility is leased under an operating lease expiring in 2011 from a limited partnership operated by certain directors of the Company. The agreement contains one 10 year renewal option at the option of the Bank. On a five year basis, the minimum rental payments due are adjusted for the percentage increase in the consumer price index with a required minimum increase of 10%. At December 31, 1997, the estimated minimum rental payments under this agreement are as follows:

         1998                                             $      137,368
         1999                                                    137,368
         2000                                                    137,368
         2001                                                    146,526
         2002                                                    151,105
         Thereafter                                            1,334,758
                                                          --------------

                                                          $    2,044,493

Rental expense included in occupancy expense amounted to $137,368, $131,185 and $118,820 in 1997, 1996 and 1995 respectively.


NOTE 6 - INTEREST-BEARING DEPOSITS

At December 31, 1997, the scheduled maturities of time deposits were as follows:

         1998                                             $   15,648,876
         1999                                                  1,450,284
         2000                                                    643,555
         2001                                                    245,762
         2002                                                     57,706
                                                          --------------

                                                          $   18,046,183


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 6 - INTEREST-BEARING DEPOSITS (CONTINUED)

Interest expense on deposits is summarized below for the years ended December 31, 1997, 1996 and 1995:

                                                1997              1996              1995
                                                ----              ----              ----

Interest-bearing demand                      $   17,538        $   23,059        $   25,485
Savings                                         486,066           465,425           248,589
Time
    Denominations under $100,000                764,706           564,398           544,138
    Denominations of $100,000 or more           331,835           273,152           236,449
                                             ----------        ----------        ----------

         Total interest-on deposits          $1,600,145        $1,326,034        $1,054,661
                                             ==========        ==========        ==========

Certain directors and companies with which they are affiliated have deposits with the Company. These deposits totaled approximately $674,000 at December 31, 1997.

The Bank had brokered time deposits of $5,316,873 and $3,245,111 at December 31, 1997 and 1996, respectively. These deposits represent funds which the Bank obtained, directly or indirectly, through a deposit broker or institutional depositors. A deposit broker places deposits from third parties with insured depository institutions or places deposits with an institution for the purpose of selling an interest in those deposits to third parties.

Substantially all of the brokered deposits mature in 1998.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES

The provision for income taxes consists of the following:

                                       1997             1996             1995
                                       ----             ----             ----

  Current tax expense               $   5,894         $     --         $     --
  Deferred tax expense                154,540           97,853           27,264
  Change in valuation allowance      (609,362)         (97,853)         (27,264)
                                    ---------         --------         --------

     Total income tax benefit       $(448,928)        $     --         $     --
                                    =========         ========         ========

The primary cause for the differences between the Company's effective tax rate of 0% and the statutory tax rate of 34% in 1996 and 1995 is the change in the valuation allowance against the net deferred tax asset.

At December 31, 1997, the Company had operating loss carryforwards of approximately $769,000 which can be used to offset future taxable income. The carryforwards are due to expire, for tax purposes, as follows:

                                                          Net Operating
                                                        Loss Carryforward
                                                        -----------------

         2008                                              $  625,000
         2009                                                 144,000
                                                           ----------

                                                           $  769,000
                                                           ==========

The sources of gross deferred tax assets and gross deferred tax liabilities at December 31, are as follows:

                                                                1997               1996
                                                                ----               ----
Items giving rise to deferred tax assets
    Allowance for loan losses in excess of tax reserve        $ 161,144         $ 118,622
    Operating loss carryforward                                 261,390           477,203
    Depreciation                                                 13,647             8,316
    Deferred Loan Fees                                           15,285             5,221
    AMT Credit                                                    4,886
                                                              ---------         ---------
    Gross deferred tax assets                                   456,352           609,362
                                                              ---------         ---------

Items giving rise to deferred tax liabilities
    FHLB stock dividends                                         (1,530)               --
                                                              ---------         ---------
    Gross deferred tax liabilities                               (1,530)               --
                                                              ---------         ---------

Valuation allowances for deferred tax assets                         --          (609,362)
                                                              ---------         ---------

    Net deferred tax assets                                   $ 454,822         $      --
                                                              =========         =========

--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES (CONTINUED)

A valuation allowance was recorded against the net deferred tax asset in 1996 due to prior operating losses and the resulting net operating carry forward. The valuation allowance was eliminated in 1997 based on the Company's improved financial performance and management's conclusion that the realization of the deferred tax asset was more likely than not.


NOTE 8 - COMMITMENTS, OFF BALANCE SHEET RISK AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and standby letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

The Bank has outstanding commitments, customers' unused lines of credit and standby letters of credit. As of December 31, 1997, $845,059 of commitments to extend credit were at fixed rates ranging from 8.25% to 10.75%. The commitment period for fixed rate loans was 60 days. $8,301,196 of commitments had variable rates ranging from 8.25% to 10.5% at December 31, 1997. The commitment periods for all variable rate loans were less than one year.

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. The Bank does not anticipate any significant losses as a result of these commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Collateral obtained upon the exercise of the commitment is determined using the Bank's evaluation of the borrower, and may include business assets, real estate and other items.

At December 31, 1997 and 1996, the Bank was required to have approximately $80,000 and $30,000, respectively, of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve requirements. These balances do not earn interest.



--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 9 - OTHER OPERATING EXPENSE

Other operating expenses are summarized as follows:

                              1997            1996            1995
                              ----            ----            ----

Credit card $               $ 72,325        $ 57,639        $ 36,555
Postage and delivery          46,242          39,911          33,979
Other expense                161,853         161,554         199,019
                            --------        --------        --------

                            $280,420        $259,104        $269,553
                            ========        ========        ========


NOTE 10 - REGULATORY MATTERS

Dividends paid by the Bank are the primary source of funds available to the Company for the payments of dividends to stockholders. The payment of dividends by the subsidiary Bank to the Company is subject to restrictions by regulatory authorities. As a practical matter, dividend payments cannot reduce regulatory capital levels below minimum established guidelines. At December 31, 1997, based on regulatory restrictions, no dividends were allowed to be paid.

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 10 - REGULATORY RESTRICTIONS ON SUBSIDIARY DIVIDENDS (CONTINUED)

                                      Capital to risk-
                                      weighted assets
                                      ---------------
                                                              Tier 1 capital
                                      Total       Tier 1     to average assets
                                      -----       ------     -----------------

     Well capitalized                  10%            6%             5%
     Adequately capitalized             8%            4%             4%
     Undercapitalized                   6%            3%             3%

At year end, Bank actual capital levels (in thousands) and minimum required levels were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                     Minimum Required              Capitalized
                                                                        For Capital          Under Prompt Corrective
                                                Actual               Adequacy Purposes         Action Regulations
                                                ------               -----------------         ------------------
                                          Amount      Ratio          Amount      Ratio         Amount     Ratio
                                          ------      -----          ------      -----         ------     -----
1997
Total capital
     (to risk weighted assets)           $4,297       12.58%          2,732       8%            3,415     10%
Tier 1 capital
     (to risk weighted assets)            3,869       11.33%          1,366       4%            2,049      6%
Tier 1 capital (to average assets)        3,869        8.92%          1,735       4%            2,169      5%

At year-end 1997 the Bank was categorized as well capitalized.

NOTE 11 - EMPLOYEE BENEFIT PLAN

The Company has a contributory 401(k) plan covering substantially all employees. Eligibility requirements for the plan are one year of service and at least 21 years of age. This is a salary deferral plan, which calls for matching contributions by the Bank based on a percentage (50%) of each participant's voluntary contribution (limited to a maximum of $2,000). In addition to the Bank's required matching contribution, a contribution to the plan may be made at the discretion of the Board of Directors. Employee voluntary contributions are vested at all times, whereas employer contributions are 20% vested after two years of service and vesting increases 20% per year through year six when the employer contributions are fully vested. The Company's matching and discretionary contributions were $11,554 and $4,479 and $5,346 for the years ended December 31, 1997,1996 and 1995 respectively.

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Corporation disclose the estimated fair values of its financial instruments. The following table shows those values and the related carrying values. Items which are not financial instruments are not included.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                        December 31, 1997                   December 31, 1996
                                                        -----------------                   -----------------
                                                   Carrying          Estimated          Carrying        Estimated
                                                    Amount          Fair Value           Amount        Fair Value
                                                    ------          ----------           ------        ----------

Cash and cash equivalents                        $   2,948,085    $    2,948,000    $   3,597,986    $    3,598,000
Securities                                           2,451,153         2,451,000        2,249,332         2,252,000
Loans, net                                          35,904,001        35,686,000       29,854,321        29,794,000
Federal Home Loan Bank Stock                           109,700           110,000
Federal Reserve Bank Stock                             123,300           123,000          123,300           123,000
Accrued interest receivable                            196,810           197,000          168,306           168,000
Demand and savings deposits                        (19,650,571)      (19,651,000)     (16,083,307)      (16,083,000)
Time deposits                                      (18,046,183)      (18,126,000)     (16,425,717)      (16,519,000)
Accrued interest payable                              (116,315)         (116,000)        (100,048)         (100,000)

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items at December 31, 1997, the estimated fair values would necessarily have been realized at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1997 should not necessarily be considered to apply at subsequent dates.

For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair value for cash and cash equivalents, accrued interest receivable and accrued interest payable is considered to approximate cost due to the short term nature of these instruments. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Loans were segregated into two main groups: those with adjustable rates and those with fixed rates. The fixed and adjustable rate loans were further divided between loan categories and an estimated fair value was determined using a discounted cash flow analysis. The estimated fair value of Federal Reserve Bank stock and Federal Home Loan Bank stock is considered to approximate cost since it may be redeemed at par under certain circumstances. The estimated fair value of demand and savings deposits, which have no stated maturity, is equal to the amount payable. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits, applied for the time period until maturity using a discounted cash flow analysis. The estimated fair value of commitments is not materially different than the nominal value.

Other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
--------------------------------------------------------------------------------


NOTE 13 - PARENT COMPANY

Condensed financial information of Enfin, Inc. (parent company only) follows:

                             CONDENSED BALANCE SHEET

                                             December 31,
                                        1997              1996
                                        ----              ----

ASSETS
Cash and cash equivalents            $   99,699        $  105,589
Investment in Bank subsidiary         4,106,176         3,241,417
Other assets                             66,109             2,000
                                     ----------        ----------

                                     $4,271,984        $3,349,006
                                     ==========        ==========

STOCKHOLDER'S EQUITY                 $4,271,984        $3,349,006
                                     ==========        ==========


                          CONDENSED STATEMENT OF INCOME

                                                                Year ended December 31,
                                                        1997              1996             1995
                                                        ----              ----             ----
Income
     Interest                                         $   2,288         $   2,242         $ 7,157

Expenses                                                 10,178             4,425           3,232
                                                      ---------         ---------         -------

Income (loss) before income taxes and
       equity in undistributed earnings
       of subsidiary                                     (7,890)           (2,183)          3,925

Income tax benefit                                       66,109                --              --
                                                      ---------         ---------         -------

Income (loss) before equity in undistributed
     earnings of subsidiary                              58,219            (2,183)          3,925

Equity in undistributed earnings of subsidiary          858,722           285,058          58,097
                                                      ---------         ---------         -------

Net income                                            $ 916,941         $ 282,875         $62,022
                                                      =========         =========         =======


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

--------------------------------------------------------------------------------

NOTE 13 - PARENT COMPANY (CONTINUED)

                        CONDENSED STATEMENT OF CASH FLOWS

                                                                                  Year ended December 31,

                                                                        1997               1996              1995
                                                                        ----               ----              ----
Cash flows from operating activities
     Net income                                                 $     916,941     $      282,875    $        62,022
     Equity in undistributed earnings
         of subsidiary                                               (858,722)          (285,058)           (58,097)
     Other                                                            (64,109)            (1,444)            21,392
                                                                -------------     --------------    ---------------
         Net cash from operating activities                            (5,890)            (3,627)            25,317
                                                                -------------     --------------    ---------------

Cash flows from investing activities
     Capital contributed to subsidiary                                      -                  -           (480,000)
                                                                -------------     --------------    ---------------
         Net cash from investing activities                                 -                  -           (480,000)
                                                                -------------     --------------    ---------------

Cash flows from financing activities
     Proceeds from issuance of common stock                                 -             24,300            456,300
                                                                -------------     --------------    ---------------
         Net cash from financing activities                                 -             24,300            456,300
                                                                -------------     --------------    ---------------

Change in cash and cash equivalents                                    (5,890)            20,673              1,617

Cash and cash equivalents at beginning of year                        105,589             84,916             83,299
                                                                -------------     --------------    ---------------

Cash and cash equivalents at end of year                        $      99,699     $      105,589    $        84,916
                                                                =============     ==============    ===============


NOTE 14 - QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a consolidated summary of quarterly information in thousands (except for per share data)

                                             Quarters Ended
                              March 31     June 30     Sept 30      Dec 31
                              --------     -------     -------      ------
1997

Interest income                  $791        $861        $941        $969
Net interest income               433         468         513         542
Provision for loan losses          39          30          37          19
Net Income                         70          76         120         651

Earnings per common share        0.13        0.14        0.21        1.19


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

--------------------------------------------------------------------------------

NOTE 14 - QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                              Quarters Ended
                                March 31    June 30     Sept 30      Dec 31
                                --------    -------     -------      ------
1996

Interest income                  $ 678       $ 759       $ 707       $ 757
Net interest income                371         437         359         402
Provision for loan losses           28          28          --          --
Net income                          44          65          92          82

Earnings per common share        $0.08       $0.12       $0.17       $0.15


NOTE 15 - SUBSEQUENT EVENT

On April 1, 1998, the Company and Second Bancorp Incorporated (Second Bancorp) entered into a plan and agreement of merger. The transaction is structured as a tax-free exchange of stock and is expected to be accounted for using the pooling-of-interests method of accounting. The exchange ratio at which the Company common shares will be exchanged for Second Bancorp common shares will be a fixed exchange of 0.95 shares of Second Bancorp common stock for each share of Enfin, Inc. common stock. Should the "Corporation Closing Price" (as defined by the average closing price per share of Second Bancorp common shares reported in the Wall Street Journal for the most recent 20 days on which actual trades of shares occur, ending on the seventh date immediately preceding the closing date) of Second Bancorp common shares exceed $30.25 per share, the exchange ratio will equal $28.74 divided by the corporation closing price. If the corporation closing price of Second Bancorp common shares is less than $24.75, the exchange ratio will equal $23.51 divided by the corporation closing price. In any event, the exchange ratio shall not be greater than 1.069 or, in the event Second Bancorp would enter into a change in control transaction, be less than 0.718 per share. Should Enfin stockholders fail to approve the merger and accept a subsequent acquisition proposal prior to April 1, 1999, the Company promises to pay Second Bancorp $750,000 upon Second Bancorp's demand. The Second Bancorp common shares to be issued to the Company stockholders will be registered with the Securities and Exchange Commission. The merger is expected to be consummated during the third quarter of 1998 and is subject to approvals by various regulatory authorities and by the stockholders of the Company.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                      MARCH 31, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                March 31,          December 31,
                                                                  1998                 1997
                                                                  ----                 ----
ASSETS
Cash and demand balances due from bank                        $  2,258,689         $  1,420,180
Interest-bearing deposits with financial institutions               85,057               84,371
Federal funds sold                                               2,607,263            1,443,534
                                                              ------------         ------------
  Total cash and cash equivalents                                4,951,009            2,948,085
Securities available for sale, at fair value                     2,203,331            2,201,699
Securities held to maturity (Fair value of
  $250,000 and $249,609 at March 31, 1998
  and December 31, 1997, respectively)                             249,725              249,454
Federal Reserve Bank stock                                         123,300              123,300
Federal Home Loan Bank Stock                                       111,600              109,700
Total loans                                                     36,530,858           36,416,321
Allowance for loan losses                                         (525,048)            (512,320)
                                                              ------------         ------------
     Loans, net                                                 36,005,810           35,904,001
Premises and equipment, net                                        122,327              137,534
Accrued interest receivable                                        190,481              196,810
Other assets                                                       442,372              483,331
                                                              ------------         ------------

     Total assets                                             $ 44,399,955         $ 42,353,914
                                                              ============         ============

LIABILITIES
Deposits:
     Demand - noninterest bearing                             $  4,970,438         $  8,641,042
     Demand - interest  bearing                                    820,714              571,592
     Savings                                                    14,032,005           10,437,937
     Time deposits                                              19,652,149           18,046,183
                                                              ------------         ------------
         Total deposits                                         39,475,306           37,696,754
Accrued interest on other liabilities                              521,755              385,176
                                                              ------------         ------------
     Total liabilities                                          39,997,061           38,081,930

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock:  $1.00 stated value, authorized shares -
  1,535,000; issued and outstanding - 547,792)                     547,792              547,792
Paid in capital                                                  4,634,721            4,634,721
Retained deficit                                                  (785,176)            (916,086)
Unrealized gain on securities available for sale                     5,557                5,557
                                                              ------------         ------------
     Total stockholders' equity                                  4,402,894            4,271,984
                                                              ------------         ------------

         Total liabilities and stockholders' equity           $ 44,399,955         $ 42,353,914
                                                              ============         ============


--------------------------------------------------------------------------------

                                   ENFIN, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

--------------------------------------------------------------------------------

                                                           For the three months ended
                                                                    March 31,
                                                               1998            1997
                                                               ----            ----
Interest income
     Interest and fees on loans                              $854,991        $727,252
     Interest on securities (taxable)                          50,484          33,800
     Interest on federal funds sold                            34,020          29,109
     Interest on deposits with financial institutions             623             575
                                                             --------        --------
         Total interest income                                940,118         790,736
                                                             --------        --------

Interest expense
     Interest on deposits                                     423,515         355,921
     Interest on short-term borrowings                          1,267           1,349
                                                             --------        --------
         Total interest expense                               424,782         357,270
                                                             --------        --------

Net interest income                                           515,336         433,466

Provision for loan losses                                      13,524          38,990
                                                             --------        --------

Net interest income after provision for loan losses           501,812         394,476
                                                             --------        --------

Noninterest income
     Service charges on deposit accounts                       29,351          30,782
     Other income                                              37,382          34,102
                                                             --------        --------
         Total noninterest income                              66,733          64,884
                                                             --------        --------

Noninterest expense
     Salaries and employee benefits                           179,217         200,076
     Occupancy expense                                         42,003          42,198
     Furniture and equipment                                   17,277          18,115
     Data processing expense                                   29,322          27,835
     FDIC deposit insurance expense                             1,196             993
     State franchise and other taxes                           20,266          20,921
     Regulatory and professional fees                          17,196          11,929
     Other operating expenses                                  64,320          67,656
                                                             --------        --------
         Total noninterest expense                            370,797         389,723
                                                             --------        --------

Net income before income taxes                                197,748          69,637

Provision for income taxes                                     66,838              --
                                                             --------        --------

Net income                                                   $130,910        $ 69,637
                                                             ========        ========

Net income per share                                         $   0.24        $   0.13
                                                             ========        ========

--------------------------------------------------------------------------------

                                  ENFIN, INC.
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

--------------------------------------------------------------------------------

                                                                   For the three months ended
                                                                            March 31,
                                                                    1998                1997
                                                                    ----                ----

BALANCES AT JANUARY 1                                             $4,271,984        $ 3,349,006

     Net Income                                                      130,910             69,637

     Change in fair value of securities available for sale                --            (19,570)
                                                                  ----------        -----------


BALANCE AT MARCH 31                                               $4,402,894        $ 3,399,073
                                                                  ==========        ===========



--------------------------------------------------------------------------------

                                  ENFIN, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

--------------------------------------------------------------------------------

                                                          For the three months ended
                                                                   March 31,
                                                            1998                1997
                                                            ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                          $   130,910         $    69,637
     Adjustments to reconcile net income
       to net cash from operating activities
         Depreciation and amortization                        15,207              15,565
         Provision for loan losses                            13,524              38,990
         Net accretion on investments                         (1,315)                (92)
         FHLB stock dividend                                  (1,900)
         Changes in
              Interest receivable                             (6,411)             (3,098)
              Interest payable                                 1,413              12,127
              Deferred loan fees                             (11,573)              4,977
              Other assets                                    53,699             (26,946)
              Other liabilities                              135,166             (59,211)
                                                         -----------         -----------
         Net cash from operating activities                  328,720              51,949
                                                         -----------         -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchase of securities available for sale            (1,005,453)
     Proceeds from maturities/calls of securities
       available for sale                                  1,004,865             500,000
     Purchase of Federal Home Loan Bank stock                                    (52,600)
     Net increase in loans                                  (103,760)         (1,824,701)
                                                         -----------         -----------
         Net cash used in investing activities              (104,348)         (1,377,301)
                                                         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                              1,778,552           3,014,462
                                                         -----------         -----------
         Net cash from financing activities                1,778,552           3,014,462
                                                         -----------         -----------

Net change in cash and cash equivalents                    2,002,924           1,689,110

Cash and cash equivalents at beginning of period           2,948,085           3,597,986
                                                         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $ 4,951,009         $ 5,287,096
                                                         ===========         ===========


--------------------------------------------------------------------------------

                                   ENFIN, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of Enfin at March 31, 1998 and its results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read in conjunction with the December 31, 1997 audited financial statements.

The provision from income taxes is based upon the effective tax rate expected to be applicable for the entire year.

Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The weighted average number of shares used in the computation for both 1998 and 1997 was 547,792.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and estimated fair value of securities are as follows:

                                                                       Gross              Gross
                                                   Amortized        Unrealized         Unrealized         Fair
                                                     Cost              Gains             Losses           Value
                                                     ----              -----             ------           -----
March 31, 1998:

     Available for sale:
         U.S. Government Agencies                $   2,197,774    $        5,557                     $    2,203,331
                                                 =============    ==============                     ==============

     Held to maturity:
         U.S. Treasury securities                $     249,725    $          275                     $      250,000
                                                 =============    ==============                     ==============


December 31, 1997:

     Available for sale:
         U.S. Government Agencies                $   2,196,142    $        5,557                     $    2,201,699
                                                 =============    ==============                     ==============

     Held to maturity:
         U.S. Treasury securities                $     249,454    $          155                     $      249,609
                                                 =============    ==============                     ==============



Contractual maturities of debt securities at March 31, 1998 were as follows:

                                               Available-for-sale securities         Held-to-maturity securities
                                               -----------------------------         ---------------------------
                                                Amortized            Fair            Amortized            Fair
                                                   Cost              Value              Cost              Value
                                                   ----              -----              ----              -----

Due in one year or less                                                           $      249,725    $       250,000
Due from one to five years                  $     1,000,000    $    1,107,874
Due from five to ten years                        1,197,774         1,195,457
                                            ---------------    --------------     --------------    ---------------
                                            $     2,197,774    $    2,203,331     $      249,725    $       250,000
                                            ===============    ==============     ==============    ===============

No securities were sold during 1998 or 1997.


--------------------------------------------------------------------------------

                                   ENFIN, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE 3 - LOANS

Loan balances are summarized as follows:

                                             March 31,         December 31,
                                               1998                1997
                                               ----                ----

     Commercial loans                    $    30,913,660    $     31,534,888
     Real estate mortgage loans                4,590,111           3,564,239
     Consumer  loans                           1,027,087           1,317,194
                                         ---------------    ----------------
     Home equity loans

         Total loans                     $    36,530,858    $     36,416,321
                                         ===============    ================



NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses for the three months ended March 31, 1998 and 1997 is summarized as follows:

                                                     1998               1997
                                                     ----               ----

     Balance - January 1                           $512,320           $429,224
     Provision for loan losses                       13,524             38,990
     Loans charged-off                                 (796)           (27,387)
                                                   --------           --------

     Balance - March 31                            $525,048           $440,827
                                                   ========           ========



--------------------------------------------------------------------------------

                                   ENFIN, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE 5 - COMMITMENTS, OFF BALANCE SHEET RISK AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and standby letters of credit. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

The Bank has outstanding commitments, customers' unused lines of credit and standby letters of credit. As of March 31, 1998 and December 31, 1997, $916,675 and $845,059, respectively, of commitments to extend credit were at fixed rates ranging from 8.25% to 10.75%. The commitment period for fixed rate loans was 60 days. As of March 31, 1998 and December 31, 1997, $7,280,620 and $8,301,196,
respectively, of commitments had variable rates ranging from 8.25% to 10.75%. The commitment periods for all variable rate loans were less than one year.

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. The Bank does not anticipate any significant losses as a result of these commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Collateral obtained upon the exercise of the commitment is determined using the Bank's evaluation of the borrower, and may include business assets, real estate and other items.




--------------------------------------------------------------------------------

                                   ENFIN, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE 6 - ACQUISITION

On April 1, 1998, the Company and Second Bancorp Incorporated (Second Bancorp) entered into a plan and agreement of merger. The transaction is structured as a tax-free exchange of stock and is expected to be accounted for using the pooling-of-interests method of accounting. The exchange ratio at which the Company common shares will be exchanged for Second Bancorp common shares will be a fixed exchange of 0.95 shares of Second Bancorp common stock for each share of Enfin, Inc. common stock. Should the "Corporation Closing Price" (as defined by the average closing price per share of Second Bankcorp common shares reported in the Wall Street Journal for the most recent 20 days on which actual trades of shares occur, ending on the seventh date immediately preceding the closing date) of Second Bancorp common shares exceed $30.25 per share, the exchange ratio will equal $28.74 divided by the corporation closing price. If the corporation closing price of Second Bancorp common shares is less than $24.75, the exchange ratio will equal $23.51 divided by the corporation closing price. In any event, the exchange ratio shall not be greater than 1.069 or, in the event Second Bancorp would enter into a change in control transaction, be less than 0.718 per share. Should Enfin stockholders fail to approve the merger and accept a subsequent acquisition proposal prior to April 1, 1999, the Company promises to pay Second Bancorp $750,000 upon Second Bancorp demand. The Second Bancorp common shares to be issued to the Company stockholders will be registered with the Securities and Exchange Commission. The merger is expected to be consummated during the third quarter of 1998 and is subject to approvals by various regulatory authorities and by the stockholders of the Company.




--------------------------------------------------------------------------------

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), entered into as of April 1, 1998, by and between Second Bancorp Incorporated, an Ohio corporation (the "Corporation"), and Enfin, Inc., an Ohio corporation ("Enfin") (the Corporation and Enfin are sometimes hereinafter collectively referred to as the "Constituent Corporations");

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Enfin and the Corporation have determined that it is in the best interests of their respective shareholders for Enfin to merge with the Corporation (the "Merger"), upon the terms and subject to the conditions set forth herein and pursuant to the terms of this Agreement;

                  WHEREAS, the Boards of Directors of Enfin and the Corporation have approved this Agreement and the consummation of the transactions contemplated hereby;

                  WHEREAS, after the Merger, Enterprise Bank, an Ohio banking corporation wholly owned by Enfin (the "Bank"), will merge with and into The Second National Bank of Warren, a national banking association wholly owned by the Corporation ("Second National");

                  WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Enfin will cease to have a separate corporate existence, and shareholders of Enfin will receive from the Corporation for each common share, without par value, of Enfin (the "Enfin Shares") common shares, no par value, of the Corporation in the amount calculated in accordance with this Agreement;

                  WHEREAS, Enfin has previously provided to the Corporation a schedule disclosing additional information about Enfin (hereinafter referred to in this Agreement as the "Enfin Disclosure Schedule");

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, Enfin and the Corporation, intending to be legally bound hereby, agree as follows:

                                  ARTICLE ONE

                                   The Merger

                  1.01.    Merger; Surviving Corporation

                  At the time when the Merger shall become effective (sometimes hereinafter called the "Merger Date"), Enfin will merge into the Corporation and the Corporation will be the continuing and surviving corporation in the Merger, will continue to exist under the laws of the State of Ohio, and will be the only one of the Constituent Corporations to continue its separate corporate existence after the Merger Date. As used in this Agreement, the term "Surviving Corporation" refers to the Corporation at and after the Merger Date.

                  1.02.    Effective Time

                  The Merger shall become effective upon the later of (a) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio or (b) at such time thereafter as is agreed to in writing by the parties hereto and so provided in the Certificate of Merger.

                  1.03.    Effects of the Merger

                  At the Merger Date:

                  (a) the articles of the Corporation as in effect immediately prior to the Merger Date shall be the articles of the Surviving Corporation

                  (b) the regulations of the Corporation as in effect immediately prior to the Merger Date shall be the regulations of the Surviving Corporation; and

                  (c) the directors and officers of the Corporation immediately prior to the Merger Date will be the directors and officers, respectively, of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Articles of Incorporation and Regulations.

                                   ARTICLE TWO

                 Conversion Of Shares; Exchange Of Certificates

                  2.01.    Conversion of Enfin Shares

                  As of the Merger Date, by virtue of the Merger and without any action on the part of the holder of common shares, without par value, of Enfin ("Enfin Shares"):

                  (a) Conversion of Enfin Common Shares. Subject to Section 2.02, each Enfin Share issued and outstanding immediately prior to the Merger Date shall be canceled and extinguished and in substitution therefor, the holders of Enfin Shares shall be entitled to receive that number of fully paid and nonassessable common shares, no par value, of the Corporation ("Shares") which is equal to the Exchange Ratio determined in accordance with Section 2.01(b). All such Enfin Shares shall no longer be outstanding and each certificate previously representing any such shares shall thereafter represent the Shares into which such Enfin Shares have been converted. Certificates previously representing Enfin Shares shall be exchanged for certificates representing whole Shares (and cash in lieu of fractional shares) issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.02, without interest.

                  (b)      As used in this Agreement:

                           (i) Exchange Ratio shall mean .950 Shares; except that, if the "Corporation Closing Price" (defined below) is greater than $30.25 or less than $24.75, the Exchange Ratio shall be changed as follows:

                                    (A)      If the Corporation Closing Price
                                             exceeds $30.25, then the Exchange
                                             Ratio shall equal $28.74 divided by
                                             the Corporation Closing Price

                                    (B)      If the Corporation Closing Price is
                                             less than $24.75, then the Exchange
                                             Ratio shall equal $23.51 divided by
                                             the Corporation Closing Price; and

                                    (C)      Except that, the Exchange Ratio
                                             shall not in any case be greater
                                             than 1.069, provided further, in
                                             the event of an announcement of the
                                             Corporation entering into a change
                                             in control transaction, the
                                             Exchange Ratio shall not be less
                                             than .718.

                           (ii) "Corporation Closing Price" shall mean the average closing price per Share on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the most recent twenty (20) days on which actual trades of Shares occur ending on the seventh
                                    (7th) day immediately preceding the Closing
                                    Date (as defined below).

                  2.02.    Exchange of Certificates

                  (a) Exchange Agent. As of the Merger Date, the Corporation shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Merger Date evidenced Enfin Shares (the "Enfin Certificates"), for exchange in accordance with this Article Two, certificates representing the Shares and an amount of cash necessary to pay cash in lieu of fractional shares in accordance with Section 2.02(e) (such certificates for Shares, together with any dividends or distributions with respect thereto, and such cash for fractional share interests being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for such Enfin Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Merger Date, but not later than 10-days after the Merger Date, the Exchange Agent shall mail to each holder of record of Enfin Shares immediately prior to the Merger Date whose shares were converted into Shares pursuant to Section 2.01,
                           (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Enfin Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, and which shall be in such form and have such other provisions as the Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Enfin Certificates in exchange for certificates representing Shares. Upon surrender by such holder of an Enfin Certificate or Certificates evidencing all Enfin Shares standing in such holder's name for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Enfin Certificate or Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole Shares which such holder has the right to receive in respect of the Enfin Certificate or Certificates surrendered pursuant to the provisions of this Article Two (after taking into account all Enfin Shares then held by such holder), and the Enfin Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Enfin Shares which is not registered in the transfer records of Enfin, a certificate representing the proper number of Shares may be issued to a transferee if the Enfin Certificate representing such Enfin Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Enfin Certificate shall be deemed at any time after the Merger Date for all corporate purposes (except as provided in Section 2.02(c)) to represent only the number of whole Shares into which the Enfin Shares represented by such certificate or certificates have been converted as provided in this Article Two and the right to receive upon such surrender cash in lieu of any fractional Shares as contemplated by this Section 2.02.

                  (c) Distributions with Respect to Unexchanged Shares; Voting. Dividends or other distributions declared or made after the Merger Date with respect to Shares with a record date after the Merger Date shall be paid to the holder of any unsurrendered Enfin Certificate with respect to the Shares represented thereby and any cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
                           Section 2.02(e), only after surrender of such certificate by the holder thereof. Subject to the effect of applicable laws, following surrender of any such Enfin Certificate, there shall be paid to the holder of the certificates representing whole Shares issued in exchange therefor, without interest, (A) as promptly as practicable after the time of such surrender, the amount of any cash payable with respect to a fractional Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Merger Date theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Shares, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Shares.

                  (d) No Further Ownership Rights in Enfin Shares. All Shares issued upon conversion of Enfin Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Enfin Shares, respectively, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Merger Date which may have been declared or made by Enfin on such Enfin Shares in accordance with the terms of this Agreement on or prior to the Merger Date and which remain unpaid at the Merger Date. If, after the Merger Date, Enfin Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article Two.

                  (e)      No Fractional Shares.

                           (i) No certificates or scrip representing fractional Shares shall be issued upon the surrender for exchange of Enfin Certificates evidencing Enfin Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                           (ii) Each holder of Enfin Shares who would otherwise be entitled to receive a fractional Share shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (a) the fractional Share interest to which such holder (after taking into account all Enfin Shares held at the Merger Date by such holder) would otherwise be entitled by (b) the Corporation Closing Price. No interest shall be payable with respect to such cash payment.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Enfin for six months after the Merger Date shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Enfin who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of their claim for Shares, any cash in lieu of fractional Shares and any dividends or distributions with respect to Shares, without interest.

                  (g) No Liability. None of the Corporation, Enfin, the Exchange Agent or the Surviving Corporation shall be liable to any holder of Enfin Shares, or Shares, as the case may be, for such Shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Stock Transfer Books. The stock transfer books of Enfin shall be closed as of the close of business on the day that is two (2) days prior to the Closing Date. After the Closing Date, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Enfin Shares, which were outstanding immediately prior to the Merger Date.

                  (i) If there shall be delivered to the Exchange Agent by any person who is unable to produce any such certificate for Enfin Shares for surrender to such agent in accordance with this Section 2.02:

                           (a)      Evidence to the satisfaction of the
                                    Corporation that such certificate has been lost, wrongfully taken, or destroyed;

                           (b) Such security or indemnity as may be requested by the Corporation to save it harmless; and

                           (c)      Evidence to the satisfaction of the
                                    Corporation that such person was the owner of the shares theretofore represented by each such certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such certificate for exchange pursuant to this Merger Agreement;

                           then the Exchange Agent, in the absence of actual notice to it that any Enfin Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the Shares (and cash in lieu of fractional shares) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken, or destroyed certificate.

                  (j) The Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two of this Merger Agreement to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

                  (k) Anything contained in this Merger Agreement or elsewhere to the contrary notwithstanding, if any person shall perfect dissenters' rights in respect of one or more Enfin Shares in accordance with Ohio Revised Code Section 1701.85 (sometimes hereinafter called the "Statute"), then:

                           (a) Each such Enfin Share shall nevertheless be deemed to be extinguished at the Merger Date as provided elsewhere in this Agreement;

                           (b) Each person perfecting such dissenter's rights shall thereafter have only such rights (and shall have such obligations) as are provided in the Statute, and [unless such rights and such obligations of such person are terminated in accordance with division (D) of Section 1701.85] the Corporation shall not be required to deliver any Shares or cash payments to such person in substitution for each such Enfin Share in accordance with this Agreement.

                           No person entitled to relief as a dissenting shareholder shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a dissenting shareholder shall be invalid.

                  (l) In the event the Corporation changes (or establishes a record date for changing) the number of shares of the Corporation's Shares issued and outstanding prior to the Merger Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Corporation Shares and the record date therefor shall be prior to the Merger Date, or exchanges the Corporation Shares for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, the Exchange Ratio shall be proportionately adjusted.

                  2.03.    Corporation Shares

                  The issued and outstanding Shares of the Corporation immediately prior to the Merger Date shall continue to be issued and outstanding.

                                  ARTICLE THREE

                               Warranties of Enfin

                  3.01.    Warranties of Enfin

                  In order to induce the Corporation to enter into this Agreement and to perform its obligations hereunder, Enfin hereby warrants and represents to the Corporation that:

                  (a) Corporate Status. Enfin is an Ohio corporation and registered bank holding company under the Bank Holding Company Act of 1956, duly organized, validly existing, and in good standing under the laws of Ohio and has the full power and authority, corporate or otherwise, to own its property, to carry on its business as presently conducted, and to enter into and perform the transactions contemplated in this Agreement. Copies of the articles and regulations of Enfin and all amendments thereto have been delivered to the Corporation by Enfin in Section 3.01(a) of the Enfin Disclosure Schedule. The corporate minute books of Enfin and the Bank contain, in all material respects, records of all meetings and other corporate actions of their respective shareholders, Boards of Directors and Committees of Directors. Enfin owns 100% of the outstanding common shares of Enterprise Bank, an Ohio banking corporation (the "Bank"). The Bank is a corporation, duly organized, validly existing, and in good standing under the laws of Ohio and has the full power and authority, corporate or otherwise, to own its property, and to carry on its business activities as such activities are presently conducted. Neither Enfin nor the Bank is qualified to do business in any other state or is required to be qualified to do business in any other state. Copies of the articles and regulations and any bylaws of the Bank and all amendments thereto have been delivered to the Corporation in Section 3.01(a) of the Enfin Disclosure Schedule. The Bank is a member bank of the Federal Reserve System.

                  (b) Capitalization. The authorized capital of Enfin consists solely of 1,535,000 common shares, without par value, and having $1.00 stated value per share, of which 547,792 Enfin Shares are issued and outstanding. All Enfin Shares are validly issued, fully paid, and non-assessable, and no Enfin Shares have been issued in violation of the preemptive rights of any person.

                           Enfin has no commitment or obligation to issue, deliver or sell, under any warrant, subscription, option, stock purchase plan, stock incentive plan, conversion right or otherwise, or to purchase, redeem or otherwise acquire, any of the Enfin Shares. All Enfin Shares have been issued in full compliance with all applicable federal and state securities laws.

                  (c) Corporate Proceedings. All corporate proceedings of Enfin necessary to authorize the execution, delivery, and performance of this Agreement by Enfin and the consummation of the transactions contemplated hereby have been duly and validly taken except for the authorization by the shareholders of Enfin. This Agreement has been validly executed by duly authorized officers of Enfin.

                  (d) Authority. This Agreement constitutes the legal, valid, and binding obligation of Enfin, enforceable against Enfin in accordance with its terms. Enfin has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the Enfin shareholders and the required regulatory approvals, to perform its obligations under this Agreement.

                  (e) Financial Statements of Enfin. Enfin has furnished to the Corporation, consolidated financial statements of Enfin consisting of consolidated balance sheets as of December 31, 1995, 1996 and 1997 (December 31, 1997
                           is referred to herein as the "Balance Sheet Date"), and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended including accompanying notes and the report thereon of Crow, Chizek and Company, LLP (the "Enfin Financial Statements"). The Enfin Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied with prior periods and present fairly the financial position of Enfin at the dates indicated and the results of its operations and its cash flows for the years then ended.

                  (f) Absence of Undisclosed Liabilities. Except as disclosed in Section 3.01(f) of the Enfin Disclosure Schedule, neither Enfin nor the Bank had any debt, obligation, guarantee, or liability at the Balance Sheet Date, whether absolute, accrued, contingent, or otherwise (in excess of $10,000 in the aggregate), which is not adequately reflected and reserved in the Enfin Financial Statements. All debts, liabilities, guarantees and obligations of Enfin and the Bank incurred after the Balance Sheet Date, have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section 3.01(f) of the Enfin Disclosure Schedule, neither Enfin nor the Bank is in default or breach of any material agreement to which Enfin or the Bank is a party. To the best knowledge of Enfin and the Bank, no other party to any material agreement to which Enfin or the Bank is a party is in default or breach of such agreement.

                  (g) Absence of Changes. Except as set forth in Section 3.01(g) of the Enfin Disclosure Schedule, since the Balance Sheet Date: (i) the businesses of Enfin and the Bank have been conducted only in their historic, ordinary course; (ii) there has been no material adverse change in the assets, liabilities, deposits, business, operations or prospects of Enfin or the Bank; (iii) there has been no damage, destruction, loss, or event (whether or not insured against) which in the aggregate has had or might reasonably be expected to have a material adverse effect on the business or operations of Enfin or the Bank; (iv) neither Enfin nor the Bank has taken or permitted any action which would prevent the Merger from being accounted for as a pooling of interests; (v) neither Enfin nor the Bank has made any material investment (except investments made in the ordinary course of business) or capital expenditures in excess of $20,000 in the aggregate or commitment for any additions to the property, plant or equipment in excess of $20,000 in the aggregate; and (vi) Enfin has not declared or paid any dividends.

                  (h) Loan Documentation. The documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") representing the loan portfolio of the Bank is legally sufficient for the purposes intended thereby and creates enforceable rights of the Bank in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. Except as set forth in Section 3.01(h) of the Enfin Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof.

                  (i)      Allowance for Loan Losses. Except as set forth in
                           Section 3.01(h) of the Enfin Disclosure Schedule, there is no loan which was made by the Bank and which is reflected as an asset of the Bank on the Enfin Financial Statements that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss."

                  (j) Reports and Records. Enfin and the Bank have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve ("Federal Reserve") or the Ohio Division of Financial Institutions ("Division"). All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Taxes. Enfin and the Bank have timely filed all returns, statements, reports and forms (the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupation, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date of this Agreement, and shall timely file all such Tax Returns required to be filed on or before the Closing Date. Such Tax Returns are and will be true, correct and complete in all material respects. Enfin and the Bank have paid and discharged all Taxes due from them, other than such Taxes that are adequately reserved as shown on the Enfin Financial Statements. Neither the Internal Revenue Service nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Enfin, is threatening to assert against Enfin or the Bank any deficiency or claim for additional Taxes. There are no unexpired waivers by Enfin or the Bank of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Enfin Financial Statements are adequate for the periods covered. Enfin and the Bank have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of Enfin or the Bank, other than liens for current Taxes not yet due and payable. Neither Enfin nor the Bank has agreed to make, or is required to make, any adjustment under Section 481(a) of the Internal Revenue Code of 1986, as amended ("IRC"). Neither Enfin nor the Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the IRC.

                  (l) Property and Title. Neither Enfin nor the Bank owns any real property. Enfin is a tenant under a Lease, dated April 25, 1991, as amended ("Enfin Lease"), pertaining to, and is in rightful possession of, the real property located at 6150 Enterprise Parkway, Solon, Ohio (the "Enfin Real

                           Properties"), which constitute all of the real property and interests in real property used in Enfin's and the Bank's businesses. A copy of the Enfin Lease has been provided to the Corporation in
                           Section 3.01(l) of the Enfin Disclosure Schedule. Such leasehold interest has not been assigned or subleased and is free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, or agreements, encroachments, rights of way and zoning laws except (i) those set forth in the Enfin Financial Statements or Section 3.01(l) of the Enfin Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (iii) the lien of current taxes not yet due and payable. Enfin and the Bank own, and are in rightful possession of, and have good title to, all of the other assets indicated in the Enfin Financial Statements, free and clear of all mortgages, security interests, liens, pledges, options, hypothecations, charges, encumbrances, or interests of any persons whatsoever except those described in the Enfin Financial Statements or
                           Section 3.01(l) of the Enfin Disclosure Schedule and except for those assets disposed of in the ordinary course of business. All of the assets of Enfin and the Bank are in good operating condition and repair, ordinary wear and tear excepted, and are adequate to continue to conduct Enfin's and the Bank's businesses as such businesses are presently being conducted.

                  (m) Legal Proceedings. Except as set forth in Section 3.01(m) of the Enfin Disclosure Schedule, there are no actions, suits, proceedings, claims, or investigations pending, or, to the best knowledge of Enfin and the Bank, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against or by Enfin or the Bank; or (ii) against or by Enfin or the Bank which would prevent the consummation of this Agreement or of any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof. Except as set forth in Section 3.01(m) of the Enfin Disclosure Schedule, neither Enfin nor the Bank is a party to any judgment, order, writ, injunction, or decree of any court or governmental entity which affects the businesses, operations, properties or financial condition of Enfin or the Bank.

                  (n) No Conflict. Neither the execution or delivery of this Agreement by Enfin nor consummation of the transactions contemplated by this Agreement (including the Merger of the Bank and Second National) will (i) violate any provision of or result in the breach of or default (or which with notice or lapse of time would result in a default) under: (a) any provision of any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any governmental authority or instrumentality applicable to Enfin or the Bank or any of their respective properties so long as the approvals of the Federal Reserve, the Office of the Comptroller of the Currency ("Comptroller") and the Division are obtained; (b) the articles or the regulations of Enfin or the Bank; (c) any material written agreement or instrument to which Enfin or the Bank is a party or by which it may be bound; or (d) any order, judgment, writ, injunction, or decree of any court, arbitration panel, or any governmental agency or instrumentality applicable to Enfin or the Bank; (ii) result in the creation or acceleration of any security interest, claim, lien, charge, or encumbrance upon any property of Enfin or the Bank; or (iii) violate the terms or conditions of or result in the cancellation, modification, revocation, or suspension of any license, approval, certificate, permit, or authorizations held by Enfin or the Bank.

                  (o) Bank. Except for the common shares of the Bank and except as disclosed in Section 3.01(o) of the Enfin Disclosure Schedule or the Enfin Financial Statements, Enfin does not own, directly or indirectly, any shares of any corporation or any interest or investment in any limited liability company, partnership, business trust, or other unincorporated entity. Enfin owns directly 100% of the common shares of the Bank, all of which common shares are fully paid and nonassessable (except that the common shares of the Bank are subject to assessment pursuant to Ohio Revised Code Section 1121.52 if the Bank's capital is impaired) and are owned by Enfin free and clear of any adverse interest, claim, lien, encumbrance, or restrictive agreement with respect thereto.

                  (p) Brokers, Finders, and Others. Except for the fee paid or payable to Austin Associates, Inc., there are no fees or commissions of any sort whatsoever claimed by, or payable by Enfin or the Bank to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby.

                  (q) Employment Agreements. Except as disclosed in Section 3.01(q) of the Enfin Disclosure Schedule, neither Enfin nor the Bank is a party to any employment or consulting agreements not terminable at will. Neither Enfin nor the Bank is a party to, or negotiating, any collective bargaining agreements, nor are any of its employees represented by any labor union or similar organization. Enfin and the Bank are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Enfin nor the Bank has engaged in any unfair labor practice.

                  (r) Pension, Profit Sharing and Retirement and Employee Benefit Plans. Except as set forth in the Enfin Disclosure Schedule, neither Enfin nor the Bank is a party to, or is obligated by, any agreement to make contributions to or to provide benefits under any pension, retirement, profit sharing, welfare or other employee benefit plan, as defined in Section 3(3) of the

                           Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                           (i) Enfin and the Bank have performed all obligations required to be performed by them under, and are not in default under or in violation of, and have no knowledge of any such default or violation by any other party to, the Enterprise Bank 401(K) Plan (the "Bank's Retirement Plan"), any welfare plans or other employee benefit plans ("Welfare Plans") offered to their respective employees.

                           (ii) Enfin and the Bank have made available to the Corporation, with respect to the Bank's Retirement Plan and all Welfare Plans (to the extent available on the date of this Agreement), accurate and complete copies of all current plan documents, including amendments and related trusts, if any, summary plan descriptions, the most recent annual actuarial valuation reports, if any, the last filed Form 5500, the most recent completed annual and periodic accounting of related Bank Retirement Plan assets, if any, all rulings, if any, of the Internal Revenue Service (the "IRS"), the documents relating to the most recent request for an IRS determination letter if such a determination is necessary, and the most recent IRS determination letters, if any.

                           (iii) The Bank's Retirement Plan is an "employee pension benefit plan," within the meaning of
                                    Section 3(2) of ERISA which meets the
                                    requirements for qualification under Section
                                    401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") in all material respects and the trust which forms a part of the Bank's Retirement Plan is now, and since the date of the most recent determination letter has been, exempt from taxation under
                                    Section 501(a) of the Code.

                           (iv) The IRS has issued a favorable determination letter with respect to the qualification of the Bank's Retirement Plan and has not taken any action to revoke such letter.

                           (v) Neither Enfin nor the Bank currently maintains or has any obligation to contribute to, and has never maintained or had any obligation to contribute to, any employee pension benefit plan which is subject to the provisions of Title IV of ERISA.

                           (vi) Neither the Bank nor any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in
                                    Section 4975 of the Code and Section 406 of
                                    ERISA, which could subject the Bank's
                                    Retirement Plan (or its related trust), any Welfare Plans, the Bank, Enfin, or any other plan fiduciary, to any excise tax or civil penalty imposed under Section 4975(a) of the Code or Section 502(i) of ERISA.

                           (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the best of Enfin's or the Bank's knowledge, threatened against the Bank's Retirement Plan or any Welfare Plan or against the assets of the Bank's Retirement Plan or the assets of any Welfare Plan.

                           (viii)   The Bank's Retirement Plan is not a
                                    "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder or a "multiemployer plan" as defined in Section 3(37) of ERISA.

                           (ix) The Bank's Retirement Plan and the Welfare Plans have been operated in accordance with their provisions and in compliance with the rules and regulations governing employee benefit plans, including, without limitation, the rules and regulations promulgated by the Department of Labor, and the Department of the Treasury pursuant to the provisions of ERISA and the Code.

                  (s) Licenses, Permits, etc. Enfin and the Bank possess all of the rights, privileges, licenses, permits, and governmental authorizations required to operate their respective businesses. Enfin and the Bank have complied with all laws, regulations, orders, licenses, permits, and government authorizations applicable to them and to the conduct of their respective businesses.

                  (t) Action Since the Balance Sheet Date. Since the Balance Sheet Date, neither Enfin nor the Bank has taken any action which would have violated Section 5.05(b) of this Agreement if this Agreement had been entered into on the Balance Sheet Date, except as set forth in Section 3.01(t) of the Enfin Disclosure Schedule.

                  (u) Insurance. The Bank is an insured bank under the Federal Deposit Insurance Act. Enfin and the Bank have in effect insurance coverage with reputable insurers, in amounts and against risks customarily carried by comparable businesses. Section 3.01(u) of the Enfin Disclosure Schedule sets forth a description of all insurance policies maintained by Enfin and the Bank.

                  (v) Governmental Proceedings. No consent, approval, authorization of or filing with any governmental authority is required on the part of Enfin or the Bank in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the approval of the Federal Reserve, the Comptroller and of the Ohio Superintendent of Financial Institutions.

                  (w) Contracts. Section 3.01(w) of the Enfin Disclosure Schedule sets forth a list, identifying by dates, subject matter and parties, all contracts, agreements and instruments to which Enfin or the Bank is a party or by which either of them are bound, and which are material to their respective businesses or which are not in the ordinary course of their respective businesses. Copies of all such contracts, agreements and instruments have been delivered to the Corporation.

                  (x) Environmental Matters. Except as otherwise disclosed on Section 3.01(x) of the Enfin Disclosure Schedule:
                           (i) Enfin and the Bank are and have been at all times in compliance in all material respects with all applicable Environmental Laws, and Enfin and the Bank have not engaged in any activity in violation of any applicable Environmental Law; (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency are pending or, to the knowledge of Enfin, threatened in connection with any of Enfin's and Bank's activities, any real properties owned or leased by the Bank or Enfin ("Bank Real Properties") or improvements thereon, and any real properties in respect of which the Bank holds a mortgage or mortgages (hereinafter referred to as the "Bank Real Estate Collateral"); (iii) no claims at any time have been made or threatened by any third party against Enfin or the Bank, or with respect to the Bank Real Properties or improvements thereon, or the Bank Real Estate Collateral, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance; (iv) no Hazardous Substances have been integrated into the Bank Real Properties or improvements thereon, or the Bank Real Estate Collateral or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; (v) to the knowledge of Enfin no portion of the Bank Real Properties or improvements thereon, or the Bank Real Estate Collateral is located within 2000 feet of (A) a release of Hazardous Substance which has been reported or is required to be reported under any Environmental Law or (B) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; and (vi) neither Enfin nor the Bank has knowledge that (A) any of the Bank Real Properties or improvements thereon, or the Bank Real Estate Collateral has been used for the storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of its business operations have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Bank Real Properties or improvements thereon, or the Bank Real Estate Collateral have in the past or presently contain underground storage tanks, asbestos materials, or PCB-containing equipment.

                           For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
                           Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
                           Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as any be from time to time amended, and (ii) "Hazardous Substances" means, at any time:
                           (a) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemical, materials or substances listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

                  (y) Pooling. Neither Enfin nor the Bank has taken, permitted or agreed to take any action that would prevent the Corporation from accounting for the business combination to be effected by the Merger as a "pooling of interests."

                  (z) Disclosure. No representation or warranty by Enfin contained in this Agreement, and no statement contained in the Enfin Disclosure Schedule or other written material furnished by Enfin to the Corporation pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein and herein not misleading, in the light of such circumstances.

                                  ARTICLE FOUR

                          Warranties of the Corporation

                  4.01.    Warranties of the Corporation

                  In order to induce Enfin to enter into this Agreement and to perform its obligations hereunder, the Corporation hereby warrants and represents to Enfin that:

                  (a) Corporate Status. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the state of Ohio. The Corporation has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and perform this Agreement and the transactions contemplated hereby. Second National is a national banking association and has the full power and authority, corporate or otherwise, to own its property and to carry on its business activities as such activities are presently conducted.

                  (b) Corporate Proceedings. All corporate proceedings of the Corporation necessary to authorize the execution, delivery, and performance of this Agreement by the Corporation and the consummation of the transactions contemplated by this Agreement have been duly and validly taken. This Agreement has been validly executed by duly authorized officers of the Corporation.

                  (c) Capitalization. The authorized capital of the Corporation consists solely of 20,000,000 common shares, no par value (the "Shares"), of which 6,881,089 Shares are issued and outstanding. All of the Shares are validly issued, fully paid, and non-assessable, and no Shares have been issued in violation of the preemptive rights of any person. Except as disclosed in the disclosure letter executed by the Corporation dated and delivered to Enfin on April 1, 1998 (the "Corporation Disclosure Letter"), the Corporation has no commitment or obligation to issue, deliver or sell, under any warrant, subscription, option, stock purchase plan, stock incentive plan, conversion right or otherwise, or to purchase, redeem or otherwise acquire, any of the Shares. When issued to the former Enfin shareholders in accordance with this Agreement, the Shares will be validly issued, fully paid, nonassessable and not issued in violation of the preemptive rights of any person.

                  (d) Authority. This Agreement constitutes the legal, valid, and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The Corporation has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and, subject to the required regulatory approvals, to perform its obligations under this Agreement.

                  (e) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in the breach of the terms, conditions, or provisions of the Corporation's or its subsidiary's articles, regulations, or by-laws, any material agreement, instrument or restriction to which the Corporation or its subsidiary is a party or by which the Corporation or its subsidiary or its or their assets is or may be bound; or the terms of any law, rule or regulation or any governmental agency or authority to which the Corporation or its subsidiary may be subject, nor constitute a default or event of default under any such material agreement, instrument, restriction, law, rule or regulation.

                  (f) Financial Statements of the Corporation. The Corporation has furnished to Enfin, consolidated financial statements of the Corporation consisting of consolidated balance sheets as of December 31, 1995, 1996 and 1997 (December 31, 1997 is referred to herein as the "Financial Statement Date") and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended including accompanying notes and the report thereon of Ernst & Young LLP (the "Corporation's Financial Statements"). The Corporation's Financial Statements were prepared in conformity with generally accepted accounting principles consistently applied with prior periods and present fairly, in all material respects, the consolidated financial condition of the Corporation and its subsidiary at the dates indicated and the results of their operations and cash flows for the periods then ended.

                  (g)      Absence of Changes. Since the Financial Statement
                           Date: (i) the businesses of the Corporation and its subsidiary have been conducted only in their historic, ordinary course; (ii) there has been no material adverse change in the assets, liabilities, business or operations of the Corporation or its subsidiary; and (iii) there has been no damage, destruction, loss, or event (whether or not insured against) which in the aggregate has had or might reasonably be expected to have a material adverse effect on the business or operations of the Corporation or its subsidiary.

                  (h) Pooling. Neither the Corporation nor its subsidiary has taken or permitted any action which would prevent the Merger from being accounted for as a pooling of interests.

                  (i) Legal Proceedings. Except as disclosed in the Corporation Disclosure Letter, there are no actions, suits, proceedings, claims, or investigations pending, or to the best knowledge of the Corporation and its subsidiary, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against or by the Corporation or its subsidiary, which would have a material adverse effect upon their respective business, prospects, condition (financial or otherwise) or any of their properties; or (ii) against or by the Corporation or its subsidiary which would prevent the consummation of this Agreement or of any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof. Neither the Corporation nor its subsidiary is a party to any judgment, order, writ, injunction, or decree of any court or governmental entity, which materially adversely affects the business, operations, properties or financial condition of the Corporation or its subsidiary.

                  (j) SEC Reports and Records. The Shares are registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"). The Corporation has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the 1934 Act. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Reports and Records. The Corporation and its subsidiary have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the Federal Reserve or the Office of the Comptroller of the Currency. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Brokers, Finders, and Others. There are no fees or commissions of any sort whatsoever claimed by, or payable by the Corporation to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby.

                  (m) Governmental Proceedings. No consent, approval, authorization of or filing with any governmental authority is required on the part of the Corporation or any of its subsidiaries in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the approval of the Federal Reserve, the Office of the Comptroller of the Currency ("Comptroller"), and the SEC.

                  (n) Disclosure. No representation or warranty by the Corporation contained in this Agreement, and no statement contained in any certificate or other document (including the Corporation Disclosure Letter) furnished by the Corporation to Enfin pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein and herein not misleading, in the light of such circumstances.


                                  ARTICLE FIVE

                           Further Covenants of Enfin

                  5.01.    Necessary Further Action

                  Enfin will enter into and take all necessary action to consummate the transactions contemplated in this Agreement.

                  5.02.    Enfin Covenants

                  Enfin covenants that:

                  (a) Subject to its fiduciary obligations under Ohio law, the Board of Directors of Enfin will recommend the approval of this Agreement and the transactions contemplated hereby to Enfin shareholders.

                  (b) Enfin will call a meeting of its shareholders to be held as soon as practicable after the registration statement is declared effective by the SEC, for the purpose of approving this Agreement and the transactions contemplated hereby and will use its best efforts to obtain such shareholder approval. Enfin will prepare appropriate proxy solicitation materials in respect of the meeting of its shareholders, which materials will include a proxy statement of Enfin ("Proxy Statement") and which will be part of the submission by the Corporation to the SEC of a registration statement ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act").

                  5.03.    Cooperation in Bank Merger

                  Enfin and the Bank will cooperate with the Corporation and take all actions reasonably requested by the Corporation to assist the Corporation in securing all required regulatory approvals to merge the Bank with and into the Corporation's existing banking subsidiary, Second National, and to take such corporate actions as are necessary or desirable to implement such merger, provided such actions shall be conditioned upon the consummation of the Merger.

                  5.04.    Cooperative Action

                  Enfin and the Corporation will take all further action and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Enfin and counsel for the Corporation, to satisfy all legal requirements of the State of Ohio and the United States, so that this Agreement and the transactions contemplated hereby will become effective.

                  5.05.    Operation of Business

                  Enfin covenants with the Corporation that throughout the period from the date of this Agreement to and including the Closing:

                  (a) Conduct of Business. Enfin's business and the business of the Bank will be conducted only in the ordinary and usual course and in the same manner such businesses have previously been conducted.

                  (b) Changes in Business and Capital Structure. Except with the consent of the Corporation, Enfin will not, and will cause the Bank not to: (i) sell, transfer, mortgage, pledge, or subject to any lien or otherwise encumber any of its assets, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received; (ii) make any capital expenditure or capital additions or betterments which, in the aggregate, exceed $20,000;
                           (iii) become bound by, enter into, or perform any material contract, commitment, or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Agreement; (iv) declare or pay any dividends or make any distributions on its common shares issued and outstanding other than those payable by the Bank to Enfin which are consistent with the past practice of Enfin and the Bank; (v) purchase, redeem, retire or otherwise acquire any of its capital shares; (vi) issue or grant any option or right to acquire any of its capital shares or effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification; (vii) amend its articles, regulations or by-laws; (viii) merge or consolidate with any other corporation or otherwise reorganize; (ix) pay any bonus, wage or salary increase except in the ordinary course of business based upon historic practices and within accruals for the same established by Enfin and as set forth in
                           Section 5.05(b) of the Enfin Disclosure Schedule; or enter into any employment agreement with any officer, director or employee which is not terminable, with or without cause, without penalty, premiums or other payment upon 30 days or less notice; (x) incur any material obligation or liability other than current liabilities and obligations incurred in the ordinary course of business; (xi) waive or cancel any right of material value or material debts; (xii) take any action that would result in any of its representations or warranties contained in this Agreement not being true and correct; or (xiii) cause any material adverse change in the amount or general composition of deposit liabilities; (xiv) make any material investment (except in the ordinary course of business); (xv) enter into any agreement to do any of the foregoing.

                  (c) Continuing Business. Enfin will cause Enfin and the Bank to have at the last day of the month preceding the Closing Date:

                           (i) total shareholders' equity of Enfin of not less than $4,272,000;

                           (ii) loans, net of allowance for loan losses, of the Bank of not less than $35,904,000; and

                           (iii) total deposits of the Bank of not be less than $37,697,000;

                           all as calculated in accordance with generally accepted accounting principles, except that the legal, accounting and investment banking fees of Enfin associated with the transactions contemplated by this Agreement of not more than $450,000 in the aggregate and the costs of converting Enfin's data processing system described in Section 6.07, will not be deemed as expenses for calculating any of the above.

                  (d) Maintenance of Property. Enfin and the Bank will use their best efforts to maintain and keep their respective property and facilities in their present condition and working order, ordinary wear and tear excepted.

                  (e) Performance of Obligations. Enfin and the Bank will perform all of their obligations under all agreements relating to or affecting their properties, rights, and business.

                  (f) Maintenance of Business Organization. Enfin and the Bank will use their best efforts to maintain and preserve their respective business organizations intact; to retain present key employees; and to maintain the respective relationships of customers, suppliers and others having business relationships with them. Enfin will not, and will cause the Bank not to, take any action or omit to take any action which would terminate or enable any employee of Enfin or the Bank to terminate their employment or employment agreement without cause and continue thereafter to receive compensation.

                  (g) Insurance. Enfin and the Bank will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the Balance Sheet Date.

                  (h) Access to Information. Enfin and the Bank will take all action necessary to (i) afford the officers and designated representatives of the Corporation full access during normal business hours upon reasonable notice to all of Enfin's and the Bank's properties, books, records, tax returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to the Corporation all such documents, copies of documents, and information concerning its affairs as the Corporation may reasonably request; and (iii) afford full access to the Corporation to Enfin's and the Bank's officers, directors, employees and agents in order that the Corporation may have full opportunity to make such investigation as it shall desire to make of the business and affairs of Enfin and the Bank.

                  (i) Savings Plans. Enfin has a qualified, tax-exempt profit sharing plan with a cash-or-deferred feature qualifying under Section 401(k) of the IRC ("Enfin 401K Plan"). With respect to the Enfin 401K Plan, and consistent with past practices, the participant salary deferral contributions under Section 401(k) of the IRC and employer matching contributions under
                           Section 401(m) of the IRC may continue through the Closing.

                  5.06.    Notification

                  Between the date of this Agreement and the Closing Date, Enfin will promptly notify the Corporation in writing if Enfin becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Enfin Disclosure Schedule, Enfin will promptly deliver to the Corporation a supplement to the Enfin Disclosure Schedule specifying such change. During the same period, Enfin will promptly notify the Corporation of the occurrence of any breach of any covenant of this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely.

                  5.07.    Acquisition Proposals

                  (a) From and after the date hereof, unless the directors of Enfin determine in good faith that such action is required for them to fulfill their fiduciary duties and obligations to the Enfin shareholders and other constituencies under Ohio law and Enfin gives prior notice to the Corporation of such action, Enfin will not, directly or indirectly, through any of its officers, directors, employees, agents or advisors or other representatives or consultants, solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, tender offer, consolidation or business combination with,

Enfin or the Bank (an "Acquisition Proposal"). Enfin shall promptly notify the Corporation, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. Enfin shall keep the Corporation advised of the progress and status of any such proposals or offers.

                  (b) If the Board of Directors of Enfin or the Bank accept in any manner an Acquisition Proposal (including any acceptance which occurs after termination of this Agreement by Enfin pursuant to Section 11.01(e) and before April 1, 1999), Enfin shall pay to the Corporation $750,000 in immediately available federal funds upon the execution of any agreement in respect of the Acquisition Proposal.

                  5.08.    Delivery of Information

                  Enfin will promptly furnish to the Corporation all information regarding Enfin's assets, properties, business, affairs, operations, condition (financial or otherwise), prospects and corporate organization as shall be required by the rules and regulations under the Securities Act or by the SEC for inclusion in the Registration Statement and shall otherwise assist the Corporation in the preparation and filing of the Registration Statement.

                  5.09.    Accuracy of Information

                  Enfin agrees that none of the information supplied by it for inclusion in the Registration Statement shall, at (i) the time of the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, (ii) the date of mailing of the proxy statement-prospectus (or any amendment or supplement thereto) to its shareholders, (iii) the time of its shareholders meeting, and (iv) at the Merger Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. If at any time prior to the Merger Date any event or circumstances relating to Enfin or any of its officers or directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the proxy statement-prospectus, Enfin shall promptly inform the Corporation.

                  5.10.    Affiliates Compliance with The Securities Act

                  (a) Within 30 days after the date of this Agreement, Enfin shall identify to the Corporation all persons whom Enfin reasonably believes are its "affiliates" as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and/or Accounting Series, Releases 130 and 135, as amended, of the SEC (the "Rule 145 Affiliates"). Thereafter and until the Merger Date, Enfin shall identify to the Corporation each additional person whom it reasonably believes to have thereafter become its Rule 145 Affiliate.

                  (b) Enfin shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to clause (a) above to deliver to the Corporation not later than the date on which the Merger is approved by Enfin's shareholders, a written agreement, substantially in the form of Exhibit 5.10. Because the Merger is intended to qualify for "pooling-of-interests" accounting treatment, the Shares received by such Rule 145 Affiliates in the Merger shall not be transferable from 30 days before the Merger Date until such time as financial results covering at least 30 days of post-Merger operations have been published within the meaning of Section
                           201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Rule 145 Affiliate has provided the written agreement referred to in this Section, and the certificates representing such shares will bear an appropriate restrictive legend.

                  5.11.    Takeover Statutes and Provisions

                  Enfin shall take all necessary steps to (i) exempt Enfin, this Agreement and the Merger from the requirements of any state takeover law (including without limitation, statutes relating to business combinations, control share acquisitions and merger moratoriums) and from any provisions under its articles and regulations, as applicable, by action of the Board of Directors of Enfin or otherwise, and (ii) assist in any challenge by the Corporation to the applicability to the Merger of any state takeover law.

                                   ARTICLE SIX

                      Further Covenants of the Corporation

                  6.01.    Current Information

                  The Corporation shall furnish to Enfin promptly after such documents are available: (i) all reports, proxy statements or other communications by the Corporation to its shareholders generally, and (ii) all press releases relating to any transactions.

                  6.02.    Indemnification.

                  Except as may be limited by applicable law, for a period of six years after the Closing, the Corporation hereby agrees to honor the terms of the indemnification provisions of Article Five of Enfin's Amended and Restated Code of Regulations, and Article VI of the Bank's Code of Regulations, copies of which are attached hereto as Exhibit 6.02, which are provided to Enfin's and the Bank's directors, officers and employees, for matters occurring prior to the Closing. Moreover, directors, officers and employees of Enfin and the Bank who become directors, officers and employees of the Corporation or Second National following the Closing will be indemnified to the same extent indemnification is provided to other persons working in similar capacities for the Corporation and Second National following the Closing. For a period of up to three years following the Closing, the Corporation will use its best efforts to maintain in effect the current insurance policies maintained by Enfin and the Bank (or substitute policies with substantially the same coverage and terms) covering directors' and officers' liability with respect to claims which arise from factors or events which occurred before the Closing. The provisions under this Section 6.02 shall inure to the benefit of those parties who are the beneficiaries thereof and shall be deemed to be contractual rights, enforceable by the beneficiaries.

                  6.03.    Director Position

                  Following the Closing, the Corporation will cause Second National (a) to increase the number of its Directors by one and elect to Second National's Board of Directors one person who currently serves on the Board of Directors of Enfin; and (b) to create an Advisory Board for the activities of Second National in Solon, Ohio.

                  6.04. Regulatory Applications; Registration Statement; Proxy Statement-Prospectus

                  (a)      Registration Statement, Proxy Statement.

                           The Corporation will, as soon as practicable but not later than 60-days after the date hereof, prepare and file with the SEC a registration statement on Form S-4 ("Registration Statement"), and any required amendments thereto, will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and will maintain the effectiveness of such Registration Statement. The Corporation will also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the Corporation Shares. Enfin shall promptly furnish the Corporation all information concerning Enfin and the Bank, and the holders of Enfin's capital stock and shall promptly take any action as the Corporation may reasonably request in connection with any such action.

                  (b) The Corporation shall be responsible for all expenses incident to the obtaining of the requisite regulatory approvals from governmental entities. Without limiting the generality of the foregoing, the expenses to be assumed by the Corporation shall include (i) all expenses for its own legal counsel and other expenses incurred by the Corporation incident to the preparation and filing of applications on its behalf and on behalf of Enfin and other requests for regulatory consents and approvals with the appropriate regulatory agencies as contemplated by this Agreement; (ii) all expenses for its own legal counsel and all other expenses incurred in connection with the registration of the Shares under the federal and state securities laws and (iii) all printing and mailing expenses of the parties for the Registration Statement and the Proxy Statement of Enfin. The expenses to be assumed by the Corporation shall not include any legal, accounting or other expenses incurred by Enfin in connection with its own corporate proceedings or incident to the transactions contemplated by this Agreement.

                  (c) The Corporation shall file an additional listing application with the National Association of Securities Dealers, Inc. (the "NASD") for the Shares to be issued in the Merger at the time prescribed by applicable rules and regulations. In addition, the Corporation will use its best efforts to maintain its listing on the NASDAQ Stock Market.

                  6.05.    Opportunity of Employment; Benefits

                  (a) The Corporation shall cause Second National to offer the existing employees of Enfin and the Bank the opportunity to become employees of the Corporation or Second National or offer severance compensation to employees of Enfin and the Bank who are not offered employment in accordance with the Enfin employee severance plan set forth in Section 6.05 of the Corporation Disclosure Letter. The Corporation agrees to cause Second National to assume the agreements established by Enfin with certain of its key employees concerning bonuses for continued employment through the Closing Date as set forth in Section 6.05 to the Enfin Disclosure Schedule.

                  (b) Nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision. In addition, as of the Closing Date, the Corporation shall cause Second National to assume the employment agreements of R. Corbin Washington and Stacy Casamento unless alternative agreements are made with them.

                  (c) Employees of Enfin and the Bank who become employees of the Corporation or Second National will have their years of service credited toward eligibility and vesting in the Corporation or Second National's benefit plans generally made available to its employees and will be entitled to participate in, subject to the terms of, such benefit plans. Employees hired by the Corporation or Second National will be provided with such coverage under the Corporation or Second National health care plan as they then provide their employees generally, with all service with Enfin and the Bank credited for purposes of determining such employee's eligibility to participate in such plan and without any "prior existing condition" exclusion.

                  6.06.    Notification

                  Between the date of this Agreement and the Closing Date, the Corporation will promptly notify Enfin in writing if the Corporation becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Corporation Disclosure Schedule, the Corporation will promptly deliver to Enfin on a supplement to the Corporation Disclosure Schedule specifying such change. During the same period, the Corporation will promptly notify Enfin of the occurrence of any breach of any covenant of this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely.

                  6.07.    Data Processing System Conversion

                  Enfin has disclosed to the Corporation that Enfin must convert its current data processing system on or before August 31, 1998, and that the conversion process must begin no later than August 15, 1998 (and possibly sooner) to ensure completion by the deadline. Between the date of this Agreement and August 1, 1998, Enfin and the Corporation will discuss the options available to Enfin, including the possibility that Enfin and the Corporation could enter into an agreement before the Closing Date for the Corporation to convert and provide data processing services to Enfin and the Bank. The decision regarding the manner in which to convert will be Enfin's. If the Closing Date does not occur prior to August 15, 1998, unless through the sole fault of Enfin or the Bank, the Corporation agrees that the costs associated with Enfin's conversion shall be excluded from the calculation of Enfin's shareholders' equity under Sections 5.05(c) and 8.01(h).


                                  ARTICLE SEVEN

                       Further Obligations of the Parties

                  7.01.    Satisfaction of Conditions

                  The Corporation and Enfin shall each use its best efforts to satisfy all of the conditions to this transaction and to cause the consummation of the transactions described in this Agreement, including making all governmental applications, notices, and filings and taking all steps to secure promptly all government consents, rulings, and approvals which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated thereby.

                  7.02.    Confidentiality

                  The Corporation and Enfin agree for themselves, and their representatives, successors and assigns, that any and all information each obtains (including information obtained by their subsidiaries) from the other will be kept strictly confidential and not be disclosed by them or their representatives, agents, successors and assigns to any other person or group, except among their attorneys, accountants and other representatives; except for any disclosure of such information to which the other consents in writing or which in the opinion of counsel for the disclosing party is required to be made under the Securities Act, the Securities and Exchange Act of 1934, as amended, or other applicable laws or orders in order to permit any transaction in their securities; and except for information already in the public domain not as a result of the actions of the disclosing person or its representatives in violation of this provision. In the event that the transactions contemplated by this Agreement shall fail to be consummated for any reason, each party to this Agreement shall promptly cause all information relating to the other party, and furnished by the other party or prepared pursuant to information provided by the other party regardless of who prepared the information, to be returned to the other party or be destroyed.

                  7.03.    Press Releases

                  The Corporation and Enfin shall not make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or announcement, except to the extent that such press release or announcement may be required by law to be made before such consent can be obtained.

                  7.04.    Regulatory Applications

                  The Corporation and Enfin shall (a) promptly file all reports and applications required to be filed with the SEC, the FRB and such other governmental entities (the "Regulatory Authorities") as may have jurisdiction for such approvals as may be required to be obtained from such governmental entities in order to carry out the transactions contemplated by this Agreement as soon as practicable between the date of this Agreement and the Merger Date.

                  7.05.    Accounting and Tax Treatment

                  Enfin and the Corporation each agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of the Surviving Corporation to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, ("IRC"). Enfin and the Corporation each agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of the Surviving Corporation to treat the Merger as a "pooling-of-interests" for accounting purposes or of the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.


                                  ARTICLE EIGHT

             Conditions Precedent to the Obligations of the Parties

                  8.01.    Conditions to Obligations of the Corporation

                  The obligations of the Corporation under this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties of Enfin set forth in this Agreement shall be true and complete in all material respects at the Closing Date as though such representations and warranties were also made as of the Closing Date, except to the extent such representation or warranty is by its express provision made as of a specified date, except, both on the date of this Agreement and at the Merger Date, to the extent that the untruthfulness or inaccuracy of the representations or warranties of Enfin, individually or in the aggregate, shall not have a Material Adverse Effect on Enfin or the Corporation.

                  (b) Enfin shall have performed all of its covenants and obligations under this Agreement to be performed on or prior to the Closing Date, including those relating to the Closing.

                  (c) In the aggregate, less than ten percent (10%) of the Shares to be issued shall be (i) subject to purchase as fractional shares and (ii) proposed to be issued to shareholders of Enfin who have taken such actions as are required by Ohio Revised Code Section 1701.85 to be entitled to relief as a dissenting shareholder in connection with the transactions contemplated by this Agreement.

                  (d) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the Merger or seeks to impose material limitations on the ability of the Corporation to exercise full rights of ownership of the assets or business of the Bank.

                  (e) There shall not be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of the Corporation, would: (i) prevent or materially delay the consummation of the Merger or the merger of the Bank and Second National or materially interfere with the operation of the business of the Bank; (ii) have a Material Adverse Effect on the ability of the Corporation to enjoy the material economic benefits of the Merger; or (iii) impose any material adverse condition, limitation or requirement on the Corporation in connection with the Merger or the merger of the Bank and Second National.

                  (f) The landlord shall have consented to the assignment of the Enfin Lease to the Corporation or Second National, at the designation of the Corporation.

                  (g) At the last day of the month preceding the Closing Date as calculated in accordance with generally accepted accounting principles (except that the legal, accounting and investment banking fees of Enfin associated with the transactions contemplated by this Agreement of not more than $450,000 in the aggregate and the costs of converting Enfin's data processing system described in Section 6.07, will not be deemed as expenses for calculating any of the following): (i) the shareholders' equity of Enfin shall not be less than $4,272,000; (ii) the loans, net of the allowance for loan losses, of the Bank shall be not less than $35,904,000; and (iii) the total deposits of the Bank shall be not less than $37,697,000.

                  8.02.    Conditions to the Obligations of Enfin

                  The obligations of Enfin under this Agreement shall be subject to satisfaction of each of the following conditions precedent:

                  (a) The representations and warranties of the Corporation set forth in this Agreement shall be true and complete in all respects as though such representations and warranties were also made as of the Closing Date (except to the extent such representation or warranty is by its express provision made as of a specified date), except, both on the date of this Agreement and at the Closing Date, to the extent that the untruthfulness or inaccuracy of the representations or warranties of the Corporation, individually or in the aggregate, shall not have a Material Adverse Effect on the Corporation.

                  (b) The Corporation shall have performed all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing.

                  (c) Enfin shall have received a letter from Austin Associates, Inc., as of the date of the Merger Agreement and as of the date of the effectiveness of the Registration Statement, to the effect that, in its opinion, the consideration to be paid to Enfin's shareholders in connection with the transaction contemplated hereby is fair to Enfin's shareholders from a financial point of view.

                  8.03.    Mutual Conditions

                  The obligations of Enfin and the Corporation under this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                  (a) All necessary governmental approvals, consents, rulings, and notices pertaining to the Merger and the merger of the Bank and Second National shall have been received, and such approvals and consents shall not be the subject of any unresolved proceeding contesting such approval or consent maintained by federal or state governmental authority or third party and no such approval shall have imposed any condition, requirement or restriction which the Board of Directors of the Corporation reasonably determines in good faith would so materially adversely impact the economic or business benefits of the Merger to it as to render inadvisable the consummation of the Merger.

                  (b) The shareholders of Enfin shall have duly adopted this Agreement by the required vote.

                  (c) The Registration Statement shall have become effective under the Securities Act and no stop orders or similar restraining orders suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

                  (d) The Corporation shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of the Corporation to issue Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

                  (e) The Shares to be issued by the Corporation pursuant to the Merger shall have been approved for listing on the NASDAQ Stock Market subject to official notice of issuance.

                  (f) There shall not be in effect an order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the Merger or the merger of the Bank and Second National.

                  (g) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the Merger or the merger of the Bank and Second National.

                  (h) The Corporation and Enfin shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, reasonably satisfactory in form and substance to the Corporation and dated as of Closing, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                  (i) The Corporation and Enfin shall have received from Ernst & Young LLP, a letter dated the Closing Date, stating its opinion that, based upon the information furnished, the transactions contemplated by this Agreement should be accounted for by the Corporation as a pooling of interests for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

                                  ARTICLE NINE

                                     Closing

                  9.01.    Closing

                  The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of the Corporation, 108 Main S.W., Warren, Ohio 44481 commencing at 10:00 a.m., local time on the date designated by the Corporation but not before 15 days after the Federal Reserve shall have approved the merger of Enfin and the Corporation and not later than 30 days after all regulatory approvals have been obtained. Time shall be of the essence of this Agreement. The date of the Closing is sometimes herein called the "Closing Date."

                  9.02.    Closing Transactions Required of the Corporation

                  At the Closing, the Corporation shall cause all of the following to be delivered to Enfin:

                  (a) A Certificate of Merger duly executed by the Corporation in accordance with Section 1701.81 of the Ohio Revised Code and in appropriate form for filing with the Ohio Secretary of State.

                  (b) A certificate of the chairman of the board of directors, the president or a vice president of the Corporation, dated as of the Closing Date and certifying that (i) the warranties and representations of the Corporation set forth in this Agreement are true and complete in all material respects as of the Closing Date, except to the extent such representation or warranty is by its express provision made as of a specified date; and (ii) the Corporation has caused all of its covenants set forth in this Agreement to be fully performed and satisfied.

                  (c) Copies of resolutions adopted by the directors of the Corporation, approving this Agreement and authorizing the consummation of the transactions described herein accompanied by a certificate of the secretary or assistant secretary of the Corporation dated as of the Closing Date and certifying (1) the date and manner of adoption of each such resolution; and (2) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

                  (d) The written opinion of Vorys, Sater, Seymour and Pease LLP, or other counsel satisfactory to Enfin, addressed to Enfin to the effect of the opinions set forth in Exhibit 9.02(d) hereto.

                  9.03.    Closing Transactions Required of Enfin

                  At the Closing, Enfin shall cause all of the following to be delivered to the Corporation:

                  (a) A Certificate of Merger duly executed by Enfin in accordance with Section 1701.81 of the Ohio Revised Code and in appropriate form for filing with the Ohio Secretary of State.

                  (b) A certificate of the chairman of the board of directors, the president or a vice president of Enfin, dated as of the Closing Date and certifying that (i) the warranties and representations of Enfin set forth in this Agreement are true and complete in all material respects as of the Closing Date, except to the extent such representation or warranty is by its express provision made as of a specified date; and (ii) Enfin has caused all its covenants set forth in this Agreement to be fully performed and satisfied.

                  (c) Copies of all resolutions adopted by the directors and shareholders of Enfin approving and adopting this Agreement and authorizing the consummation of the transactions described therein, accompanied by a certificate of the secretary or the assistant secretary of Enfin, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution, and (ii) that each such resolution is in full force and effect, without amendment, as of the Closing Date.

                  (d) The written opinion of Brouse & McDowell, or other counsel satisfactory to the Corporation, addressed to the Corporation to the effect of the opinions set forth in Exhibit 9.03(d) hereto.

                  (e) The original, complete minute books of Enfin and the Bank containing at least the Articles, the Code of Regulations (and bylaws if any) and all of the minutes and actions of the shareholders, directors and committees of directors and share transfer and registration records of Enfin and the Bank.

                  (f) The assignment of the Enfin Lease, duly executed by Enfin and with the consent of the landlord, to the Corporation or Second National, as designated by the Corporation.

                                   ARTICLE TEN

                           Non-Survival of Warranties

                  10.01.   Non-Survival of Warranties

                  The representations and warranties of the Corporation and Enfin set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein. Notwithstanding this provision, if the Merger is consummated, Sections 2.02, 5.07, 6.02, 6.03 and
6.05 will survive the Merger Date.

                                 ARTICLE ELEVEN

                                   Termination

                  11.01.   Termination

                  Notwithstanding favorable action on this Agreement by the boards of directors of the parties hereto or the shareholders of Enfin, this Agreement may be terminated and the Merger abandoned:

                  (a) By the mutual consent and action of the boards of directors of Enfin and the Corporation at any time;

                  (b) By Enfin at the Closing if any of the conditions precedent to its obligations set forth in Sections
                           8.02 and 8.03 of this Agreement shall not have been performed and satisfied or if Enfin shall not have expressly waived satisfaction thereof;

                  (c) By the Corporation at or prior to the Closing if any of the conditions precedent to its obligations set forth in Sections 8.01 and 8.03 of this Agreement shall not have been performed and satisfied or if the Corporation shall not have expressly waived satisfaction thereof; and

                  (d) By Enfin or the Corporation if, for reasons beyond the reasonable control of the terminating party, the Closing shall not have been consummated on or before December 31, 1998, unless otherwise agreed to by the parties hereto in writing.

                  (e) by the vote of a majority of the Board of Directors of either Enfin or the Corporation in the event of a material breach by the other party of any representation, warranty, covenant or agreement, which breach is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing such breach;

                  (f) by the vote of a majority of the Board of Directors of Enfin at any time during the fourth and fifth full days immediately prior to the Merger Date with immediate notice to the Corporation, if (x) the Corporation Closing Price is less than $20 (subject to adjustment pursuant to Section 2.02(l)) and if the decrease in such price of the Shares from the price on April 1, 1998, expressed as a percentage exceeds the percentage decline (if any) in the NASDAQ Stock Market Index for Banks published in the Wall Street Journal for the period beginning on the date of this Agreement and ending on the seventh (7th) day immediately preceding the Closing Date, and (y) the Corporation shall not have given written notice to Enfin on the second or third full day immediately prior to the Merger Date which notice indicates that the Corporation agrees that the Exchange Ratio shall be calculated by dividing $21.38 by the Corporation Closing Price.

                  (g) by the Corporation if the Board of Directors of Enfin fails to recommend the Merger or withdraws its recommendation of the Merger.

                  11.02.   Notice of Termination

                  In the event of any termination of this Agreement pursuant to
Section 11.01, the terminating party shall give written notice of such termination to the other party to this Agreement and upon the giving of such notice, such termination shall automatically become effective. Such termination shall have no effect upon (a) the rights or remedies of the terminating party, including those for breach occurring prior to termination; or (b) the obligation of Enfin to pay the fee set forth in Section 5.07(b).

                                 ARTICLE TWELVE

                                  Miscellaneous

                  12.01.   Notices

                  All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been given if delivered by hand, by express service or sent by certified mail, postage prepaid, return receipt requested, to the following addresses:

                           If to Enfin, to:

                           6150 Enterprise Parkway
                           Solon, Ohio  44139
                           Attention: Frank S. Wade, President

                           Robert N. Sustar
                           10040 Aurora-Hudson Road
                           Streetsboro, Ohio 44241

                           Kevin C.  O'Neil
                           Brouse & McDowell
                           500 First National Tower
                           Akron, Ohio 44308

                           If to the Corporation, to:

                           108 Main Avenue, S.W.
                           P.O. Box 1311
                           Warren, Ohio  44482
                           Attention:  Chairman and President

                           with a copy to:

                           Charles S. DeRousie
                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           P.O. Box 1008
                           Columbus, OH  43216-1008

Any party to this Agreement may, by notice given in accordance with this section, designate a new address for notices, requests, demands, and other communications to such party.

                  12.02.   Counterparts

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

                  12.03.   Entire Agreement

                  This Agreement (including each exhibit and schedule provided pursuant hereto) constitutes the entire agreement between the parties hereto in respect of the subject matter of this Agreement (including each exhibit and schedule) and supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement, including the Letter Agreement dated March 2, 1998 executed by the Corporation and accepted by Enfin and the Confidentiality Agreements dated February 13 and March 18, 1998, by and between the Corporation and Enfin.

                  12.04.   Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  12.05.   Captions

                  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain, or modify this Agreement or its interpretation, construction, or meaning and are in no way to be construed as part of this Agreement.

                  12.06.   Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio, without giving effect to principles of conflicts or choice of laws.

                  12.07.   Payment of Fees and Expenses

                  Except as otherwise agreed in writing or stated herein, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein.

                  12.08.   Amendment

                  From time to time and at any time prior to the Merger Date, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; but no such amendment shall alter or change the amount or kind of shares, evidences of indebtedness, other securities, cash, rights or any other property to be received by the Enfin shareholders or materially adversely affect the shareholders of Enfin without their approval or be prohibited by law.

                  12.09.   Waiver

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege.

                  12.10.   Disclosure Schedule and Letter

                  In the event of any inconsistency between the statements in the body of this Agreement and those in the respective Disclosure Schedule or Letter (other than an exception expressly set forth as such in the Disclosure Schedule or Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  12.11.   No Third-Party Rights

                  Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  12.12.   Severability

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  12.13.   Certain Definitions.

                  For purposes of this Agreement, the term:

                           (i) "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Exchange Act, as in effect on the date hereof;

                           (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                           (iii) "person" means an individual, corporation, partnership, association, trust or unincorporated organization; and

                           (iv) "material adverse effect" or "material adverse change" on Enfin or the Corporation means a material adverse effect after the date of this Agreement (other than as a result of changes (x) in banking laws or regulations of general applicability or interpretations thereof by court or governmental entities, (y) in generally accepted accounting principles, or (z) that should, under the circumstances, reasonably have been anticipated in light of disclosures made in the Corporation's SEC filings made prior to the date of the Agreement, in the Enfin Disclosure Letter or the Corporation Disclosure Letter, or in other writings delivered by one party to the other prior to the date of this Agreement) on the respective condition (financial and otherwise), results of operations, or business of Enfin and the Bank or the Corporation and its subsidiary, as the case may be, taken as a whole, or on the ability of Enfin or the Corporation, as the case may be, to consummate the transactions contemplated hereby.

                  12.14.   Expenses.

                  Except as otherwise set forth in this Agreement, each party shall be responsible for the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement. If this Agreement is terminated by Enfin or the Corporation pursuant to Section 11.01(e) because of the material breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching party shall pay all costs and expenses of the terminating party, including but not limited to printing, mailing and related fees, as well as fees for financial advisors, accountants and legal counsel; provided, however, that if this Agreement is terminated under circumstances other than those described in this Section 11.01(e), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

                  12.15.   Enforcement of the Agreement.

                  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that it is impossible to measure in money the damages that would result to a party by reason of the failure of any of the parties to perform any of the obligations of this Agreement and that money damages would be an inadequate remedy in this instance. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, it is agreed and that if any party should institute an action or proceeding seeking specific enforcement of this Agreement, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. Notwithstanding anything to the contrary herein, and in addition to any rights set forth in Article Eleven, a party may seek monetary damages against a breaching party for any willful breach of this Agreement.

                  IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Second Bancorp Incorporated and Enfin, Inc. to be effective as of the date set forth in the first paragraph above.

ATTEST:                           SECOND BANCORP INCORPORATED



/s/ Christopher Stanitz           By: /s/ Alan G. Brant
-----------------------               -----------------
                                  Title: Alan G. Brant, Chairman and President





ATTEST:                           ENFIN, INC.


/s/ Robert N. Sustar              By: /s/ Frank S. Wade
--------------------                  -----------------
                                  Title:  Frank S. Wade, President

                                     ANNEX B

                   FAIRNESS OPINION OF AUSTIN ASSOCIATES, INC.

                                                            ________ __, 1998

Board of Directors
Enfin, Inc.
6150 Enterprise Parkway
Solon, Ohio  44139

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to Enfin, Inc. ("Enfin") and its shareholders of the terms of the Agreement and Plan of Merger dated as of April 1, 1998 ("Agreement") between Enfin and Second Bancorp Incorporated ("Second"). The Agreement provides for the merger of Enfin with and into Second (the "Merger").

         The financial terms of the Agreement provide for each outstanding share of Enfin common stock to be converted into shares of Second common stock. The number of shares of Second stock into which each Enfin share will be converted shall be equal to .95 (the "Exchange Ratio"). Provided, however, if the Second Closing Price, as defined in the Agreement is less than $24.75, the Exchange ratio shall equal $23.51 divided by the Second Closing Price; and if the Second Closing Price is greater than $30.25 the Exchange Ratio shall equal $28.74 divided by the Second Closing Price. In no event shall the Exchange Ratio be greater than 1.069 or, in the event of an announced change of control transaction, shall the Exchange Ratio be less than .718. The Board of Directors maintains certain termination rights if the Second Closing Price is less than $20.00.

         In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of Enfin and Second, including but not limited to the following: (i) the Agreement; (ii) the audited financial statements of Enfin and Second for the periods ending December 31, 1994 through 1997 and the unaudited financial statements of Enfin and Second for the three months ending March 31, 1998; (iii) certain other publicly available information regarding Enfin and Second; (iv) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Enfin and Second; (v) the financial terms, to the extent publicly available, of certain comparable transactions; and (vi) such other analysis and information as we deemed relevant.

         In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by Enfin or Second, and have instead relied upon representations and information concerning loans of Enfin and Second in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to Enfin or Second, or to Enfin shareholders receiving Second stock. In addition, we have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Enfin and its shareholders.

         Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Enfin and its shareholders.

         For our services in rendering this opinion, Enfin will pay us a fee and indemnify us against certain liabilities.

                                              /s/ Austin Associates, Inc.
                                              ---------------------------
                                              Austin Associates, Inc.

                                     ANNEX C

                                OHIO REVISED CODE
                      TITLE XVII CORPORATIONS-PARTNERSHIPS
                      CHAPTER 1701: GENERAL CORPORATION LAW

SECTION 1701.85   QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.
         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment for a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in the case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or appointed as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, a fair cash value as to those shareholders shall be determined as of the date prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

                  (c) the dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or jointed in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     ANNEX D


                           ACQUIRING PERSON STATEMENT

1. The identity of the "Acquiring Person" is Second Bancorp Incorporated, a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Acquiring Person").

2. This Acquiring Person Statement is being given by the Acquiring Person pursuant to Section 1701.831 of the Ohio Revised Code

3. The number of common shares, $10.00 stated value, of Enfin, Inc., a corporation organized and existing under the laws of the State of Ohio and a bank holding company, owned, directly or indirectly, by the Acquiring Person on the date of this statement is: None.

4. The range of voting power, described in division (Z)(1) of Section 1701.01 of the Ohio Revised Code, under which the proposed control share acquisition will, if and on the date it is consummated, fall is:
         (c) a majority or more of such voting power.

5. The proposed control share acquisition is to be consummated on the terms contained in the Plan Agreement and Plan of Merger (the "Agreement"), a copy of which is attached to the Proxy Statement of Enfin dated _______ __, 1998 as Annex A.

6. The acquiring Person hereby represents that the proposed control share acquisition, if consummated in accordance with the terms of the Agreement, will not be contrary to law and hereby further represents that the Acquiring Person has the financial capacity to make the proposed control share acquisition.

IN WITNESS WHEREOF, the undersigned has caused this Acquiring Person Statement to be executed and delivered to Enfin, Inc. this ___ day of ________, 1998.


                                                     SECOND BANCORP INCORPORATED


                                                     By: ______________________
                                                         Name:
                                                         Title:

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         See "DESCRIPTION OF SECOND BANCORP SHARES - Director and Officer Liability and Indemnification" included in the Prospectus/Proxy Statement portion of this Registration Statement.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Document                                                                   Exhibit     Document Reference
--------                                                                   -------     ------------------

Agreement and Plan of Merger (excluding exhibits) dated April 1, 1998, by and between Second Bancorp Incorporated and Enfin, Inc. (set forth as Annex A to the Prospectus/Proxy Statement included in this
   Registration Statement)..............................................    2.1        Included as Annex A
Agreement and Plan of Merger (excluding exhibits) dated as of May 4,
   1998, by and between Second Bancorp Incorporated and Trumbull
   Financial Corporation................................................    2.2        Incorporated by Reference (1)
Amended Articles of Incorporation of Second Bancorp Incorporated........    3.1        *
Code of Regulations of Second Bancorp Incorporated......................    3.2        Incorporated by Reference(2)
Stock Option Agreement, dated as of May 4, 1998, by and between Second
   Bancorp Incorporated and Trumbull Financial Corporation..............    4.1        Incorporated by Reference (1)
Description of Second Bancorp Incorporated's common shares..............    4.2        Incorporated by Reference(3)
Form of opinion of Vorys, Sater, Seymour and Pease LLP as to the
   legality of the securities being issued..............................    5          *
Form of opinion of Vorys, Sater, Seymour and Pease LLP as to
   tax matters..........................................................    8          **
Amended Stock Option Incentive Plan.....................................    10.1       Incorporated by Reference(2)
Form of Incentive Stock Option Agreement................................    10.2       Incorporated by Reference(2)
Stock Appreciation Rights Agreement by and between Second Bancorp
   Incorporated and Alan G. Brant, dated April 1, 1987, as amended......    10.3       Incorporated by Reference(2)
Form of Amendment to April 1, 1987 Stock Appreciation Rights Agreement
   by and between Second Bancorp Incorporated and Alan G. Brant,
   effective December 18, 1996..........................................    10.4       Incorporated by Reference(5)
Employment Agreement by and between Second Bancorp Incorporated and Alan
   G. Brant, dated April 1, 1985........................................    10.5       Incorporated by Reference(2)
Amendments to Employment Agreement by and between Second Bancorp
   Incorporated and Alan G. Brant, dated April 1, 1985..................    10.6       Incorporated by Reference(4)
Consulting Agreement by and between Second Bancorp Incorporated and Alan
   G. Brant, dated April 1, 1985........................................    10.7       Incorporated by Reference(2)
Amendment to Consulting Agreement by and between Second Bancorp
   Incorporated and Alan G. Brant, dated April 1, 1985..................    10.8       Incorporated by Reference(4)
Deferred Compensation Agreement between Second Bancorp Incorporated and
   Alan G. Brant, dated November 9, 1995................................    10.9       Incorporated by Reference(4)
Lease Agreement between Arden Associates Limited Partnership and The
   Second National Bank of Warren, dated October 1, 1979................    10.10      Incorporated by Reference(2)
Amendment to Lease Agreement between Arden Associates Limited
   Partnership and the Second National Bank of Warren...................    10.11      Incorporated by Reference(4)
Form of Amended Management Severance Agreement with executive officers..    10.12      Incorporated by Reference(4)
Subsidiaries of Second Bancorp Incorporated.............................    21         Incorporated by Reference(5)
Consent of Ernst & Young LLP (with respect to Second Bancorp
   Incorporated)........................................................    23.1       *

Consent of Crowe Chizek and Company LLP (with respect to Enfin, Inc.)...    23.2       *
Consent of Crowe Chizek and Company LLP (with respect to Trumbull
   Financial Corporation)...............................................    23.3       *
Form of Consent of Austin Associates, Inc...............................    23.4       *
Consent of Vorys, Sater, Seymour and Pease LLP (with respect to its
   opinion relating to the legality of the securities being issued).....    23.5       Included in Exhibit 5
Consent of Vorys, Sater, Seymour and Pease LLP (with respect to tax
   Opinion).............................................................    23.6       Included in Exhibit 8
A power of attorney where various individuals authorize the signing of their names to any and all amendments to this registration Statement and other documents submitted in connection herewith is contained on the first page of the signature pages following Part II of this
   Registration Statement...............................................    24         Included in Part II of Registration
                                                                                       Statement on page II-4
Form of Fairness Opinion of Austin Associates, Inc. (set forth in
   Annex B to the Prospectus/Proxy Statement included in this
   Registration Statement)..............................................    99.1       Included in Annex B
Form of Proxy Card......................................................    99.2       *
Form of  Letter to Enfin, Inc. Shareholders.............................    99.3       *
Form of Notice of Special Meeting of Enfin, Inc. Shareholders...........    99.4       *
Form of Acquiring Person Statement (set forth in Annex D to the
   Prospectus/Proxy Statement included in this Registration Statement)..    99.5       Included as Annex D
Form of Notice for the Separate Special Meeting of Enfin, Inc.
   Shareholders to satisfy the requirements of the Ohio Control Share
   Acquisition Statute..................................................    99.6       *
Form of Proxy to be used in connection with the Separate
   Special Meeting of Enfin, Inc. Shareholders to satisfy the
   requirements of the Ohio Control Share Acquisition Statute...........    99.7       *

-----------------------------
*Filed herewith.
**To be filed by amendment.

(1) Filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form S-4, Registration No. 333-__________.

(2) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

(3) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-4 (Registration No. 33-09239) under the caption "Description of Holding Shares" as filed on October 2, 1986, including all amendments filed for the purpose of updating such information.

(4) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

(5) Incorporated by reference to the exhibit filed with the Registrant's Annual Report on Form 10-K filed for the year ended December 31, 1997.

UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be initial bona fide offering thereof.

         (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (6) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be present by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registrant statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on June 10, 1998.

                                        SECOND BANCORP INCORPORATED

                                        /s/ Alan G. Brant
                                        ---------------------------------------
                                        By:  A.G. Brant, Chairman and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ALAN G. BRANT his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ Alan G. Brant.                                   Date:  June 10, 1998
--------------------------------------------
Alan G. Brant
Chairman and President

Principal Financial Officer and Principal Accounting Officer:

/s/ David L. Kellerman                               Date:  June 10, 1998
--------------------------------------------
David L. Kellerman
Chief Financial Officer and
Principal Accounting Officer

/s/ John C. Gibson, Sr.                              Date:  June 10, 1998
--------------------------------------------
John C. Gibson, Sr., Director

/s/ John A. Anderson                                 Date:  June 10, 1998
--------------------------------------------
John A. Anderson, Director

/s/ Robert J. Webster                                Date:  June 10, 1998
--------------------------------------------
Robert J. Webster, Director

/s/ Norman C. Harbert                                Date:  June 10, 1998
--------------------------------------------
Norman C. Harbert, Director

/s/ John L. Pogue.                                   Date:  June 10, 1998
--------------------------------------------
John L. Pogue, Director

/s/ Raymond John Wean, III                           Date:  June 10, 1998
--------------------------------------------
Raymond John Wean, III, Director